As filed with the Securities and Exchange Commission on May 31, 2024

File No. 000-56652

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

To

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

AGL PRIVATE CREDIT INCOME FUND LP

(Exact name of registrant as specified in charter)

Delaware	83-1656668
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

535 Madison Avenue, 24th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 973-8600

(Registrant’s telephone number, including area code)

with copies to:

Thomas J. Friedmann, Esq.

David P. Bartels, Esq.

Thomas J. Cheeseman, Esq.

Dechert LLP

100 Oliver Street,

Boston, MA 02110

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
None	N/A

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

Common Shares of Beneficial Interest, par value $0.001 per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

AGL Private Credit Income Fund LP is filing this Amendment No. 1 to its registration statement on Form 10, or the Registration Statement, under the Securities Exchange Act of 1934, as amended, or the Exchange Act, on a voluntary basis in connection with its election to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended, or the “1940 Act,” and in order to provide current public information to the investment community. Once this Registration Statement is effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. The Fund is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. As a result, the Fund is eligible to take advantage of certain reduced disclosure and other requirements that are otherwise applicable to public companies including, but not limited to, not being subject to the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. See “Item 1. Business — Emerging Growth Company.” We do not know if such status will make our Common Shares less attractive to investors.

In this Registration Statement, unless otherwise specified, the terms:

•

The “Fund,” “we,” “us,” and “our” refer to AGL Private Credit Income Fund LP, a Delaware limited partnership that will convert to a Delaware statutory trust to be named AGL Private Credit Income Fund in connection with its election to be regulated as a BDC and the commencement of its operations;

•	“Administrator” refers to AGL US DL Administrator LLC;

•	“Administration Agreement” refers to the Administration Agreement between the Fund and the Administrator;

•	“Adviser” refers to AGL US DL Management LLC;

•

“AGL” refers to AGL Credit Management LLC collectively with any of its consolidated subsidiaries or joint ventures whose equity securities or whose subordinated notes or other interests that constitute the economic equity therein, as applicable, are directly or indirectly majority-owned by AGL and each individually an “AGL Party”;

•	“Barclays” refers to Barclays Bank PLC;

•	“Barclays Cooperation Agreement” refers to the cooperation agreement between AGL and Barclays;

•

“Board” and “Trustees” refers to the Fund’s board of directors, prior to the Fund’s conversion to a Delaware statutory trust and board of trustees following the Fund’s conversion to a Delaware statutory trust, and the members thereof;

•

“Common Shares” refers to the Fund’s common shares of beneficial interest purchased by the shareholders, together with partnership interests issued by the Fund prior to its conversion to a Delaware statutory trust;

•

“Declaration of Trust” refers to the Fund’s amended and restated declaration of trust, as amended or restated from time to time, which shall be filed with the State of Delaware upon the Fund’s conversion into a Delaware statutory trust, in connection with its election to be regulated as a BDC and the commencement of its operations;

•	“Investment Advisory Agreement” refers to the Investment Advisory Agreement between the Fund and the Adviser;

•	“Other AGL Accounts” refers to public and private AGL managed funds and accounts other than the Fund; and

•	“Private Credit” means loans, bonds and other credit and related instruments that are issued in private offerings or issued by private companies.

•	We have no operating history.

•

You should not expect to be able to sell your Common Shares regardless of how we perform. See “Item 1A. Risk Factors – Our Securities – Our Common Shares will be subject to significant transfer restrictions, and an investment in our Common Shares generally will be illiquid.”

•

You should consider that you may not have access to the money you invest for an extended period of time. See “Item 1A. Risk Factors – Our Securities – Our Common Shares will be subject to significant transfer restrictions, and an investment in our Common Shares generally will be illiquid.”

•

We do not intend to list our Common Shares on any securities exchange, and we do not expect a secondary market in our Common Shares to develop prior to any listing. Thus, an investment in the Fund may not be suitable for investors who may need the money they invest in a specified timeframe. See “Item 1A. Risk Factors – Our Securities – Our Common Shares will be subject to significant transfer restrictions, and an investment in our Common Shares generally will be illiquid.”

•

Many of the portfolio companies in which the Fund expects to make investments are likely to be susceptible to economic slowdowns or recessions. See “Item 1A. Risk Factors – Our Securities – Potential impact of economic recessions or downturns.”

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We intend to implement a Share Repurchase Program, but only a limited number of Common Shares will be eligible for repurchase and repurchases will be subject to available liquidity and other significant restrictions. See “Item 1A. Risk Factors – Our Securities – Our Common Shares will be subject to significant transfer restrictions, and an investment in our Common Shares generally will be illiquid.”

•

We cannot guarantee that we will make distributions, and we cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. See “Item 1A. Risk Factors— Our Securities – There is a risk that investors in our equity securities may not receive distributions or that our distributions may not grow over time and that investors in our debt securities may not receive all of the interest income to which they are entitled.”

•

We expect to use leverage, which will magnify the potential for loss on amounts invested in us and may increase the risk of investing in us. The risks of investment in a highly leveraged fund include volatility and possible distribution restrictions. See “Item 1A. Risk Factors—Our Business and Structure—We may borrow money, which may magnify the potential for gain or loss and may increase the risk of investing in us.”

•

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Shares less attractive to investors. See “Item 1A. Risk Factors—Legal and Regulatory—We are subject to risks related to being an “emerging growth company.”

•

We may invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be illiquid and difficult to value. See “Item 1A. Risk Factors—Our Investments—Our investments will be very risky and highly speculative.

•	An investment in us is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks inherent in an investment in us.

•	We intend to invest primarily in privately-held companies for which very little public information exists.

FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “project,” “estimate,” “believe,” “continue” or the negatives thereof or other similar words. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward- looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate and our actual results, performance and achievements may be materially different from that expressed or implied by these forward- looking statements. In light of the significant uncertainties inherent in these forward looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

You should carefully review the “Item 1A. Risk Factors” section of this Registration Statement for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

We have based the forward-looking statements included in this Registration Statement on information available to us on the date of the filing of this Registration Statement. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. You are advised to consult any additional disclosures that we make directly to you or through reports that we in the future file with the Securities and Exchange Commission, or SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. This Registration Statement contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data.

You should understand that, under Sections 27A(b)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E(b)(2)(B) of the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to the forward-looking statements made in this Registration Statement or in periodic reports we will file under the Exchange Act upon effectiveness of this Registration Statement.

ITEM 1. BUSINESS.

AGL Private Credit Income Fund LP

We are a Delaware limited partnership formed on January 18, 2024, and will convert to a Delaware statutory trust to be named AGL Private Credit Income Fund in connection with our election to be regulated as a BDC and the commencement of our operations. Unless otherwise noted, the terms “we,” “us,” “our” and the “Fund” refer to AGL Private Credit Income Fund LP prior to the conversion, and AGL Private Credit Income Fund on and after the conversion. We are a newly formed, externally managed, non-diversified, closed-end management investment company that intends to elect to be regulated as a BDC under the 1940 Act. We are managed by AGL US DL Management LLC (the “Adviser”). The Adviser is an affiliate of AGL. The Adviser is a limited liability company that is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser oversees the management of our activities and is responsible for making investment decisions with respect to our portfolio.

We also intend to elect to be treated, and intend to qualify annually thereafter, as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”). We intend to be a private, perpetual-life BDC, which is a BDC whose common shares are not listed – and are not expected in the future to be listed – on a stock exchange or other securities market. As such, we use the term “perpetual-life BDC” to describe an investment vehicle of indefinite duration, whose common shares of beneficial interest are intended to be sold by the BDC on a continuous basis at a price equal to the BDC’s net asset value (“NAV”) per Common Share.

Our investment objective is to generate attractive risk-adjusted returns, primarily through current investment income and, to a lesser extent, capital appreciation, while limiting volatility. We intend to deploy sophisticated investment and risk management techniques to minimize interest rate, macroeconomic, concentration and other risks, while generating predictable yield and consistent credit performance across economic cycles.

Our principal investment strategy focuses on creating well-balanced portfolios of directly originated, floating rate senior secured investments in U.S. companies, including primarily first lien senior secured and unitranche loans. As deemed appropriate by our Adviser, we may also invest in second lien loans, unsecured debt, subordinated debt and other investments (which may include certain equity investments or investments in more liquid instruments). We believe the Private Credit markets offer a sound backdrop for investing success, with secular growth in demand from borrowers, a structural illiquidity premium benefitting lenders and sufficient market depth to permit effective selection of assets across economic cycles. Generally, we expect to originate our investments to large borrowers, where we consider the balance of investment opportunities and risk-adjusted returns to be most favorable over time.

Under normal circumstances, we will invest at least 80% of our net assets plus borrowings for investment purposes in “Private Credit” investments. “Private Credit” investments are loans, bonds and other credit and related instruments that are issued in private offerings or issued by private companies. Derivative instruments will be counted towards the 80% policy to the extent they have economic characteristics similar to credit obligations. The Fund’s 80% policy with respect to investments in debt instruments is not fundamental and may be changed by our Board without shareholder approval. Shareholders will be provided with sixty (60) days’ notice in the manner prescribed by the SEC before making any change to this policy.

AGL has entered into a cooperation agreement (the “Barclays Cooperation Agreement”) with Barclays Bank PLC (“Barclays”). Under the Barclays Cooperation Agreement, AGL, the Adviser and Barclays have agreed to make available to Barclays’ existing and prospective client base AGL’s Private Credit solutions, through the Fund and other public and private AGL managed funds and accounts (the “Other AGL Accounts”), alongside Barclays’ large and highly capable investment banking platform offerings. The Barclays Cooperation Agreement is more fully described under the heading “Investment Objective and Strategy”.

Through the Adviser, we have access to the extensive resources, expertise and investment capabilities in senior secured credit investing of the AGL platform, including AGL’s dedicated Private Credit team. In addition, we and the Other AGL Accounts benefit from the market access and deep relationships of Barclays’ network through the Barclays Cooperation Agreement. AGL’s Private Credit team is dedicated to sourcing and underwriting directly originated investment opportunities. Taylor Boswell, AGL’s Head of Private Credit and Chief Investment Officer, Private Credit, Emily Knickel, AGL’s Head of Private Credit Origination, David Richman and Jeff Rosen lead the Private Credit team. Mr. Boswell, Ms. Knickel, Mr. Richman and Mr. Rosen average nearly 22 years of relevant experience. Mr. Boswell previously served as the Chief Investment Officer and Head of Direct Lending at the Carlyle Group. Ms. Knickel previously served as the Head of Barclays Investing & Lending Solutions (“ILS”), Barclays’ former internal Private Credit business. Subsequent to AGL’s entry into the Barclays Cooperation Agreement, the members of the ILS team joined AGL and are no longer employed by or affiliated with Barclays. In pursuing investment opportunities, the Private Credit team will benefit from the extensive resources and expertise of the full AGL platform as well as access to Barclays’ network through the Barclays Cooperation Agreement. Mr. Richman, a Managing Director on the Private Credit team, joined AGL from the Carlyle Group where he was the Deputy Chief Investment Officer for Direct Lending. Mr. Rosen, a Managing Director on the Private Credit team, joined AGL from Apollo Global Management, which he joined in 2009, having previously served as the Global Corporate Credit head of investing in the Technology, Media and Telecom sectors. We believe the powerful combination of the Barclays’ relationship and AGL’s significant internal capabilities and resources create a compelling competitive advantage compared to the resources available to other direct lending platforms.

Certain investors have agreed with the Adviser that they will receive certain information regarding the Fund’s investments for their own internal purposes including record keeping and information purposes. Any such information received by such investors will be subject to confidentiality restrictions that prohibit the receiving investors from sharing or using such information for anything other than their own internal purposes. Any investor receiving such information has been informed that the confidentiality provisions are designed, among other things, to comply with Regulation FD.

We deploy a rigorous, systematic and consistent investment process when evaluating potential Private Credit opportunities. We utilize a number of frameworks and methods throughout the underwriting and portfolio construction processes, including a multi-channel origination engine and AGL’s proprietary 10-dimensional balanced portfolio construction framework (the “10-D Portfolio Construction Framework”) to build competitively advantaged investment portfolios. In addition, we utilize highly sophisticated risk management approaches, focused on creating portfolios that are well-balanced across a variety of standard and non-standard risk factors. Our investment process and risk management approaches are informed by the decades of collective credit investing experience of our senior management, which we believe differentiate the AGL platform from its competitors.

Overview of AGL

AGL is an SEC registered investment adviser, specializing in corporate senior secured credit investing with approximately $14.3 billion in assets under management (“AUM”) as of March 31, 2024. AGL was founded by Peter Gleysteen in 2018 with the backing of a group of sophisticated institutions and other investors. AGL is led by a highly experienced team, with Mr. Gleysteen as Chief Executive Officer and Chief Investment Officer. Members of AGL’s senior management and key investment professionals average over 30 years’ experience in credit markets. Mr. Gleysteen has over 48 years of experience in credit, especially non-investment grade loans, including 26 years at JPMorgan Chase & Company culminating in his roles as a senior leader of leveraged finance and loan syndications, including Head of Global Syndicated Finance from 1987 to 2000, and Chief Credit Officer in 2000. In 2005 he founded CIFC LLC (“CIFC”), which over the ensuing 11 years became – and remains – a large, global alternative credit investment manager.

Overview of the Adviser

AGL US DL Management LLC, a Delaware limited liability company, serves as the Adviser and is a registered as an investment adviser with the SEC. Subject to the supervision of the Board of the Fund, a majority of which is made up of Trustees that are not “interested persons,” as defined in Section 2(a)(19) of the 1940 Act, of the Fund or the Adviser, the Adviser manages the day-to-day operations of the Fund and provides the Fund with investment advisory and management services. In this capacity, the Adviser is responsible for sourcing and screening potential investments, conducting due diligence on prospective investments, analyzing investment opportunities, structuring investments, and monitoring the portfolio on an ongoing basis.

Under a resource sharing agreement (the “Resource Sharing Agreement”) between AGL and the Adviser, AGL will make a portion of the time and efforts of investment professionals on the Investment Committee (as defined below) available to the Adviser for purposes of completing the services provided by the Adviser under the Investment Advisory Agreement.

As a registered investment adviser under the Advisers Act, the Adviser is required to file a Form ADV with the SEC. Form ADV contains information about assets under management, types of fee arrangements, types of investments, potential conflicts of interest and other relevant information regarding the Adviser. A copy of Part 1 and Part 2A of the Adviser’s Form ADV is available on the SEC’s website (www.adviserinfo.sec.gov).

The Fund and the and the Adviser have applied for an exemptive order from the SEC that permits us, among other things, to co-invest with certain other persons, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates (“Affiliated Funds”), subject to certain terms and conditions.

The Administrator

In its capacity as the Administrator, AGL US DL Administrator LLC, a wholly-owned subsidiary of AGL, serves as the administrator of the Fund (in such capacity, the “Administrator”). Subject to the supervision of the Board, a majority of which is made up of independent Trustees, the Administrator and its affiliates will provide the administrative services necessary for the Fund to operate, including the provision or supervision of administrative and compliance services, and the Fund will utilize the Administrator’s office facilities, equipment and recordkeeping services. The Fund has agreed to reimburse the Administrator for all reasonable costs and expenses and our allocable portion of compensation of certain of the Administrator’s personnel and the Administrator’s overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in providing non-advisory services, facilities and personnel and performing its administrative obligations, as provided by the Administration Agreement. In addition, subject to the approval of the Board, the Administrator may delegate its duties under the Administration Agreement to affiliates or third parties, and we will reimburse the expenses of these parties incurred directly and/or reimburse such expenses if paid by the Administrator on the Fund’s behalf.

Market Opportunity

The leveraged lending market consists primarily of three main markets (i) the high yield bond market, which typically includes unsecured notes that pay a fixed rate coupon, (ii) the broadly syndicated leveraged loan market, which typically includes secured, floating rate loans, and (iii) the Private Credit market, which also generally includes secured, floating rate loans. Each of these markets is large and a key source of capital in the United States for leveraged buyouts, corporate M&A-related transactions, balance sheet recapitalizations, debt refinancing and other general corporate purposes.

High yield and broadly syndicated loan financings (together, “Traditional Leveraged Finance Markets”) are typically arranged by investment banks and distributed to a wide variety of investors. Private Credit financings are typically directly originated by lenders through relationships with private equity sponsors and the borrowers themselves and are negotiated directly between those counterparties. As a result, Private Credit loan documentation often features more restrictive structural protections and terms. In addition, issuers in Traditional Leveraged Finance Markets are generally rated by credit rating agencies, such as Moody’s and Standard & Poor’s, and their wide distribution facilitates liquid trading in secondary markets. Private Credit transactions, on the other hand, do not require public credit ratings and are generally held by a relatively small group of lenders until repayment.

We believe the Private Credit market provides a number of potential advantages to borrowers compared to the legacy leveraged lending markets. Traditional Leveraged Finance Markets are subject to syndication processes, whereby intermediaries operate between prospective borrowers and diverse groups of potential lenders. Also, these financings are often subject to “price flex” at the underwriter’s discretion, as a result of which the price of a loan can change during syndication based on investor appetite and market conditions. This results in significant execution and pricing uncertainty for issuers of high-yield notes and broadly syndicated leveraged loan borrowers. In addition, such borrowers often end up with unknown and fragmented lenders, which increases uncertainty and operational complexity for borrowers. In contrast, Private Credit transactions are typically negotiated directly between the borrower and lender or lenders. This direct negotiation, combined with the fact that Private Credit transactions are typically unrated, allows for greater price certainty, faster execution, enhanced confidentiality and stable lending relationships after closing, providing material advantages for Private Credit borrowers compared to issuers and borrowers in Traditional Leveraged Finance Markets.

Private Credit markets have grown significantly since the global financial crisis of 2008. From 2010 to 2023, Private Credit AUM grew at an approximately 14% compound annual growth rate to an estimated $1.6 trillion in 2023. We believe that this growth was driven by a number of factors, including those described above, and provides a sound backdrop for the success of our investment strategy. Moreover, we believe recent volatility in broadly syndicated markets for large financial institutions will accelerate these long-term trends, further enhancing our fundamental investment opportunity.

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Regulatory changes continue to drive demand toward Private Credit. Regulatory actions following the 2008 financial crisis, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, the federal bank regulatory agencies’ leveraged lending guidelines and Basel III regulatory capital framework, have substantially limited commercial banks’ willingness to originate and retain illiquid, non-investment grade credit commitments on their balance sheets, particularly with respect to larger borrowers. These trends contributed to institutional investors, as opposed to banks, originating over 70% of primary leveraged loan issuance in the United States in 2023. This compares to roughly 25% of U.S. primary leveraged loan issuance in 2000.[1]

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Private Credit markets are capturing market share from traditional broadly syndicated and high yield markets. We believe the Private Credit market is now perceived to be a viable and important alternative solution for borrowers of all sizes, including the large institutions that formerly favored Traditional Leveraged Finance Markets. As private credit markets have grown, they have also taken market share from the broadly syndicated and high yield markets, due to the relative speed and certainty of execution provided by private lenders as well as the regulatory-driven reduction in banks’ flexibility and risk appetite. These developments accelerated the migration of borrowers toward the Private Credit market. Private Credit lenders financed approximately 86% of LBO financings in 2023, up from 65% in 2021.[2]

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Increasing opportunity from larger borrowers seeking privately placed financing. In the early stages of the evolution of the Private Credit market, demand was driven by smaller borrowers’ inability to access Traditional Leveraged Finance Markets. However, as Private Credit demonstrated its capability to handle larger financings and the competitive advantages to borrowers of Private Credit financing,

[1]	Source: LCD | Pitchbook Interactive Volume Report as of December 31, 2023.
[2]	Source: Pitchbook | LCD Private Credit % Middle Market Quarterly Wrap 4Q23.

more and larger borrowers have adopted Private Credit financing solutions. We believe that as larger borrowers continue to gain awareness of the benefits of Private Credit, they will increasingly utilize Private Credit as opposed to the broadly syndicated market for their financings, further enhancing our ability to originate assets selectively.

We believe these factors provide a sound backdrop for the execution of our investment strategy and will allow us to reliably source attractive investment opportunities.

Potential Competitive Strengths

The Adviser believes that the Fund represents an attractive investment opportunity for prospective investors, distinguished by the following key characteristics:

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Attractive fundamental risk profile of target investments in large borrower Private Credit. We intend to focus on large Private Credit borrowers. We define “large” as having annual EBITDA in excess of $200 million, and “upper middle market” as having annual EBITDA between $75 million and $200 million. We expect to construct our portfolio primarily of senior secured first lien loans, which have inherently attractive investment attributes as they typically are borrowers’ most senior obligations, are generally structured as floating rate, cash interest instruments, have strong lender protection provisions, and are secured by a borrower’s assets. Our target borrowers will have a defensive profile, with track records of consistent earnings/cash flow as well as substantial valuation coverage (loan-to-value ratios generally around 50%). In addition, we believe our large borrower focus offers a combination of demand growth not tied to economic cycles, enhanced risk-adjusted yields and favorable credit characteristics compared to smaller borrowers which – in our view – often have material concentration risks and other risks. We believe our differentiated approach to targeting investments, including the Barclays Cooperation Agreement, provides us with a sophisticated and robust capability to generate attractive risk-adjusted returns for our investors.

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Supportive Private Credit market conditions create sound backdrop for investing. We believe the current Private Credit markets offer a sound backdrop for investing success, with growing demand from borrowers, a structural illiquidity premium benefitting lenders, and sufficient market depth to allow us to invest selectively throughout economic cycles. The Private Credit market has grown substantially since the global financial crisis of 2008, reaching an estimated $1.6 trillion in AUM in 2023. We expect growth in these markets to continue based on the benefits to borrowers of utilizing Private Credit, general trends in the financing markets and regulatory changes, among other factors. These advantages and underlying trends have fostered increased understanding and acceptance of Private Credit financing as an attractive alternative to broadly syndicated loan financing. Moreover, recent volatility in traditional funding markets, including those utilized by large financial institutions, has accelerated the long-term transition to Private Credit, and we expect this trend to continue to drive our fundamental investment opportunity.

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Competitively advantaged origination engine intended to foster a differentiated portfolio profile. To further our investment strategy, AGL entered into the Barclays Cooperation Agreement. Through this Agreement, AGL’s Private Credit lending capabilities will be made available to prospective borrowers as alternatives to traditional liquid market debt financing solutions provided at scale through Barclays’ investment banking platform. We believe such broad and early access to transactions will enable us to source a variety of lending opportunities, to anticipate the needs of borrowers and to underwrite our loans conservatively and rigorously. Barclays – and its predecessor entities – have operated continuously since 1690 and, as of March 31, 2024, Barclays had approximately 1,000 investment bankers across its U.S. platform. Barclays has a leading market position in U.S. leveraged finance capital markets, as reflected by its overall ranking in the top five among underwriters of leveraged loans from 2019 to 2023 according to Bloomberg Global Capital Markets League Tables. Barclays has agreed to refer to our Adviser any qualifying Private Credit opportunities that are presented to Barclays. In conjunction with such referrals, the AGL team will be able to utilize Barclays’ market data, presence and knowledge to put together attractive borrowing options for potential portfolio companies. Despite our expected close collaboration with Barclays in the early stages of any transaction, AGL will retain sole responsibility over its deal and structuring terms, and all decisions by our Adviser’s investment committee will be subject to AGL’s rigorous, systematic and consistent investment process. We expect to supplement deal flow opportunities accessed through the Barclays Cooperation Agreement with opportunities sourced directly by the AGL platform, whether from our dedicated Private Credit investment team or AGL’s prominent role in leveraged finance capital markets. We believe that originating investments through multiple channels will balance our sourcing channels and ensure we capture the broadest possible mix of investment opportunities, allowing us to optimize our investment selections to preserve capital and drive attractive risk-adjusted returns.

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Rigorous credit selection and underwriting process. We deploy a rigorous, systematic and consistent investment process when evaluating potential Private Credit opportunities. Our investment process is informed by our senior investment team’s decades of collective credit investing expertise, which we believe represents significant differentiation compared to competitive offerings. When evaluating a potential investment, we expect to scrutinize the prospective borrower against a list of robust investment criteria, including leverage parameters, strength and predictability of free cash flow, defensibility of competitive positioning, secular industry growth trajectory, and intra-portfolio balance and risk contribution. We utilize a consistent, rigorous and intentionally designed Credit Assessment Framework to inform our investment selection.

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Continuous emphasis on portfolio balance via 10-D Portfolio Construction Framework. We deploy our “10-D Portfolio Construction Framework” to build what we believe are competitively advantaged investment portfolios which are balanced across multiple factors. We actively seek exposure to a wide variety of attractive fundamental investment profiles to limit intra-portfolio correlations across various standard and non-standard factors. We assess each individual asset for inclusion in the portfolio based not only on its specific attributes, but also on how it would contribute to – or detract from – the collective exposure of the existing portfolio. With this perspective, we seek to size positions based on incremental risk contribution across factors as well as on assessed risk of capital loss. We rigorously and consistently apply this proprietary methodology, which is informed by the long tenure and experience of our senior investment team. We believe our 10-D Portfolio Construction Framework and our focus on balanced portfolio construction is not only differentiated, but also reduces portfolio-wide risk and limits investment volatility through economic cycle.

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Proactive and sophisticated approach to portfolio monitoring and risk management. We view portfolio monitoring and risk management as vital to the investment process. This includes the continuous review of our borrowers through multiple layers of risk review and oversight. Our structured risk management approach considers internal perspectives, external competitor analysis and sector or macroeconomic developments of consequence. We utilize sophisticated and proactive risk management approaches with an objective to both monitor and manage position and portfolio level risks.

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Experienced senior leadership team, supported by a deep bench of dedicated Private Credit investment professionals and supporting infrastructure. AGL is led by a highly experienced team, with Mr. Gleysteen as Chief Executive Officer and Chief Investment Officer. Members of AGL’s senior management and key investment professionals average over 30 years of experience in credit markets. Mr. Gleysteen has over 48 years of experience in credit, especially in non-investment grade loans, including 26 years at JPMorgan Chase & Company culminating in his roles as a senior leader of leveraged finance and loan syndications, including Head of Global Syndicated Finance from 1987 – 2000, and Chief Credit Officer in 2000. In 2005 he founded CIFC, which over the ensuing 11 years became – and remains – a large, global alternative credit investment manager.

AGL’s Private Credit team is led by Taylor Boswell, Emily Knickel, David Richman and Jeff Rosen, who average nearly 22 years of relevant experience. Mr. Boswell, AGL’s Head of Private Credit and Chief Investment Officer, Private Credit, previously served as Chief Investment Officer and Head of Direct Lending at the Carlyle Group, a leading player in private credit markets. Ms. Knickel, AGL’s Head of Private Credit Origination,

previously served as the Head of Barclays ILS, Barclays’ internal private credit effort, the members of which have left Barclays and joined AGL concurrent with AGL, the Adviser and Barclays entering into the Barclays Cooperation Agreement. Mr. Richman, a Managing Director on the Private Credit team, joined AGL from the Carlyle Group where he was the Deputy Chief Investment Officer for Direct Lending. Mr. Rosen, a Managing Director on the Private Credit team, joined AGL from Apollo Global Management, which he joined in 2009, having previously served as the Global Corporate Credit head of investing in the Technology, Media and Telecom sectors.

Investment Objective and Strategy

Our investment objective is to generate attractive risk-adjusted returns, primarily through current investment income and, to a lesser extent, capital appreciation, while limiting volatility. We intend to deploy sophisticated risk management techniques to minimize interest rate, macroeconomic, concentration and other risks, while generating predictable yield and consistent credit performance across the economic cycle.

Our principal investment strategy focuses on creating well-balanced portfolios of directly originated, floating rate senior secured investments to U.S. companies, including primarily first lien senior secured and unitranche loans. As deemed appropriate by our Adviser, we may also invest in second lien loans, unsecured debt, subordinated debt and other investments (which may include certain equity investments or investments in more liquid instruments). We believe the Private Credit markets offer a sound backdrop for investing success, with secular growth in demand from borrowers, a structural illiquidity premium benefitting lenders and sufficient market depth to permit effective selection of assets through the economic cycle. Generally, we expect to focus our investments with large borrowers, where we consider the balance of opportunities and risk to be most favorable over time.

We expect to construct our portfolio primarily of senior secured first lien loans. Our target borrowers will have a defensive profile, with track records of consistent earnings/cash flow as well as substantial valuation coverage (loan-to-value ratios generally around 50%). While there is inherent risk in investing in any investment, we believe senior secured loans represent an attractive investment opportunity as they typically benefit from their relative priority position, usually representing the most senior obligation in an issuer’s capital structure, and thus have a priority in payment among an issuer’s debt holders. Further, these investments are secured by the issuer’s assets, which may be liquidated in the event of a default, if necessary.

Senior secured loans are generally structured with floating-rate, cash interest coupons. Such interest payments can generate attractive return characteristics in high interest rate environments. In addition to the current income provided by the coupon, senior secured loans generally include other components which increase the lender’s total return, such as closing fees (typically in the form of original issue discounts and commitment fees, among others), call protection, and Secured Overnight Financing Rate (“SOFR”) (or similar interest rate) floors.

In addition, senior secured credit documentation typically contains various restrictive covenants and other creditor protections, including limitations on additional debt incurrence, the payment of dividends, the prepayment of junior indebtedness, and the disposition of collateral assets. We believe these covenants can prevent or minimize credit deterioration and provide strong downside protection. In certain cases, loans will also include financial maintenance covenants, as well as call protections and proactive, creditor-friendly default provisions, among other credit-enhancing structural items. Compared to other investment instruments, the documentation protections typically embedded in senior secured loans may materially reduce the risks associated with such investments.

From time to time, we may invest selectively in investment instruments outside of our principal investment focus, in particular when we believe such investments can enhance the overall risk/return profile for shareholders, offer what we consider to be compelling risk-adjusted returns, or help us meet our investment objectives. These may include second lien debt, unsecured debt, preferred equity or common equity. We may also selectively invest in equity tranches backed by portfolios of loans, receivables or other debt instruments or in certain structured finance instruments which the Adviser considers consistent with our investment objective and investment strategy. In addition, we may invest outside of the United States or in smaller borrowers, as well as invest in instruments that are either non-directly originated or more liquid securities which may enable us to take advantage of dislocated market conditions opportunistically or manage the overall liquidity profile of the portfolio (including around potential subscription or share repurchase events).

We expect to construct our portfolio primarily from loans made to upper middle market borrowers with $75+ million of annual earnings before interest, taxes, depreciation and amortization (“EBITDA”). We define “large” as having annual EBITDA in excess of $200 million, and “upper middle market” as having annual EBITDA between $75 million and $200 million. We believe this focus on large borrowers offers a favorable balance between investment opportunity and risk-adjusted returns over time and provides an opportunity to benefit from the increasing adoption of private credit solutions by large, sophisticated borrowers and debt advisors. As larger borrowers continue to look to the Private Credit market to obtain financing, the market is expected to continue to grow in size relative to the BSL market.

In order to source investment opportunities, we plan to utilize a multi-channel origination approach that will allow us to review investment opportunities from a variety of sources, including Barclays’ investment banking teams, direct relationships with financial sponsors and borrower management teams as well as the broader capital markets through syndicated transactions, where the AGL platform is firmly established.

We intend to make the majority of our investments in opportunities we directly originate through the Barclays Cooperation Agreement. Under the Barclays Cooperation Agreement, Barclays refers to our Adviser all qualifying Private Credit opportunities that are presented to them and provides our Adviser with exclusive access to deal flow originated by its investment banking platform. During the term of the Barclays Cooperation Agreement, Barclays will not enter into a comparable referral agreement for qualifying Private Credit opportunities with another asset manager. For those qualifying Private Credit opportunities, Barclays is obligated to refer the opportunity to AGL first and may refer to another party after either being informed that AGL will not pursue the opportunity or AGL fails to pursue the opportunity in a reasonable timeframe. The effects of this collaboration are two-fold. Our primary benefit is that we will be able to work with potential borrowers who are engaging with Barclays for investment banking services early in the deal process. As a result, we will have early access to diligence materials on prospective borrowers, as well as insight into the expected structure and evolution of each transaction. With this priority access, we expect to be well-positioned to present a borrowing package that addresses the idiosyncratic needs of a transaction and borrower, while providing scale and expertise that will allow us to provide managerial assistance to borrowers, consistent with the requirements of the 1940 Act. Secondarily, through the referral process, the AGL and Barclays teams will be able to exchange perspectives and ideas on market trends, emerging needs among Barclays’ clients, avenues for growth and differentiation of the AGL platform from other Private Credit institutions’ platforms, and other relevant aspects of the Private Credit business. We believe these interactions will foster a dynamic and collaborative relationship that will buttress the existing credit capabilities of AGL’s team. Overall, we believe that the Barclays Cooperation Agreement will assist our Adviser in creating an attractive platform for investors seeking exposure to Private Credit and present meaningful differentiation relative to our peers.

Barclays is a leading full-service, global investment bank, with broad market presence and highly ranked leveraged finance capability. Barclays has a leading market position in U.S. leveraged finance capital markets, as reflected by its overall ranking in the top five among underwriters of leveraged loans from 2019 to 2023 according to Bloomberg Global Capital Markets League Tables. We believe this dynamic relationship creates an attractive competitive advantage for us, allowing us access to a differentiated pipeline of origination deal flow. The Barclays Cooperation Agreement provides exclusive deal flow but does not create any investing or lending obligations for us, AGL or our Adviser, and we will make independent investment decisions, subject to the approval of AGL’s and our Adviser’s Investment Committee (defined herein). Additionally, as Barclays’ clients consider Private Credit solutions for their borrowing needs, we will serve as a valuable partner to Barclays, independently underwriting our loans and enabling Barclays to better serve its clients.

Barclays is a diversified global commercial and investment bank and conducts a broad range of financial businesses and provides a broad range of financial services to its customers, to issuers and to the various markets in which it transacts. Barclays may have conflicts of interest from time to time in the conduct of its ordinary businesses. At no time in connection with the arrangements described herein will Barclays provide any advisory service (whether investment advisory, accounting, financial, legal, tax or other), or have any fiduciary obligation, to, or act as a sponsor or promoter of, AGL, the Fund or to any investor in the Fund. No potential investor may assume, infer or imply that Barclays is acting, or will act, in an advisory or fiduciary capacity, or as a sponsor or promoter, at any time. At all times Barclays will be acting only, to the extent applicable, as a lender and investment bank and not as an adviser, sponsor or promoter.

We expect to invest in co-investment transactions with other AGL funds. See “Item 7. Certain Relationships and Related Transactions, and Director Independence —Potential Conflicts of Interest.”

Our investments are subject to a number of risks. See “Item 1A. Risk Factors.”

The Board

Overall responsibility for the Fund’s oversight will rest with the Board. The Board is composed of a majority of independent Trustees. We will enter into the Investment Advisory Agreement with the Adviser, pursuant to which the Adviser will manage the Fund on a day-to-day basis. The Board is responsible for overseeing the Adviser and other service providers in our operations in accordance with the provisions of the 1940 Act, the Fund’s bylaws (the “Bylaws”) and applicable provisions of state and other laws. The Adviser will keep the Board well informed as to the Adviser’s activities on our behalf and our investment operations and provide the Board information with additional information as the Board may, from time to time, request. The Board is currently composed of seven members, four of whom are Trustees who are not “interested persons” of the Fund or the Adviser as defined in the 1940 Act (“Independent Trustees”).

Investment Selection

We will employ a rigorous, transparent, and consistent investment selection, diligence and decision-making process. To accomplish this, we will rigorously apply loan selection eligibility criteria. These include but are not limited to assessments of:

•	Borrower ability to repay or refinance the loan in full, including under stress.

•	Appropriateness of the corporate and capital structures plus acceptable terms and documentation

•	Ability to achieve an appropriate risk-adjusted return.

The assessment of these factors will determine the risk ratings of the borrower, which will also utilize assessment sub-factors including, but not limited to, business profile, scale and measurements of leverage, including specific attributes and risks specific to the potential borrower in question. Additionally, loan facility level sub-factors will be included in risk ratings methodologies reflecting any relevant structural factors (such as structural seniority or subordination, as the case may be, super priority collateral, etc.).

A final consideration at the decisioning stage is a proposed loan’s potential effect on the balance and credit risk complexion of the portfolio in aggregate (as noted above). We believe the consistent, quantitative architecture and qualitative assessment of the investment selection, diligence and decision-making process creates meaningful differentiation relative to the investment processes employed by most other Private Credit asset managers. In addition, we expect to utilize external resources throughout the process, including Barclays, as part of the diligence process, enabled by our Adviser’s collaboration with Barclays’ banking teams and AGL’s industry-based research and portfolio management capabilities.

Investment Committee

The investment committee of the Fund (the “Investment Committee”) is comprised of Peter Gleysteen, Philip Capparis, Taylor Boswell, Emily Knickel, Brian Pilko and Robert Steelman, who bring substantial experience across many sectors and also serve on the Investment Committee of certain other funds managed or sponsored by AGL. The Investment Committee will be responsible for making all investment and disposition decisions subject to the supervision of the Board, a majority of which is made up of Independent Trustees. We believe that the extensive capabilities of AGL and of the Investment Committee, including their experience and reputation as leading credit investors, coupled with the opportunities afforded by the Barclays Cooperation Agreement, will provide the Fund with a significant competitive advantage in originating, underwriting and managing an attractive portfolio of investments.

Our Adviser is responsible for the overall management of our activities and is responsible for making investment decisions with respect to our portfolio. All new investments require the approval by a consensus of the Investment Committee. The members of the Investment Committee receive no direct compensation from the Fund. Such members may be employees or partners of our Adviser or its affiliates and may receive compensation or profit distributions from our Adviser or its affiliates.

Initial Investments

The Fund entered into multiple purchase agreements (as amended, the “Purchase Agreements”) with each of Barclays Bank PLC and Cliffwater Corporate Lending Fund (together, the “Financing Providers”) and an affiliate of the Adviser, whereby we have agreed, subject to certain conditions, to purchase certain assets from the Financing Providers as described below (collectively, the “Launch Transactions”). The Launch Transactions are designed to provide the Fund with a ramp-up period to build diversification and accelerate the ramp in the size of our investments to match our investment strategy.

Under the Purchase Agreements, the Fund has entered into a forward obligation to purchase certain investments (the “Initial Investments”) from the Financing Providers, and each Financing Provider is obligated to settle the sale of such investments to the Fund. The obligations of the Fund and the Financing Providers under the Purchase Agreements are subject to the following conditions: (a) the Fund must receive aggregate subscriptions of at least $1.350 billion and receive cash funding from subscriptions deposited from escrow and from debt financing in an aggregate amount for all such cash funding of at least $1.0 billion, and (b) that the Board must have approved the purchase of the specific Initial Investments (collectively, the “Purchase Conditions”). Prior to the satisfaction of the Purchase Conditions, no affiliate of the Fund or the Adviser is obligated under the Purchase Agreement to purchase assets acquired by the Financing Providers, and the Fund’s obligations to the Financing Providers under the Purchase Agreements are not guaranteed by any affiliate of the Adviser. It is intended that the Initial Investments will consist primarily of directly originated, first lien senior secured and unitranche floating rate debt instruments of companies located in the United States. As of the date of this prospectus, the Financing Providers had not closed upon any Initial Investments.

After we meet the Purchase Conditions, we will be obligated to purchase the Initial Investments from the Financing Providers at the price determined under the Purchase Agreements. As a general matter, the price we pay to purchase any Initial Investment will equal the price paid by the Financing Providers for the Initial Investments, subject to an increase for a financing fee to be paid by the Fund to the Financing Providers. The price at which the Fund ultimately purchases the Initial Investments may be greater than, or less than, the fair value of such Initial Investments when they were purchased by the Financing Providers. In addition, the Financing Providers will retain any interest and fees they receive prior to the Fund’s purchase of the Initial Investments.

The Financing Providers have agreed to purchase the Initial Investments pursuant to requests we make prior to the satisfaction of the Purchase Conditions. The Financing Providers will retain full discretion whether to purchase the Initial Investments in accordance with our requests. After we meet the Purchase Conditions, (i) we will not enter into any additional Launch Transactions pursuant to the Purchase Agreements; (ii) we will purchase the then-existing Initial Investments from the Financing Providers only to the extent that we have sufficient assets to purchase all of the Initial Investments in whole (i.e., not on a serial basis); (iii) we will impose on ourselves a requirement, not an option (subject to Board approval, as set forth in the Purchase Agreements), to purchase the then-existing Initial Investments from the Financing Providers at such time as we have sufficient assets to purchase all of the Initial Investments in whole and meet all of the conditions for such purchase; and (iv) we will comply with the requirements of Rule 18f-4 under the 1940 Act with respect to our obligation to purchase the Initial Investments when triggered.

Although there can be no assurances, we may in the future enter into additional warehousing transactions, from time to time, with third parties, subject to compliance with the 1940 Act.

Allocation of Investment Opportunities

General

The Adviser provides investment management services to investment funds, client accounts and proprietary accounts that AGL or the Adviser may establish.

The Adviser will share any investment and sale opportunities with its other clients and the Fund in accordance with the Advisers Act and firm-wide allocation policies. Subject to the Advisers Act and as further set forth in this prospectus, certain other clients may receive certain priority or other allocation rights with respect to certain investments, subject to various conditions set forth in such other clients’ respective governing agreements.

In addition, as a BDC regulated under the 1940 Act, the Fund will be subject to certain limitations relating to co-investments and joint transactions with affiliates, which, in certain circumstances, limit the Fund’s ability to make investments or enter into other transactions alongside other clients.

Co-Investment Relief

The Fund and the Adviser have applied for, but not yet obtained, an exemptive order from the SEC that would permit us, among other things, to co-invest with certain other persons, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates, subject to certain terms and conditions. Pursuant to such order, the Fund’s Board may establish objective criteria (“Board Criteria”) clearly defining co-investment opportunities in which the Fund will have the opportunity to participate with other public or private AGL funds that target similar assets. If an investment falls within the Board Criteria, the Adviser must offer an opportunity for the Fund to participate. The Fund may determine to participate or not to participate, depending on whether the Adviser determines that the investment is appropriate for the Fund (e.g., based on investment strategy). The co-investment would generally be allocated to us and the other AGL funds that target similar assets pro rata based on capital available for investment in the asset class being allocated. If the Adviser determines that such investment is not appropriate for us, the investment will not be allocated to us, but the Adviser will be required to report such investment and the rationale for its determination for us to not participate in the investment to the Board at the next quarterly Board meeting. There is no assurance that the co-investment exemptive order will be granted by the SEC.

The Private Offering

We are offering our Common Shares on a continuous basis via a private placement (the “Offering”). On May 24, 2024, we completed our initial closing of capital contributions to purchase Common Shares (the “Initial Closing”). Additional closings are expected to occur quarterly thereafter. The Common Shares will be offered and sold (i) in the United States under the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and other exemptions of similar import in the laws of the states and jurisdictions where the offering will be made, and (ii) outside of the United States in accordance with Regulation S of the Securities Act (the “Private Offering”). Within the United States, the Common Shares are being offered solely to investors that are “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, Regulation S under the Securities Act and other exemptions from the registration requirements of the Securities Act.

We will endeavor to take all reasonable actions to avoid interruptions in the continuous Private Offering. Although the Common Shares in the Private Offering are being sold under the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, Regulation S under the Securities Act and other exemptions from the registration requirements of the Securities Act, there can be no assurance that we will not need to suspend our Private Offering for various reasons, including but not limited to regulatory review from the SEC and various state regulators, to the extent applicable.

We intend to issue Common Shares in the Private Offering on a continuous basis at a price as determined by the Board in accordance with the limitations of Section 23 under the 1940 Act; provided that we retain the right, if determined by us in our sole discretion, to accept subscriptions and issue Common Shares, in amounts to be determined by us, more or less frequently to one or more investors for regulatory, tax or other reasons as we may determine to be appropriate.

Investors may sell, assign, transfer or otherwise dispose of (in each case, a “Transfer”) their Common Shares provided that the transferee satisfies applicable eligibility and/or suitability requirements and the Transfer is otherwise made in accordance with applicable securities, tax, anti-money laundering and other applicable laws and compliance with our Declaration of Trust and Bylaws. Each transferee must agree to be bound by the restrictions set forth in the subscription agreement relating to our Common Shares (the “Subscription Agreement”) and the Declaration of Trust and Bylaws and all other obligations as an investor in the Fund.

We are a private, perpetual-life BDC, which is a BDC whose Common Shares are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life BDC” to describe an investment vehicle of indefinite duration whose Common Shares are intended to be sold by us quarterly on a continuous basis at a price generally equal to our NAV per Common Share.

The Subscription Agreement provides that, prior to the one (1) year anniversary of the Fund’s first Drawdown pursuant to the Subscription Agreement, investors may within thirty (30) days following the receipt of a notice from the Fund of the occurrence of any of the following reduce or cancel its unfunded Capital Commitments: (i) a change of control of AGL, (ii) a termination of the Barclays Cooperation Agreement by either party due to (x) a Cause Event (as defined in the Subscription Agreement) with respect to the other party thereto or (y) a material breach of the Cooperation Agreement by the other party thereto or any Managed Vehicle (as defined in the Subscription Agreement) or (iii) the termination of the Barclays Cooperation Agreement by AGL, the Adviser or Barclays pursuant to a Regulatory Event (as defined in the Subscription Agreement) (each, “Trigger Event”). Notwithstanding the foregoing, the Subscription Agreement provides that, in the event an investor exercises its right to reduce or cancel its unfunded Capital Commitments, it shall remain obligated to fund its allocable share of certain obligations incurred by the Fund, directly or indirectly, prior to the date of such cancellation or reduction, regardless of whether a notice has been issued calling capital in respect thereof.

AGL employees plan to invest at least $4 million in our Common Shares through one or more private placement transactions.

Purchase Price and Fees

The purchase price for our Common Shares in the Initial Closing was $25.00 per Common Share. Thereafter, we intend to sell our Common Shares at a net offering price that we believe reflects the NAV per Common Share as determined in accordance with the Fund’s share pricing policy. In connection with the closings, we expect that our Board will delegate to the Adviser the authority to conduct such closings. There is no guarantee that this NAV will be equal to the net offering price of our Common Shares at any closing.

The Adviser may pay additional compensation, out of its own funds and not as an additional charge to the Fund or investors, to selected brokers, dealers or other financial intermediaries, including affiliated broker dealers, for the purpose of introducing a selling agent to the Fund and/or promoting the recommendation of an investment in the Common Shares. Such payments made by the Adviser may be based on the aggregate purchase price of investors in the Fund as determined by the Adviser. The amount of these payments is determined from time to time by the Adviser and may be substantial.

Allocation of Investment Opportunities and Potential Conflicts of Interest; Co-Investment Opportunities

The Adviser may provide investment management services to investment funds, client accounts and proprietary accounts that AGL or the Adviser has established or may establish in the future.

The Adviser will share any investment and sale opportunities with its other clients and the Fund in accordance with the Advisers Act and firm-wide allocation policies. Subject to the Advisers Act and as further set forth in this Registration Statement, certain other clients may receive certain priority or other allocation rights with respect to certain investments, subject to various conditions set forth in such other clients’ respective governing agreements.

In addition, as a BDC regulated under the 1940 Act, the Fund will be subject to certain limitations relating to co-investments and joint transactions with affiliates, which, in certain circumstances, limit the Fund’s ability to make investments or enter into other transactions alongside other clients.

The Adviser and its affiliates will be subject to certain conflicts of interest with respect to the services the Adviser and the Administrator (in their capacity as the Adviser and the Administrator, as applicable) provide for us. These conflicts will arise primarily from the involvement of the Adviser and its affiliates in other activities that may conflict with our activities. You should be aware that individual conflicts will not necessarily be resolved in favor of our interest.

The AGL platform operates in its own economic interests and neither it nor any AGL Party (other than the Adviser) is generally obligated, or should be expected, to take into account the Fund’s interests in making any decision, including with respect to the origination, terms and availability to the Fund of loans and decisions with respect to an AGL Party or Other Account’s (as defined below) interest in a loan. Moreover, when personnel of the Adviser are shared with other AGL Parties or otherwise act on behalf of the AGL platform, an AGL Party or other client accounts, including funds, vehicles, joint ventures, loan programs, special purpose entities, warehouses, collateralized loan obligations (“CLOs”), co-investment vehicles, and other entities and accounts sponsored, managed, serviced or advised by the Adviser and its affiliates (collectively “Other Accounts”), such personnel have an obligation to pursue the best interests of the party on whose behalf they are acting at the time, whose interests could diverge from the best interest of the Fund. As a result, a decision made by or on behalf of an AGL Party or the AGL platform (including by shared personnel) could adversely impact the amount, price, availability, terms and subsequent decisions with respect to the portfolio companies in which the Fund ultimately invests.

The Fund has applied for an exemptive order from the SEC that permits it to co-invest with certain other persons, including certain affiliated accounts managed and controlled by the Adviser and/or its affiliates. Subject to the 1940 Act and the conditions of any such co-investment order issued by the SEC, the Fund may, under certain circumstances, co-invest with certain affiliated accounts in investments that are suitable for the Fund and one or more of such affiliated accounts. Even though the Fund and any such affiliated account co-invest in the same securities, conflicts of interest may still arise. If the Adviser is presented with co-investment opportunities that generally fall within the Fund’s investment objective and other Board-established criteria and those of one or more affiliated accounts advised by the Adviser, whether focused on a debt strategy or otherwise, the Adviser and its affiliates will allocate such opportunities among the Fund and such affiliated accounts in a manner consistent with the exemptive order and the Adviser’s allocation policies and procedures. There is no assurance that the co-investment exemptive order will be granted by the SEC.

For a description of the potential conflicts of interest of the Fund as well as the allocation of investments among entities advised by the Adviser and its affiliates, see “Item 7. Certain Relationships and Related Transactions, and Director Independence —Potential Conflicts of Interest”

Summary Risk Factors

The risk factors described below are a summary of the principal risk factors associated with an investment in us. These are not the only risks we face. You should carefully consider these risk factors, together with the risk factors set forth in Item 1A. of this Registration Statement on Form 10 and the other reports and documents filed by us with the SEC.

Competition

•	We depend upon management personnel of our Adviser for our future success.

•	We operate in a highly competitive market for investment opportunities.

Legal and Regulatory

•

Our operation as a BDC imposes numerous constraints on us and significantly reduces our operating flexibility. In addition, if we fail to maintain our status as a BDC, we might be regulated as a closed-end investment company, which would subject us to additional regulatory restrictions.

•

We will be subject to corporate-level U.S. federal income tax on all of our income if we are unable to qualify for tax treatment as a RIC under Subchapter M of the Code, which would have a material adverse effect on our financial performance.

•	The Fund is the Adviser’s first private credit fund.

•	Our ability to enter into transactions with our affiliates is restricted.

•	Our ability to enter into transactions involving derivatives and financial commitment transactions may be limited.

•	Certain investors are limited in their ability to make significant investments in us.

•	We are subject to risks related to being an “emerging growth company.”

•	We are subject to risks arising from compliance with Regulation Best Interest.

•

We could be subject to review and approval by CFIUS or other regulatory agencies resulting in limitations or restrictions on our voting interests or management and information rights, including under certain default and foreclosure scenarios.

Business Structure

•	We are a new company and have no prior operating history. Investors have limited information to evaluate historical data or assess any of our investments prior to participating in the Offering.

•	Our Adviser, its principals, investment professionals and employees and the members of its Investment Committee have certain conflicts of interest.

•	AGL’s financial and other interests may incentivize our Adviser to make investments that present greater risk or to favor Other AGL Accounts.

•	Our financial condition and results of operations depend on our Adviser’s ability to manage our future growth effectively.

•	Our ability to grow depends on our ability to raise additional capital.

•	Potential conflicts of interest with other businesses of AGL could impact our investment returns.

Our Investments

•	Our investments will be very risky and highly speculative.

•	We will have exposure to credit risk and other risks related to credit investments.

•	Inflation may adversely affect the business, results of operations and financial condition of our portfolio companies.

•

Many of our portfolio investments do not have a readily available market price, and we will value these investments at fair value as determined in good faith in accordance with the 1940 Act, which valuation is inherently subjective and may not reflect what we may actually realize for the sale of the investment.

•	The lack of liquidity in our investments may adversely affect our business.

•

Our portfolio may be focused initially in a limited number of portfolio companies, which will subject us to a risk of significant loss if any of these companies default on their obligations under any of their debt instruments or if there is a downturn in a particular industry.

•	Our failure or inability to make follow-on investments in our portfolio companies could impair the value of our portfolio.

Our Securities

•	We face risks associated with the calling of our Capital Commitments.

•	Our Common Shares will be subject to significant transfer restrictions, and an investment in our Common Shares generally will be illiquid.

•

We may not be able to pay distributions to holders of our Common Shares or preferred shares; our distributions to holders of our Common Shares or preferred shares may not grow over time; and a portion of our distributions to holders of our Common Shares or preferred shares may be a return of capital for U.S. federal income tax purposes.

•	The Board has the discretion to not repurchase Common Shares, to suspend the Share Repurchase Program, and to cease repurchases.

Risks Relating to Barclays

•	Barclays engages in various businesses that may compete with the Fund for investment opportunities and limit the resources that Barclays devotes to the Barclays Cooperation Agreement.

Investment Advisory Agreement and Administration Agreement

AGL US DL Management LLC is located at 535 Madison Avenue, 24th Floor, New York, NY 10022. The Adviser is registered as an investment adviser under the Advisers Act and is a wholly-owned subsidiary of AGL.

Subject to the overall supervision of our Board and in accordance with the 1940 Act, the Adviser manages our day-to-day operations and provides investment advisory services to us. AGL US DL Administrator LLC is located at 535 Madison Avenue, 24th Floor, New York, NY 10022. Subject to the supervision of the Board, the Administrator and its affiliates will provide the administrative services necessary for the Fund to operate.

Investment Advisory Agreement

Subject to the overall supervision of our Board, our Adviser manages the day-to-day operations of, and provides investment advisory services to us. Under the terms of our Investment Advisory Agreement, our Adviser, among other things:

•	Determines the composition and allocation of our investment portfolio, the nature and timing of the changes therein and the manner of implementing such changes;

•	Identifies, evaluates and negotiates the structure of the investments we make;

•	Performs due diligence on prospective portfolio companies;

•	Arranges financings and borrowing facilities for us;

•	Executes, closes, monitors and services our investments;

•	Determines the securities and other assets that we will purchase, retain, or sell; and

•	Provides us with such other investment advisory, research and related services as we may, from time to time, reasonably require for the investment of our funds, including, but not limited to:

•	Making, in consultation with the Board, investment strategy decisions for the Fund;

•	Serving as the Fund’s valuation designee pursuant to Rule 2a-5 under the 1940 Act and reasonably assisting the Fund’s other service providers with the valuation of the Fund’s assets;

•

Directing investment professional of the Adviser or non-investment professionals of the Administrator to provide managerial assistance to portfolio companies of the Fund as requested by the Fund, from time to time;

•	Exercising voting rights in respect of the Fund’s portfolio assets and other investments;

•

Submit, upon request by an official or agency administering the securities laws of a state (a “State Administrator”), to such State Administrator the reports and statements required to be distributed to the Fund’s shareholders pursuant to the Investment Advisory Agreement, any registration statement filed with the SEC and applicable federal and state law;

•	Certain other obligations, as outlined in the Declaration of Trust, in the event the Shares are publicly offered pursuant to a registration statement; and

•

Consistent with its fiduciary responsibility and duty to the Fund for the safekeeping and use of all the funds and assets of the Fund, ensure that the Adviser does not or permit any other party to employ such funds or assets except for the exclusive benefit of the Fund. The Adviser shall not contract away any fiduciary obligation owed by the Adviser to the Fund’s shareholders under common law.

We rely, in part, on our Adviser to manage our day-to-day activities and to implement our investment strategy. Our Adviser and certain of its affiliates are presently, and plan in the future to continue to be, involved with activities which are unrelated to us. As a result of these activities, our Adviser and certain of its affiliates and their respective employees will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. Therefore, our Adviser and its affiliates and their respective personnel may experience conflicts of interest in allocating management time, services, and functions among us and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliated entities than to us. However, our

Adviser believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all activities in which they are involved. They are free to furnish similar services to other entities so long as their services to us are not impaired.

Compensation of Adviser

Pursuant to the Investment Advisory Agreement and for the investment advisory and management services provided thereunder, we pay our Adviser the Management Fee and the Incentive Fee (both, as defined herein).

Management Fee

The Management Fee payable under the Investment Advisory Agreement is calculated and payable quarterly in arrears and will be an amount equal to an annual rate of 1.25% of the average value of the Fund’s net assets at the end of the two most recently completed calendar quarters and will be paid quarterly in arrears. The Management Fee for any partial quarter will be appropriately prorated and adjusted for any share issuances or repurchases during the relevant calendar months or quarters, as the case may be.

Incentive Fee

The “Incentive Fee” will consist of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on a percentage of our income and a portion is based on a percentage of our capital gains, each as described below.

Incentive Fee on Income.

The first part is referred to as the incentive fee on income and it is calculated and payable quarterly in arrears based on the Fund’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter.

“Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees, other than fees for providing managerial assistance, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Fund receives from portfolio companies) accrued during the calendar quarter, minus the Fund’s operating expenses for the quarter (including the Management Fee, expenses payable under the Administration Agreement and any interest expense and dividends paid on any issued and outstanding preferred shares, but excluding the incentive fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount (“OID”) with Payment-in-Kind (“PIK”) interest and zero coupon securities), accrued income that the Fund has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. For purposes of computing the Fund’s Pre-Incentive Fee Net Investment Income, the calculation methodology will look through total return swaps as if the Fund owned the referenced assets directly.

The incentive fee on income for each quarter will be calculated as follows:

•

No incentive fee on income in any calendar quarter in which Pre-Incentive Fee Net Investment Income does not exceed the preferred return of 1.75%, or 7.00% annualized, on equity (the “Preferred Return”);

•

100% of Pre-Incentive Fee Net Investment Income, if any, that exceeds the Preferred Return but is less than or equal to 2.00% in any calendar quarter (8.00% annualized), which portion of the incentive fee on income is referred to as the “catch up” and is intended to provide the Adviser with an incentive fee of 12.50% on all of Pre-Incentive Fee Net Investment Income when Pre-Incentive Fee Net Investment Income reaches 2.00% (8.00% annualized) in any calendar quarter; and

•

For any quarter in which Pre-Incentive Fee Net Investment Income exceeds 2.00% (8.00% annualized), the incentive fee on income equals 12.50% of the amount of Pre-Incentive Fee Net Investment Income, as the Preferred Return and catch-up will have been achieved.

Incentive Fee on Capital Gains.

The second part of the Incentive Fee, referred to as the “incentive fee on capital gains during operations,” is calculated and payable in arrears in cash as of the end of each calendar year or upon the termination of the Investment Advisory Agreement in an amount equal to 12.50% of the Fund’s realized capital gains, if any, on a cumulative basis from the date of its election to be regulated as a BDC through the end of a given calendar year or upon the termination of the Investment Advisory Agreement, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains.

For the purpose of computing the incentive fee on capital gains, the calculation methodology will look through derivative financial instruments or swaps as if the Fund owned the reference assets directly. Therefore, realized gains and realized losses on the disposition of any reference assets, as well as unrealized depreciation on reference assets retained in the derivative financial instrument or swap, will be included on a cumulative basis in the calculation of the capital gains incentive fee.

The following is a graphical representation of the calculation of the Incentive Fee:

Quarterly Subordinated Incentive Fee on Income

Pre-Incentive Fee Net Investment Income

(expressed as a percentage of the value of our net assets at the end of the immediately preceding calendar quarter)

Examples of Incentive Fee Calculation

Example 1: Incentive Fee on Income (*):

(*) The hypothetical amount of Pre-Incentive Fee Net Investment Income shown is based on a percentage of total net assets.

Alternative 1 — Assumptions

Investment income (including interest, dividends, fees, etc.) = 2.00%

Hurdle rate(1) = 1.75%

Management Fee = 0.3125% (Represents a quarter of 1.25% annualized Management Fee)

Other expenses (legal, accounting, custodian, transfer agent, etc.)(2) = 0.20%

Pre-Incentive Fee Net Investment Income (investment income – (management fee + other expenses)) =  1.4875%

Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate, therefore there is no incentive fee on income.

Alternative 2 — Assumptions

Investment income (including interest, dividends, fees, etc.) = 2.50%

Hurdle rate(1) = 1.75%

Management Fee = 0.3125%

Other expenses (legal, accounting, custodian, transfer agent, etc.)(2) = 0.20%

Pre-Incentive Fee Net Investment Income (investment income – (Management Fee + other expenses)) =  1.9875%

Pre-Incentive Net Investment Income as a percentage of total net assets exceeds the hurdle rate but is less than 2.00%, therefore there is an incentive fee on income payable by us to our Adviser.

Incentive fee	= 100% × Pre-Incentive Fee Net Investment Income, subject to the “catch-up” (3)
= 100% × (1.9875% – 1.75%)
= 0.2375%

Alternative 3 — Assumptions

Investment income (including interest, dividends, fees, etc.) = 3.00%

Hurdle rate(1) = 1.75%

Management Fee = 0.3125%

Other expenses (legal, accounting, custodian, transfer agent, etc.)(2) = 0.20%

Pre-Incentive Fee Net Investment Income (investment income – (Management Fee + other expenses)) =  2.4875%

Pre-Incentive Fee Net Investment Income as a percentage of total net assets exceeds the hurdle rate, therefore there is an incentive fee on income payable by us to our Adviser.

Incentive fee = 12.50% × Pre-Incentive Fee Investment Income, subject to the “catch-up”(3)

Incentive fee = 100% × “catch-up” + (12.50% × (Pre-Incentive Fee Net Investment Income – 2.00%))

Catch-up = 2.00% – 1.75% = 0.25%

Incentive fee	= (100% × 0.25%) + (12.50% × (2.4875% – 2.00%))
= 0.25% + 0.06094%
= 0.31094%

(1)	Represents 7.00% annualized hurdle rate.
(2)	Excludes organizational and offering expenses.
(3)

The “catch-up” provision is intended to provide our Adviser with an incentive fee of 12.50% on all of our Pre-Incentive Fee Net Investment income as if a hurdle rate did not apply when our net investment income exceeds 2.00% in any calendar quarter.

Example 2: Incentive Fee on Capital Gains:

Alternative 1: Assumptions

Year 1: $20 million investment made in company A, or Investment A, and $30 million investment made in company B, or Investment B

Year 2: Investment A sold for $50 million and fair market value (FMV) of Investment B determined to be $32 million

Year 3: FMV of Investment B determined to be $25 million

Year 4: Investment B sold for $31 million

The incentive fee on capital gains would be:

Year 1: None

Year 2: Incentive fee on capital gains of $3.75 million ($30 million realized capital gains on sale of Investment A multiplied by 12.50%)

Year 3: None

Year 4: Incentive fee on capital gains of $0.125 ($3.875 million ($31 million cumulative realized capital gains multiplied by 12.50%) less $3.75 million (capital gains fee taken in Year 2))

Alternative 2 — Assumptions

Year 1: $20 million investment made in company A, or Investment A, $30 million investment made in company B, or Investment B and $25 million investment made in company C, or Investment C

Year 2: Investment A sold for $50 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million

Year 3(1): FMV of Investment B determined to be $27 million and Investment C sold for $30 million

Year 4: FMV of Investment B determined to be $24 million

Year 5: Investment B sold for $20 million

The incentive fee on capital gains, if any, would be:

Year 1: None

Year 2: Incentive fee on capital gains of $3.125 million (12.50% multiplied by $25 million ($30 million realized capital gains on Investment A less unrealized capital depreciation of $5 million on Investment B))

Year 3: Incentive fee on capital gains of $0.875 million ($4.00 million (12.50% multiplied by $32 million ($35 million cumulative realized capital gains less $3 million unrealized capital depreciation)) less $3.125 million incentive fee on capital gains paid in Year 2)

Year 4: None

Year 5: None. Incentive fee on capital gains of $3.125 million (12.50% multiplied by $25 million (cumulative realized capital gains of $35 million less realized capital losses of $10 million)) less $4.00 million cumulative incentive fee on capital gains paid in Year 2 and Year 3

(1)

As illustrated in Year 3 of Alternative 2 above, if the Fund were to be wound up on a date other than December 31st of any year, it may have paid aggregate incentive fees on capital gains that are more than the amount of such fees that would be payable if we had been wound up on December 31st of such year.

The returns shown are for illustrative purposes only. There is no guarantee that positive returns will be realized and actual returns may vary from those shown in the examples above.

Administration Agreement

Under the terms of the Administration Agreement, the Administrator will provide, or oversee the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of NAV, compliance monitoring (including diligence and oversight of our other service providers), preparing reports to shareholders and reports filed with the SEC and other regulators, preparing materials and coordinating meetings of our Board, managing the payment of expenses, the payment and receipt of funds for investments and the performance of administrative and professional services rendered by others and providing office space, equipment and office services. We will reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations under the Administration Agreement. Such reimbursement will include the Fund’s allocable portion of compensation (including salaries, bonuses and benefits), overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) the Fund’s chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that perform duties for the Fund; and (iii) any internal audit group personnel of the Adviser or any of its affiliates, subject to the limitations described in Advisory and Administration Agreements. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party and we will reimburse the Administrator for any services performed for us by such affiliate or third party. If the Administrator deems it advisable to hire a sub-administrator to assist in the provision of administrative services, they may do so. The sub-administrator, if any, will receive compensation for its sub-administrative services under a sub-administration agreement.

Certain Terms of the Investment Advisory Agreement and Administration Agreement

Each of the Investment Advisory Agreement and the Administration Agreement has been approved by the Board. Unless earlier terminated as described below, each of the Investment Advisory Agreement and the Administration Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of our outstanding voting securities and, in each case, a majority of the Independent Trustees. We may terminate the Investment Advisory Agreement and the Administration Agreement upon 60 days’ written notice without payment of any penalty. The decision to terminate either agreement may be made by a majority of the Board or the shareholders holding a majority of our outstanding voting securities, which means the lesser of (1) 67% or more of the voting securities present at a meeting if more than 50% of the outstanding voting securities are present or represented by proxy, or (2) more than 50% of the outstanding voting securities. In addition, without payment of any penalty, the Adviser may terminate the Investment Advisory Agreement upon 120 days’ written notice and the Administrator may terminate the Administration Agreement upon 60 days’ written notice. The Investment Advisory Agreement will automatically terminate in the event of its assignment within the meaning of the 1940 Act and related SEC guidance and interpretations.

The Investment Advisory Agreement and Administration Agreement each provide that, absent willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s or the Administrator’s, as applicable duties or by reason of the reckless disregard of their duties and obligations, the Adviser and the Administrator, as applicable and their respective officers, managers, partners, members (and their members, including the owners of their members), agents, employees, Controlling Persons and any other person or entity affiliated with them are entitled to indemnification from the Fund for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Adviser’s or the Administrator’s, as applicable, services under the Investment Advisory Agreement or the Administration Agreement, as applicable, or otherwise as the Fund’s investment Adviser or Administrator, as applicable.

Payment of Our Expenses

Organization and Offering Expenses

The Fund will bear the organization and offering expenses incurred in connection with the formation of the Fund and the offering of Common Shares, including the out-of-pocket expenses of the Adviser and its agents and affiliates. In addition, the Fund will reimburse the Adviser for the organizational and offering costs it incurs on the Fund’s behalf.

Expense Support and Conditional Reimbursement Agreement

We have entered into the Expense Support Agreement with the Adviser. Pursuant to the Expense Support Agreement, the Adviser is obligated to advance the Required Expense Payment to the extent that such expenses do not exceed 1.50% (on an annualized basis) of the Fund’s NAV. Any Required Expense Payment must be paid by the Adviser to us in any combination of cash or other immediately available funds and/or offset against amounts due from us to the Adviser or its affiliates.

The Adviser may elect to pay certain additional expenses on behalf of the Fund (each, a “Voluntary Expense Payment” and together with a Required Expense Payment, the “Expense Payments”), provided that no portion of the payment will be used to pay any interest expense or distribution and/or shareholder servicing fees of the Fund. Any Voluntary Expense Payment that the Adviser has committed to pay must be paid by the Adviser to us in any combination of cash or other immediately available funds no later than forty-five (45) days after such commitment was made in writing, and/or offset against amounts due from us to the Adviser or its affiliates.

Following any fiscal quarter in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Fund’s shareholders based on distributions declared with respect to record dates occurring in such fiscal quarter (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), we shall pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all Expense Payments made by the Adviser to the Fund within three years prior to the last business day of such fiscal quarter have been reimbursed. As a result, no waived amounts will be reimbursed after three years from the date of the respective waiver. Any payments required to be made by the Fund shall be referred to herein as a “Reimbursement Payment.” “Available Operating Funds” means the sum of (i) our net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) our net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to us on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

No Reimbursement Payment for any quarter shall be made if: (1) the Effective Rate of Distributions Per Share declared by the Fund at the time of such Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, (2) the Fund’s Operating Expense Ratio (defined below) at the time of such Reimbursement Payment is greater than the

Operating Expense Ratio (defined below) at the time the Expense Payment was made to which such Reimbursement Payment relate, or (3) the Fund’s Other Operating Expenses at the time of such Reimbursement Payment exceeds 1.50% of the Fund’s net asset value. “Effective Rate of Distributions Per Share” means the annualized rate (based on a 365 day year) of regular cash distributions per share exclusive of returns of capital, distribution rate reductions due to distribution and shareholder servicing fees, and declared special dividends or special distributions, if any. The “Operating Expense Ratio” is calculated by dividing Operating Expenses, less organizational and offering expenses, base management and incentive fees owed to the Adviser, shareholder servicing and/or distribution fees, and interest expense, by the Fund’s net assets. “Operating Expenses” means all of the Fund’s operating costs and expenses incurred, as determined in accordance with generally accepted accounting principles for investment companies.

The Fund’s obligation to make a Reimbursement Payment shall automatically become a liability of the Fund on the last business day of the applicable fiscal quarter, except to the extent the Adviser has waived its right to receive such payment for the applicable quarter.\

Offering and Organization Cap

The Fund and the Adviser have agreed that the Expense Support Agreement notwithstanding, the Fund shall not bear organizational and offering expenses incurred in connection with the Offering in excess of $5 million.

Other Expenses

The Fund will also bear all other out-of-pocket costs and expenses of the Fund’s operations and transactions, including, but not limited to:

•	Management Fee and Incentive Fees;

•	the Fund’s initial organizational costs and operating costs incurred prior to the filing of its election to be regulated as a BDC;

•	the costs associated with any offerings of the Fund’s securities;

•	calculating individual asset values and the Fund’s NAV (including the cost and expenses of any third-party valuation services);

•

out-of-pocket expenses, including travel, lodging and meal expenses, incurred by the Adviser, or members of its investment team, or payable to third parties, in evaluating, developing, negotiating, structuring and performing due diligence on prospective portfolio companies, including any investments that are not ultimately made (including, without limitation, any reverse termination fees and any liquidated damages, commitment fees that become payable in connection with any proposed investment that is not ultimately made, forfeited deposits or similar payments) and monitoring actual portfolio companies and, if necessary, enforcing the Fund’s rights;

•	certain costs and expenses relating to distributions paid by the Fund;

•	administration fees payable under the Administration Agreement and any sub-administration agreements, including related expenses;

•	arrangement, debt service and other costs of borrowings, senior securities or other financing arrangements;

•	the allocated costs incurred by the Adviser or the Administrator in providing managerial assistance to those portfolio companies that request it;

•	amounts payable to third parties relating to, or associated with, sourcing, evaluating, making, settling, clearing, monitoring, holding or disposing of prospective or actual investments;

•

the costs associated with subscriptions to data service, research-related subscriptions and expenses and quotation equipment and services used in making or holding investments and dues and expenses incurred in connection with membership in industry or trade organizations;

•	fees and expenses payable under any dealer manager agreements;

•	escrow agent, distribution agent, transfer agent and custodial fees and expenses;

•	costs of derivatives and hedging;

•	commissions and other compensation payable to brokers or dealers;

•	federal, state and local registration fees;

•	any fees payable to rating agencies;

•	the cost of effecting any sales and repurchases of the Fund’s Common Shares and other securities, including servicing fees;

•	U.S. federal, state and local taxes;

•	costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Fund’s assets for tax or other purposes;

•	Independent Trustees’ fees and expenses;

•

costs of preparing financial statements and maintaining books and records, costs of preparing tax returns, costs of compliance with the 1940 Act, the Sarbanes-Oxley Act of 2002, as amended, and applicable federal and state securities laws, and attestation and costs of filing reports or other documents with the SEC (or other regulatory bodies) and other reporting and compliance costs, including the compensation of professionals responsible for the preparation or review of the foregoing;

•

the costs of any reports, proxy statements or other notices to the Fund’s shareholders (including printing and mailing costs), the costs of any shareholders’ meetings and the costs and expenses of preparations for the foregoing and related matters;

•	the costs of specialty and custom software expense for monitoring risk, compliance and overall investments;

•	fees and expenses associated with marketing efforts;

•	the Fund’s fidelity bond;

•	any necessary insurance premiums;

•	extraordinary expenses (such as litigation or indemnification payments or amounts payable pursuant to any agreement to provide indemnification entered into by the Fund);

•	direct fees and expenses associated with independent audits, agency, consulting and legal costs;

•	costs of winding up; and

•

all other expenses incurred by either the Administrator or the Fund in connection with administering the Fund’s business, including payments under the Administration Agreement based upon the Fund’s allocable portion of compensation (including salaries, bonuses and benefits), overhead (including rent, office equipment and utilities) and reimbursing third-party expenses incurred by the Administrator in carrying out its administrative services under the Administration Agreement, including, but not limited to, the fees and expenses associated with performing compliance functions.

The Fund’s Board, including a majority of the Independent Trustees, will review the reimbursement of costs and expenses to the Administrator to determine if the provisions of the Administration Agreement are carried out satisfactorily and to determine whether the reimbursement of costs and expenses under the Administration

Agreement are reasonable and appropriate. The Fund’s Board will also review the methodology employed in determining how costs and expenses are allocated to the Fund and the proposed allocation of administrative expenses among the Fund and affiliates of the Administrator.

Indemnification

The Investment Advisory Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Adviser and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, Controlling Persons and any other person or entity affiliated with it (each and “Indemnified Party” and, collectively, the “Indemnified Parties”) are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Adviser’s services under the Investment Advisory Agreement or otherwise as our investment adviser. However, the Fund would not provide indemnification for any liability or loss unless the Indemnified Party has determined in good faith that the course of conduct of such Indemnified Party giving rise to the loss or liability was in the best interests of the Fund, that the Indemnified Party was acting on behalf of or performing services for the Fund, that such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnified Party is a member of the Board (other than an Independent Trustee), officer, employee, sponsor, Controlling Person (as defined in the Declaration of Trust) or agent of the Fund or the Adviser and its Controlling Person, in each case, as determined by a court of competent jurisdiction in a final, non-appealable order, or (B) gross negligence or willful misconduct, in the case that the Indemnified Party is an Independent Trustee, and such indemnification or agreement to hold harmless is recoverable only out of the Fund’s net assets and not from the Fund’s shareholders.

Further, the Fund will not provide indemnification for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless there has been a successful adjudication on the merits of each count involving alleged material securities law violations, such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or a court of competent jurisdiction approves a settlement of the claims against the Indemnified Party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which Common Shares were offered or sold as to indemnification for violations of securities laws. The Fund may pay or reimburse reasonable legal expenses and other costs incurred by the Indemnified Party in advance of final disposition of a proceeding only if the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Fund, the Indemnified Party provides written affirmation in good faith that the Indemnified Party has met the standard of receiving indemnification, the legal proceeding is initiated by a third party who is not a Fund shareholder or, if by a Fund shareholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and the Indemnified Party provides written agreement to repay the amount paid or reimbursed by the Fund if it is ultimately determined that the Indemnified Party is not entitled to indemnification.

Board Approval of the Investment Advisory Agreement

Our Board, including our Independent Trustees, approved the Investment Advisory Agreement at a meeting held on May 29, 2024. In reaching a decision to approve the Investment Advisory Agreement, the Board reviewed a significant amount of information and considered, among other things:

•	the nature, quality and extent of the advisory and other services to be provided to the Fund by the Adviser;

•	the proposed investment advisory fee rates to be paid by the Fund to the Adviser;

•	the fee structures of comparable externally managed BDCs that engage in similar investing activities;

•	our projected operating expenses and expense ratio compared to BDCs with similar investment objectives;

•	information about the services to be performed and the personnel who would be performing such services under the Investment Advisory Agreement; and

•	the organizational capability and financial condition of the Adviser and its affiliates.

Based on the information reviewed and the discussion thereof, the Board, including a majority of the non-interested Trustees, concluded that the investment advisory fee rates are reasonable in relation to the services to be provided and approved the Investment Advisory Agreement as being in the best interests of our shareholders.

Defaulting Shareholders

In the event that a subscriber fails to pay all or any portion of the drawdown purchase price due from such subscriber to be paid by the investor to purchase Common Shares on any drawdown date and such default remains uncured for a period of 10 days, then the Fund may declare the subscriber to be in default on its obligations under the Subscription Agreement (in such capacity, a “Defaulting Shareholder” and, collectively with any other subscribers declared to be in default, the “Defaulting Shareholders”) and will be permitted to pursue one or any combination of the following remedies:

•	The Fund may prohibit the Defaulting Shareholder from purchasing any additional Common Shares on any future drawdown date.

•

50% of the Common Shares then held by the Defaulting Shareholder may be automatically forfeited and transferred on the books of the Fund to the other shareholders (other than any Defaulting Shareholders), which transfer will be on a pro rata basis, provided that the Fund retains the right to make non-pro rata transfers for in certain scenarios, including, if the Fund determines that it is necessary or advisable in light of applicable legal, tax, regulatory and other considerations.

•

To the maximum extent permitted by applicable law, the Defaulting Shareholder will appoint the Fund as its proxy to exercise all voting and other rights of such Defaulting Shareholder with respect to all Common Shares held by such Defaulting Shareholder.

•	The Fund may pursue any other remedies available to the Fund at law or in equity.

Share Repurchase Program

We are a non-exchange traded, perpetual-life BDC, which is a BDC whose shares of beneficial interest are not listed – and are not expected in the future to be listed – on a stock exchange or other securities market. In addition, our strategy does not contemplate the future winding up or liquidation of the Fund. As such, we use the term “perpetual-life BDC” to describe an investment vehicle of indefinite duration, whose shares of beneficial interest are intended to be sold by the BDC on a continuous basis at a price equal to the BDC’s NAV per share. In our perpetual-life structure, we may offer investors an opportunity to repurchase their Common Shares on a quarterly basis at NAV, but we are not obligated to offer to repurchase any Common Shares in any particular quarter in our discretion. We believe that our perpetual nature enables us to execute a patient and opportunistic strategy and be able to invest across different market environments. This may reduce the risk of the Fund being a forced seller of assets in market downturns compared to non-perpetual funds.

As noted above, we do not intend to pursue a liquidity event. In the event the Board does elect to pursue a liquidity event, each investor will be required to agree to cooperate with the Fund and take all actions, execute all documents and provide all consents as may be reasonably necessary or appropriate to consummate an initial public offering (“IPO”) or exchange listing, it being understood that the Fund may, without obtaining the consent of any investors, make modifications to the Fund’s constitutive documents, capital structure and governance arrangements so long as, in the reasonable opinion of the Board, (x) the economic interests of the investors are not materially diminished or materially impaired, (y) such modifications are consistent with the requirements applicable to BDCs under the 1940 Act and (z) such modifications are not inconsistent with the provisions set forth in this Registration Statement.

Beginning no later than the fourth anniversary of the Initial Closing, and at the discretion of the Board, we intend to commence a share repurchase program (the “Share Repurchase Program”) in which we intend to offer to repurchase, in each quarter, up to 5% of our Common Shares outstanding (either by number of shares or aggregate NAV, as determined by the Board) as of the close of the previous calendar quarter. The Board may amend or suspend the Share Repurchase Program at any time if in its reasonable judgment it deems such action to be in our best interest and the best interest of our shareholders, such as when a repurchase offer would place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Fund that would outweigh the benefit of the repurchase offer. As a result, share repurchases may not be available each quarter. The Fund intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the 1940 Act. All shares purchased by us pursuant to the terms of each repurchase offer will be retired and thereafter will be authorized and unissued shares.

Under the Share Repurchase Program, to the extent we offer to repurchase shares in any particular quarter, we expect to repurchase shares pursuant to quarterly share repurchases using a purchase price equal to the NAV per share as of the last calendar day of the immediately prior quarter (the “Valuation Date”). Shareholders should keep in mind that if they tender Common Shares in a repurchase offer with a Valuation Date that is within the 12-month period following the initial issue date of their tendered Common Shares, the Fund may repurchase such Common Shares subject to an “early repurchase deduction” of 2% of the aggregate NAV of the Common Shares repurchased (an “Early Repurchase Deduction”). The Early Repurchase Deduction will be retained by the Fund for the benefit of remaining holders of Common Shares. This Early Repurchase Deduction will also generally apply to minimum account repurchases.

In the event the amount of Common Shares tendered for repurchase exceeds the repurchase offer amount, Common Shares will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted in the next quarterly repurchase offer, or upon the recommencement of the Share Repurchase Program, as applicable.

The majority of our assets will consist of instruments that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to make repurchase offers. In order to provide liquidity for Common Share repurchases, we intend to generally maintain under normal circumstances an allocation to syndicated loans, which will generally be liquid. We may fund repurchase requests from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital or offering proceeds, and although we generally expect to fund distributions from cash flow from operations, we have not established limits on the amounts we may pay from such sources. Should making repurchase offers, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Fund as a whole, or should we otherwise determine that investing our liquid assets in originated loans or other illiquid investments rather than repurchasing our Common Shares is in the best interests of the Fund as a whole, then we may choose to offer to repurchase fewer Common Shares than described above, or none at all.

Following the fourth (4th) anniversary of the Initial Closing, if for a period of eight consecutive quarters we do not conduct Common Shares repurchases pursuant to the Share Repurchase Program in which we satisfy the lesser of: (i) 100% of share repurchase requests and (ii) share repurchase requests amounting to 5% of our Common Shares outstanding, we will commence a reinvestment pause period (“Reinvestment Pause Period”) during which we will not reinvest loan repayment proceeds and we will cause excess capital in the Company to be returned to shareholders quarterly on a pro rata basis. Such Reinvestment Pause Period will continue until we have satisfied the lesser of: (i) 100% of share repurchase requests and (ii) share repurchase requests amounting to 5% of our Common Shares outstanding, in a subsequent quarter, after which the Company will return to reinvesting loan repayment proceeds and the retention of excess capital.

If the Fund undergoes a listing or merges into a listed company, in accordance with the terms of the Subscription Agreement pertaining to the private placement, investors will be required to agree to certain lock-up and manner-of-sale restrictions with respect to their Common Shares. In particular, shareholders would be restricted from transferring any Common Shares for 180 days. The lock-up would apply to all Common Shares acquired prior to such listing or merger but would not apply to any shares acquired after and pursuant to the DRIP (as defined below). If the Fund undergoes a listing, no failure to repurchase Common Shares pursuant to the Share Repurchase Program will trigger a Reinvestment Pause Period.

Distribution Reinvestment Plan

Our Board intends to declare and pay distributions on a quarterly basis. We have adopted an “opt out” Dividend Reinvestment Plan (“DRIP”) pursuant to which shareholders can elect to “opt out” in their Subscription Agreements (subject to limitations that may apply in certain U.S. states and other jurisdictions which either do not permit automatic enrollment in DRIPs absent affirmative enrollment and other U.S. states and jurisdictions in which investors must receive their distributions in cash). We will reinvest all distributions declared by our Board on behalf of shareholders who do not elect to receive their distributions in cash (the “Participants”). As a result, if our Board declares a distribution, then shareholders who have not elected to “opt out” of the DRIP will have their distributions automatically reinvested in additional Common Shares, as described below. The timing and amount of any future distributions to shareholders are subject to applicable legal restrictions and the sole discretion of the Board.

No action will be required on the part of a shareholder to have its distributions reinvested in Common Shares. A registered shareholder will be able to elect to receive an entire distribution in cash by notifying State Street Bank and Trust Company, the DRIP administrator (the “Plan Administrator”), in writing, so that notice is received by the Plan Administrator no later than 10 days prior to the record date for a distribution. Those shareholders whose shares are held by a broker or other financial intermediary may be able to receive distributions in cash by notifying their broker or other financial intermediary of their election. The Administrator will set up an account for shares acquired through the DRIP for each shareholder who has not elected to receive distributions in cash.

We intend to use newly issued shares to implement the DRIP. The number of shares we will issue to Participants is determined by dividing the total dollar amount of the distribution payable to the Participant by the NAV per Common Share determined by our Board, subject to any adjustment as required by the 1940 Act.

There will be no selling commissions, dealer manager fees or other sales charges to the Participant if they elect to participate in the DRIP. The Fund will pay the Plan Administrator’s fees under the DRIP. No commission or other remuneration will be paid, directly or indirectly, in connection with the distributions of shares under the DRIP.

Participants who receive distributions in the form of Common Shares will generally be subject to the same federal, state and local tax consequences as they would be had they elected to receive their distributions in cash. A shareholder’s basis for determining gain or loss upon the sale of shares received in a distribution will be equal to the amount treated as a distribution for U.S. federal income tax purposes, which will generally be equal to the cash that the shareholder would have received in the applicable distribution. Any shares received in a distribution will have a holding period for tax purposes commencing on the day following the day on which the shares are credited to the Participants account.

The Fund reserves the right to amend, suspend or terminate the DRIP. We may terminate the DRIP upon notice in writing either mailed to shareholders or disclosed in reports or other filings the Fund makes with the SEC at least 30 days prior to any record date for the payment of any distribution. Participants may terminate their account under the DRIP by notifying the Plan Administrator.

Emerging Growth Company

We are an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not emerging growth companies. For so long as we remain an emerging growth company, we will not be required to:

•	have an auditor attestation report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

submit certain executive compensation matters to shareholder advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; or

•

disclose certain executive compensation related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means that an emerging growth company can delay adopting certain accounting standards until such standards are otherwise applicable to private companies.

We will remain an emerging growth company for up to five years, or until the earliest of: (1) the last date of the fiscal year during which we had total annual gross revenues of $1.235 billion or more; (2) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or (3) the date on which we are deemed to be a “large accelerated filer” as defined under Rule 12b-2 under the Exchange Act.

We do not believe that being an emerging growth company will have a significant impact on our business or the Offering. As stated above, we have elected to opt in to the extended transition period for complying with new or revised accounting standards available to emerging growth companies. Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Exchange Act, and will not be for so long as our Common Shares are not traded on a securities exchange, we will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act even once we are no longer an emerging growth company.

Employees

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the Adviser or its affiliates pursuant to the terms of the Investment Advisory Agreement and the Administrator or its affiliates pursuant to the Administration Agreement. Each of our executive officers described under “Trustees and Executive Officers” is employed by the Administrator or its affiliates. Our day-to-day investment operations will be managed by the Adviser. The services necessary for the sourcing and administration of our investment portfolio will be provided by investment professionals employed by the Adviser or its affiliates. The Investment Committee will focus on origination, non-originated investments and transaction development and the ongoing monitoring of our investments. In addition, we will reimburse the Administrator for its costs, expenses and allocable portion of overhead, including compensation (including salaries, bonuses and benefits) paid by the Administrator (or its affiliates) to the Fund’s chief compliance officer and chief financial officer and their respective staffs as well as other administrative personnel (based on the percentage of time such individuals devote, on an estimated basis, to the business and affairs of the Fund).

Regulation as a BDC

The following discussion is a general summary of the material prohibitions and descriptions governing BDCs generally. It does not purport to be a complete description of all of the laws and regulations affecting BDCs.

Qualifying Assets. As a BDC, we are required to comply with certain regulatory requirements. For instance, we have to invest at least 70% of our total assets in Qualifying Assets (as defined below), including securities of U.S. operating companies whose securities are not listed on a national securities exchange, U.S. operating companies with listed securities that have equity market capitalizations of less than $250 million, cash, cash equivalents, U.S. government securities and high-quality debt investments that mature in one year or less. Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act (“Qualifying Assets”), unless, at the time the acquisition is made, Qualifying Assets represent at least 70% of the company’s total assets. The principal categories of Qualifying Assets relevant to our business are any of the following:

(1) Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an Eligible Portfolio Company (as defined below), or from any person who is, or has been during the preceding 13 months, an affiliated person of an Eligible Portfolio Company, or from any other person, subject to such rules as may be prescribed by the SEC. An “Eligible Portfolio Company” is defined in the 1940 Act as any issuer which:

(a) is organized under the laws of, and has its principal place of business in, the United States;

(b) is not an investment company (other than a small business investment company (“SBIC”) wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

(c) satisfies any of the following:

(i) does not have any class of securities that is traded on a national securities exchange;

(ii) has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non-voting common equity of less than $250 million;

(iii) is controlled by a BDC or a group of companies, including a BDC and the BDC has an affiliated person who is a director of the Eligible Portfolio Company; or

(iv) is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.

(2) Securities of any Eligible Portfolio Company that we control.

(3) Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

(4) Securities of an Eligible Portfolio Company purchased from any person in a private transaction if there is no ready market for such securities and we already own 60% of the outstanding equity of the Eligible Portfolio Company.

(5) Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.

(6) Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

In addition, a BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above.

Significant Managerial Assistance to Portfolio Companies. A BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described above. BDCs generally must offer to make available to the issuer of the securities significant managerial assistance, except in circumstances where either (i) the BDC controls such issuer of securities or (ii) the BDC purchases such securities in conjunction with one or more other persons acting together and one of the other persons in the group makes available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the BDC, through its Trustees, officers or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.

Temporary Investments. Pending investment in other types of Qualifying Assets, as described above, our investments may consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which we refer to, collectively, as temporary investments, so that 70% of our assets are qualifying assets. Typically, we will invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, if more than 25% of our total assets constitute repurchase agreements from a single counterparty, we would not meet the diversification tests in order to qualify as a RIC for U.S. federal income tax purposes. Thus, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. Our Adviser will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.

Warrants. Under the 1940 Act, a BDC is subject to restrictions on the issuance, terms and amount of warrants, options or rights to purchase shares that it may have outstanding at any time. In particular, the amount of shares that would result from the conversion or exercise of all outstanding warrants, options or rights to purchase shares cannot exceed 25% of the BDC’s total outstanding shares.

Asset Coverage, Indebtedness, and Senior Securities. We are permitted, under specified conditions, to borrow money and issue multiple classes of debt and one class of shares senior to our Common Shares if our asset coverage, as defined in the 1940 Act, measures the ratio of total assets less total liabilities not represented by senior securities to total borrowings, is at least equal to 150% immediately after each such issuance. The application of the 150% asset coverage requirement permits us to double the maximum amount of leverage that we are permitted to incur compared to BDCs who have not obtained the requisite approvals and made the required disclosures. In addition, while any senior securities remain outstanding, we must make provision to prohibit any distribution to our shareholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see “Risk Factors — Legal and Regulatory — Regulations governing our operations as a BDC affect our ability to, and the way in which we, raise additional capital. These constraints may hinder our Adviser’s ability to take advantage of attractive investment opportunities and to achieve our investment objective.”

Code of Ethics. We have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act that, among other matters, establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. You may read and copy this code of ethics at the SEC’s Public Reference Room in Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. You may also obtain copies of the codes of ethics, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

Affiliated Transactions. We may be prohibited under the 1940 Act from conducting certain transactions with our affiliates without the prior approval of our Trustees who are not interested persons and, in some cases, the prior approval of the SEC. We have applied for, but not yet obtained, an exemptive order from the SEC that would permit us, among other things, to co-invest with certain other persons, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates, subject to certain terms and conditions. There is no assurance that the co-investment exemptive order will be granted by the SEC.

Other. The 1940 Act contains prohibitions and restrictions relating to transactions between BDCs and their affiliates, principal underwriters and the affiliates of those affiliates or underwriters. The 1940 Act also requires that a majority of the Trustees be persons other than “interested persons,” as that term is defined in the 1940 Act. In addition, the 1940 Act provides that we may not change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless approved by holders of a majority of our outstanding voting securities. The 1940 Act defines “a majority of the outstanding voting securities” as the lesser of (i) 67% or more of the voting securities present at a meeting if the holders of more than 50% of our outstanding voting securities are present or represented by proxy or (ii) 50% of our voting securities.

We are generally not able to issue and sell our Common Shares at a price below NAV per common share. See Section XI — “Risk Factors — Legal and Regulatory — Regulations governing our operations as a BDC affect our ability to, and the way in which we, raise additional capital. These constraints may hinder our Adviser’s ability to take advantage of attractive investment opportunities and to achieve our investment objective.” We may, however, sell our common stock, or warrants, options or rights to acquire our Common Shares, at a price below the then current NAV of our Common Shares if the Board determines that such sale is in our best interests and the best interests of our shareholders, and our shareholders approve such sale. In addition, we may generally issue new Common Shares at a price below NAV in rights offerings to existing shareholders, in payment of dividends and in certain other limited circumstances.

As a BDC, we may be examined periodically by the SEC for compliance with the 1940 Act. Our Adviser is a registered investment adviser and is also subject to examination by the SEC.

We are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement. Furthermore, as a BDC, we are prohibited from protecting any Trustee or officer against any liability to us or our shareholders arising from willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

Compliance Policies and Procedures. We and our Adviser have adopted and implemented written policies and procedures reasonably designed to prevent violation of the federal securities laws, and our Board is required to review these compliance policies and procedures annually to assess their adequacy and the effectiveness of their implementation. We have designated George Talarico as our chief compliance officer.

Proxy Voting Policies and Procedures. We delegate our proxy voting responsibility to our Adviser. The proxy voting policies and procedures that our Adviser follows are set forth below and are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act. The guidelines will be reviewed periodically by our Adviser and our non-interested Trustees, and, accordingly, are subject to change.

As an investment adviser registered under the Advisers Act, the Adviser has a duty to monitor corporate events and to vote proxies, as well as a duty to cast votes in the best interest of clients and not subrogate client interests to its own interests. Rule 206(4)-6 under the Advisers Act places specific requirements on registered investment advisers with proxy voting authority.

Proxy Policies. The Adviser’s policies and procedures are reasonably designed to ensure that the Adviser votes proxies in the best interest of the Fund. The Adviser’s general policy is to vote on behalf of a client in a manner that serves the client’s best economic interest, as determined by the Adviser in its discretion, taking into account relevant factors, such as the impact on the value of the returns of the client and industry and business practices. The Adviser’s proxy voting policies and procedures (the “Proxy Voting Policy”) are designed to identify conflicts that arise or could arise between the Adviser’s interests and those of each client, including the Fund. If it is determined that any such conflict is not material, the Adviser could vote notwithstanding the existence of the conflict. Alternatively, if the conflict of interest is determined to be material, one or more methods will be used to resolve the conflict, including (i) disclosing the conflict to the client and obtaining its consent, in accordance with the applicable client agreement, before voting; (ii) engaging a third party to recommend a vote with respect to the proxy; or (iii) such other method as is deemed reasonable under the circumstances. Although the Adviser will generally vote against proposals that may have a negative impact on its clients’ portfolio securities, it may vote for such a proposal if there exists compelling long-term reasons to do so.

Decisions on how to vote a proxy generally are made by the Adviser. The Investment Committee and the members of the Investment Committee covering the applicable security often have the most intimate knowledge of both a company’s operations and the potential impact of a proxy vote’s outcome. Decisions are based on a number of factors which may vary depending on a proxy’s subject matter, but are guided by the general policies described in the proxy policy. In addition, the Adviser may determine not to vote a proxy after consideration of the vote’s expected benefit to clients and the cost of voting the proxy.

Proxy Voting Records. You may obtain information, without charge, regarding how we voted proxies with respect to our portfolio securities by making a written request for proxy voting information to: Chief Compliance Officer, AGL US DL Management LLC, 535 Madison Avenue, 24th Floor, New York, NY 10022.

Privacy Notice. Financial companies choose how they share investors’ personal information. Federal law gives our clients the right to limit some but not all sharing. Federal law also requires us to tell investors how we collect, share, and protect their personal information. We are sensitive to investors’ privacy concerns and have a policy of protecting the confidentiality and security of information we collect about investors. We do not disclose non-public personal information about our investors or former investors to third parties other than as described below.

We collect personal information about investors in connection with our providing advisory services to them. This information includes investors’ social security number and may include other information such as investors’:

•	assets;

•	investment experience;

•	transaction history;

•	income; and

•	information captured on our website, including any information captured via “cookies”.

We collect this information from investors through various means, including from information received from investors in conversations over the telephone, in voicemails, through written correspondence, via email, or on subscription agreements, investor questionnaires, partnership agreements, applications, or other forms. We also may collect investors’ personal information from other sources, such as our affiliates or other non-affiliated companies.

All financial companies need to share customers’ personal information to run their everyday business and we use the personal information we collect from investors for our everyday business purposes or as permitted by law. These purposes may include the following:

•

In connection with the administration and operations of the fund to which the investor is subscribed, including disclosure to attorneys, accountants, auditors, administrators, and companies that assist us with mailing statements or processing your transactions;

•	In connection with investment activities, including disclosure to portfolio companies, co-investors in portfolio companies and their respective advisors and financial service providers;

•	To respond to a subpoena or court order, judicial process or regulatory inquiry; and

•

At the investor’s direction or with the investor’s consent, including the authorization to disclosure such information to persons acting in a fiduciary or representative capacity on the investor’s behalf.

If an investor is a citizen or resident of the EU or the European Economic Area (“EEA”) we will ensure appropriate safeguards are in place as required by applicable law to adequately protect investor’s personal information if it is processed by third parties outside the EU and EEA, including the execution of standard contractual clauses if the recipients are not located in a country with adequate data protection laws (as determined by the European Commission). Investors who are residents of California will also have certain specific rights provided under the California Consumer Protection Right.

We may provide investors’ personal information to our affiliates and to firms that assist us in servicing such investors’ accounts and have a need for such information, such as a broker or fund administrator. We may also disclose such information to service providers and financial institutions with whom we have joint marketing arrangements (i.e., a formal agreement between nonaffiliated financial companies that together market financial products or services to investors, such as placement agents). We require third-party service providers and financial institutions with which we have joint marketing arrangements to protect the confidentiality of investors’ information and to use the information only for the purposes for which we disclose the information to them. These sharing practices are consistent with federal privacy and related laws, and in general, investors may not limit our use of their personal information for these purposes under such laws. We note that the federal privacy laws only give investors the right to limit the certain types of information sharing that we do not engage in (e.g., sharing with our affiliates certain information relating to investors’ transaction history or creditworthiness for their use in marketing to such investors, or sharing any personal information with nonaffiliates for them to market to such investors).

To protect investors’ personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

Reporting Obligations

Subsequent to the effectiveness of this Registration Statement, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated under the Exchange Act. Under the Exchange Act, we will be required to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC and to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Upon the effectiveness of this Registration Statement, we will also be subject to the proxy rules in Section 14 of the Exchange Act, and we and our Trustees, officers and principal members will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act. This information will be available on the SEC’s website at www.sec.gov.

Material U.S. Federal Income Tax Considerations

The following discussion is a general summary of certain U.S. federal income tax considerations applicable to us and the purchase, ownership and disposition of our shares. This discussion does not purport to be complete or to deal with all aspects of U.S. federal income taxation that may be relevant to shareholders in light of their particular circumstances. Unless otherwise noted, this discussion applies only to U.S. shareholders that hold our shares as capital assets. A U.S. shareholder is an individual who is a citizen or resident of the United States, a U.S. corporation, a trust if it (a) is subject to the primary supervision of a court in the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has made a valid election to be treated as a U.S. person, or any estate the income of which is subject to U.S. federal income tax regardless of its source. This discussion is based upon present provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, or differing interpretations (possibly with retroactive effect). This discussion does not represent a detailed description of the U.S. federal income tax consequences relevant to special classes of taxpayers including, without limitation, financial institutions, insurance companies, investors in pass-through entities, U.S. shareholders whose “functional currency” is not the U.S. dollar, tax-exempt organizations, dealers in securities or currencies, traders in securities or commodities that elect mark to market treatment, or persons that will hold our shares as a position in a “straddle,” “hedge” or as part of a “constructive sale” for U.S. federal income tax purposes. In addition, this discussion does not address the application of the Medicare tax on net investment income or the U.S. federal alternative minimum tax, or any tax consequences attributable to persons being required to accelerate the recognition of any item of gross income with respect to our shares as a result of such income being recognized on an applicable financial statement. Prospective investors should consult their tax advisors with regard to the U.S. federal tax consequences of the purchase, ownership, or disposition of our shares, as well as the tax consequences arising under the laws of any state, foreign country or other taxing jurisdiction.

Taxation as a Regulated Investment Company

The Fund intends to elect to be treated, and intends to qualify each taxable year thereafter, as a RIC under Subchapter M of the Code.

To qualify for the favorable tax treatment accorded to RICs under Subchapter M of the Code, the Fund must, among other things: (1) have an election in effect to be treated as a BDC under the 1940 Act at all times during each taxable year; (2) have filed with its return for the taxable year an election to be a RIC or have made such election for a previous taxable year; (3) derive in each taxable year at least 90% of its gross income from (a) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock or securities or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies; and (b) net income derived from an interest in certain publicly-traded partnerships that are treated as partnerships for U.S. federal income tax purposes and that derive less than 90% of their gross income from the items described in (a) above (each, a “Qualified Publicly-Traded Partnership”); and (4) diversify its holdings so that, at the end of each quarter of each taxable year of the Fund (a) at least 50% of the value of the Fund’s total assets is represented by cash and cash items (including receivables), U.S. government securities and securities of other RICs, and other securities for purposes of this calculation limited, in respect of any one issuer to an amount not greater in value than 5% of the value of the Fund’s total assets, and to not more than 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of the Fund’s total assets is invested in the securities (other than U.S. government securities or securities of other RICs) of (I) any one issuer, (II) any two or more issuers which the Fund controls and which are determined to be engaged in the same or similar trades or businesses or related trades or businesses or (III) any one or more Qualified Publicly-Traded Partnerships (described in 3(b) above).

As a RIC, the Fund generally will not be subject to U.S. federal income tax on its investment company taxable income (as that term is defined in the Code, but determined without regard to the deduction for dividends paid) and net capital gain (the excess of net long-term capital gain over net short-term capital loss), if any, that it distributes in each taxable year to its shareholders, provided that it distributes at least 90% of the sum of its investment company taxable income and its net tax-exempt income (if any) for such taxable year. Generally, the Fund intends to distribute to its shareholders, at least annually, substantially all of its investment company taxable income and net capital gains, if any.

Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% U.S. federal excise tax. To prevent imposition of the excise tax, the Fund must distribute during each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income for the calendar year, (ii) 98.2% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for the one-year period ending October 31 of the calendar year and (iii) any ordinary income and capital gains for previous years that were not distributed during those years. For these purposes, the Fund will be deemed to have distributed any income or gains on which it paid U.S. federal income tax.

A distribution will be treated as paid on December 31 of any calendar year if it is declared by the Fund in October, November or December with a record date in such a month and paid by the Fund during January of the following calendar year. Such distributions will be taxable to shareholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.

If the Fund failed to qualify as a RIC or failed to satisfy the 90% distribution requirement in any taxable year, the Fund would be subject to U.S. federal income tax at regular corporate rates on its taxable income, even if such income were distributed to its shareholders, and all distributions out of earnings and profits (including distributions of net capital gain) would be taxed to shareholders as ordinary dividend income. Such distributions generally would be eligible (i) to be treated as “qualified dividend income” in the case of individual and other non-corporate shareholders and (ii) for the dividends received deduction in the case of corporate shareholders. In addition, the Fund could be required to recognize unrealized gains, pay taxes and make distributions (which could be subject to interest charges) before requalifying for taxation as a RIC.

While the Fund generally intends to qualify as a RIC for each taxable year, it is possible that as we ramp up our portfolio we may not satisfy the diversification requirements described above, and thus may not qualify as a RIC, for the short taxable year from the date on which we break escrow for the Offering. In such case, however, we anticipate that the associated tax liability would not be material, and that such non-compliance would not have a material adverse effect on our business, financial condition and results of operations, although there can be no assurance in this regard. The remainder of this discussion assumes that the Fund qualifies as a RIC for each taxable year.

Distributions

Distributions to shareholders by the Fund of ordinary income (including “market discount” realized by the Fund on the sale of debt securities), and of net short-term capital gains, if any, realized by the Fund will generally be taxable to U.S. shareholders as ordinary income to the extent such distributions are paid out of the Fund’s current or accumulated earnings and profits. Distributions, if any, of net capital gains properly reported as “capital gain dividends” will be taxable as long-term capital gains, regardless of the length of time the shareholder has owned our shares. A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will be treated by a shareholder as a return of capital which will be applied against and reduce the shareholder’s basis in his or her shares. To the extent that the amount of any such distribution exceeds the shareholder’s basis in his or her shares, the excess will be treated by the shareholder as gain from a sale or exchange of the shares. Distributions paid by the Fund generally will not be eligible for the dividends received deduction allowed to corporations or for the reduced rates applicable to certain qualified dividend income received by non-corporate shareholders.

Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional shares pursuant to the distribution reinvestment plan. Shareholders receiving distributions in the form of additional shares will generally be treated as receiving a distribution in the amount of the fair market value of the distributed shares. The additional shares received by a shareholder pursuant to the distribution reinvestment plan will have a new holding period commencing on the day following the day on which the shares were credited to the shareholder’s account.

The Fund may elect to retain its net capital gain or a portion thereof for investment and be taxed at corporate rates on the amount retained. In such case, it may designate the retained amount as undistributed capital gains in a notice to its shareholders, who will be treated as if each received a distribution of its pro rata share of such gain, with the result that each shareholder will (i) be required to report its pro rata share of such gain on its tax return as long-term capital gain, (ii) receive a refundable tax credit for its pro rata share of tax paid by the Fund on the gain and (iii) increase the tax basis for its shares by an amount equal to the deemed distribution less the tax credit.

The Internal Revenue Service currently requires that a RIC that has two or more classes of stock allocate to each such class proportionate amounts of each type of its income (such as ordinary income and capital gains) based upon the percentage of total dividends paid to each class for the tax year. Accordingly, if the Fund issues preferred shares, the Fund intends to allocate capital gain dividends, if any, between its Common Shares and preferred shares in proportion to the total dividends paid to each class with respect to such tax year. Shareholders will be notified annually as to the U.S. federal tax status of distributions, and shareholders receiving distributions in the form of additional shares will receive a report as to the NAV of those shares.

Sale or Exchange of Common Shares

Upon the sale or other disposition of our shares (except pursuant to a repurchase by the Fund, as described below), a shareholder will generally realize a capital gain or loss in an amount equal to the difference between the amount realized and the shareholder’s adjusted tax basis in the shares sold. Such gain or loss will be long-term or short-term, depending upon the shareholder’s holding period for the shares. Generally, a shareholder’s gain or loss will be a long-term gain or loss if the shares have been held for more than one year. For non-corporate taxpayers, long-term capital gains are currently eligible for reduced rates of taxation.

No loss will be allowed on the sale or other disposition of shares if the owner acquires (including pursuant to the distribution reinvestment plan) or enters into a contract or option to acquire securities that are substantially identical to such shares within 30 days before or after the disposition. In such a case, the basis of the securities acquired will be adjusted to reflect the disallowed loss. Losses realized by a shareholder on the sale or exchange of shares held for six months or less are treated as long-term capital losses to the extent of any distribution of long-term capital gain received (or amounts designated as undistributed capital gains) with respect to such shares.

From time to time, the Fund may offer to repurchase its outstanding shares. Shareholders who tender all shares of the Fund held, or considered to be held, by them will be treated as having sold their shares and generally will realize a capital gain or loss. If a shareholder tenders fewer than all of its shares or fewer than all shares tendered are repurchased, such shareholder may be treated as having received a taxable dividend upon the tender of its shares. In such a case, there is a risk that non-tendering shareholders, and shareholders who tender some but not all of their shares or fewer than all of whose shares are repurchased, in each case whose percentage interests in the Fund increase as a result of such tender, will be treated as having received a taxable distribution from the Fund. The extent of such risk will vary depending upon the particular circumstances of the tender offer, and in particular whether such offer is a single and isolated event or is part of a plan for periodically redeeming shares of the Fund.

Under U.S. Treasury regulations, if a shareholder recognizes a loss with respect to shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the Internal Revenue Service a disclosure statement on Internal Revenue Service Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Nature of the Fund’s Investments

Certain of the Fund’s hedging and derivatives transactions are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the intended characterization of certain complex financial transactions and (vii) produce income that will not be treated as qualifying income for purposes of the 90% gross income test described above.

These rules could therefore affect the character, amount and timing of distributions to shareholders and the Fund’s status as a RIC. The Fund will monitor its transactions and may make certain tax elections in order to mitigate the effect of these provisions.

Below Investment Grade Instruments

The Fund expects to invest in debt securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund, to the extent necessary, to distribute sufficient income to preserve our tax status as a RIC and minimize the extent to which we are subject to U.S. federal income tax.

Original Issue Discount

For federal income tax purposes, we may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as zero coupon securities, debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any original issue discount will be included in our investment company taxable income for the year of the accrual, we may be required to make a distribution to our shareholders in order to satisfy the annual distribution requirement, even though we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under Subchapter M of the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may not qualify for or maintain RIC tax treatment and thus may become subject to corporate-level income tax.

Market Discount

In general, the Fund will be treated as having acquired a security with market discount if its stated redemption price at maturity (or, in the case of a security issued with original issue discount, its revised issue price) exceeds the Fund’s initial tax basis in the security by more than a statutory de minimis amount. The Fund will be required to treat any principal payments on, or any gain derived from the disposition of, any securities acquired with market discount as ordinary income to the extent of the accrued market discount, unless the Fund makes an election to accrue market discount on a current basis. If this election is not made, all or a portion of any deduction for interest expense incurred to purchase or carry a market discount security may be deferred until the Fund sells or otherwise disposes of such security.

Currency Fluctuations

Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such income or receivables or pays such liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency, foreign currency forward contracts, certain foreign currency options or futures contracts and the disposition of debt securities denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

Preferred Shares or Borrowings

If the Fund utilizes leverage through the issuance of preferred shares or borrowings, it may be restricted by certain covenants with respect to the declaration of, and payment of, distributions on shares in certain circumstances. Limits on the Fund’s payments of distributions on shares may prevent the Fund from meeting the distribution requirements described above, and may, therefore, jeopardize the Fund’s qualification for taxation as a RIC and possibly subject the Fund to the 4% excise tax. The Fund will endeavor to avoid restrictions on its ability to make distribution payments.

Backup Withholding

The Fund may be required to withhold from all distributions and redemption proceeds payable to U.S. shareholders who fail to provide the Fund with their correct taxpayer identification numbers or to make required certifications, or who have been notified by the Internal Revenue Service that they are subject to backup withholding. Certain shareholders specified in the Code generally are exempt from such backup withholding. This backup withholding is not an additional tax. Any amounts withheld may be refunded or credited against the shareholder’s U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

U.S. Taxation of Tax-Exempt U.S. Shareholders

A U.S. shareholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income (“UBTI”). The direct conduct by a tax-exempt U.S. shareholder of the activities that the Fund proposes to conduct could give rise to UBTI. However, a RIC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its shareholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. shareholder should not be subject to U.S. federal income taxation solely as a result of such shareholder’s direct or indirect ownership of the Fund’s equity and receipt of distributions with respect to such equity (regardless of whether we incur indebtedness). Moreover, under current law, if the Fund incurs indebtedness, such indebtedness will not be attributed to a tax-exempt U.S. shareholder. Therefore, a tax-exempt U.S. shareholder should not be treated as earning income from “debt-financed property” and distributions the Fund pays should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that the Fund incurs. Certain tax-exempt private universities are subject to an additional 1.4% excise tax on their “net investment income,” including income from interest, dividends, and capital gains. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments. In the event that any such proposals were to be adopted and applied to RICs, the treatment of dividends payable to tax-exempt investors could be adversely affected. In addition, special rules would apply if the Fund were to invest in certain real estate mortgage investment conduits or taxable mortgage pools, which the Fund does not currently plan to do, that could result in a tax-exempt U.S. shareholder recognizing income that would be treated as UBTI.

Foreign Shareholders

U.S. taxation of a shareholder who is a nonresident alien individual, a foreign trust or estate or a foreign corporation, as defined for U.S. federal income tax purposes (a “foreign shareholder”), depends on whether the income from the Fund is “effectively connected” with a U.S. trade or business carried on by the shareholder.

As a RIC is a corporation for U.S. federal income tax purposes, its business activities generally will not be attributed to its shareholders for purposes of determining their treatment under current law. Therefore, a foreign shareholder should not be considered to earn income “effectively connected” with a U.S. trade or business solely as a result of activities conducted by the Fund.

If the income from the Fund is not “effectively connected” with a U.S. trade or business carried on by the foreign shareholder, distributions of investment company taxable income will be subject to a U.S. tax of 30% (or lower treaty rate), which tax is generally withheld from such distributions. The portion of distributions considered to be a return of capital for U.S. federal income tax purposes generally will not be subject to tax. However, dividends paid by the Fund that are “interest-related dividends” or “short-term capital gain dividends” will generally be exempt from such withholding, in each case to the extent the Fund properly reports such dividends to shareholders. For these purposes, interest-related dividends and short-term capital gain dividends generally represent distributions of certain interest or short-term capital gains that would not have been subject to U.S. federal withholding tax at the source if received directly by a foreign shareholder, and that satisfy certain other requirements. Interest-related dividends do not include distributions paid in respect of a RIC’s non-U.S. source interest income or its dividend income (or any other type of income other than generally non-contingent U.S.-source interest income received from unrelated obligors). In the case of shares of the Fund held through an intermediary, the intermediary may withhold U.S. federal income tax even if the Fund reports the payment as interest-related dividends or short-term capital gain dividends. There can be no assurance as to whether any of the Fund’s distributions will be eligible for an exemption from withholding of U.S. federal income tax or, as to whether any of the Fund’s distributions that are eligible, will be reported as such by us.

A foreign shareholder whose income from the Fund is not “effectively connected” with a U.S. trade or business would generally be exempt from U.S. federal income tax on capital gain dividends, any amounts retained by the Fund that are designated as undistributed capital gains and any gains realized upon the sale or exchange of shares. However, a foreign shareholder who is a nonresident alien individual and is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements will nevertheless be subject to a U.S. tax of 30% on such capital gain dividends, undistributed capital gains and sale or exchange gains.

If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a foreign shareholder, then distributions of investment company taxable income, any capital gain dividends, any amounts retained by the Fund that are designated as undistributed capital gains and any gains realized upon the sale or exchange of shares will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens, residents or domestic corporations, as applicable. Foreign corporate shareholders may also be subject to the 30% branch profits tax imposed by the Code.

The Fund may be required to withhold from distributions that are otherwise exempt from U.S. federal withholding tax (or taxable at a reduced treaty rate) unless the foreign shareholder certifies his or her foreign status under penalties of perjury or otherwise establishes an exemption.

The tax consequences to a foreign shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein. Foreign shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends that the Fund pays to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its United States “account” holders (as specifically defined in the Code) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such nonfinancial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial United States owners or provides the name, address and taxpayer identification number of each such substantial United States owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. In addition, foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. You should consult your own tax advisor regarding FATCA and whether it may be relevant to your ownership and disposition of our shares.

Foreign and Other Taxation

The Fund’s investment in non-U.S. securities may be subject to non-U.S. withholding taxes. In that case, the Fund’s yield on those securities would be decreased. Shareholders will generally not be entitled to claim a credit or deduction with respect to foreign taxes paid by the Fund.

In addition, shareholders may be subject to state, local and foreign taxes on their distributions from the Fund. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund.

ITEM 1A. RISK FACTORS.

Investing in our Common Shares involves a number of significant risks. The following information is a discussion of the material risk factors associated with an investment in our Common Shares specifically, as well as those factors generally associated with an investment in a company with investment objectives, investment policies, capital structure or trading markets similar to ours. In addition to the other information contained in this prospectus, you should consider carefully the following information before making an investment in our Common Shares. The risks below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. If any of the following events occur our business, financial condition and results of operations could be materially and adversely affected. In such cases, the NAV of our Common Shares could decline, and you may lose all or part of your investment.

Market Developments and General Business Environment

The Fund is currently operating in a period of capital markets disruption, significant volatility and economic uncertainty.

The global capital markets are experiencing a period of disruption and instability resulting in increasing spreads between the yields realized on riskier debt securities and those realized on risk-free securities, lack of liquidity in parts of the debt capital markets, significant write-offs in the financial services sector and the re-pricing of credit risk in the broadly syndicated market. Highly disruptive market conditions have resulted in increasing volatility and illiquidity in the global credit, debt and equity markets generally. The duration and ultimate effect of such market conditions cannot be accurately forecasted. Extreme uncertainty regarding economic markets is resulting in declines in the market values of potential investments and declines in the market values of investments after they are made or acquired and affecting the potential for liquidity events involving such investments or portfolio companies. During periods of market disruption, portfolio companies may be more likely to seek to draw on unfunded commitments the Fund has made, and the risk of being unable to fund such commitments is heightened during such periods. Applicable accounting standards require the Fund to determine the fair value of its investments as the amount that would be received in an orderly transaction between market participants at the measurement date. While most of the Fund’s investments are not publicly traded, as part of the Fund’s valuation process the Fund considers a number of measures, including comparison to publicly traded securities. As a result, volatility in the public capital markets can adversely affect the Fund’s investment valuations.

Various social and political tensions around the world may contribute to increased market volatility, may have long-term effects on the worldwide financial markets and may cause further economic uncertainties worldwide. In particular, the consequences of the conflict between Russia and Ukraine, including international sanctions, the potential impact on inflation and increased disruption to supply chains and a potential global recession may impact portfolio companies. Because Russia is a major exporter of oil and natural gas, the invasion and related sanctions have reduced the supply, and increased the price, of energy, which is accelerating inflation and may exacerbate ongoing supply chain issues. There is also the risk of retaliatory actions by Russia against countries which have enacted sanctions, including cyberattacks against financial and governmental institutions, which could result in business disruptions and further economic turbulence. Such consequences also may increase the Fund’s funding cost or limit its access to the capital markets.

A prolonged period of market illiquidity may cause the Fund to reduce the volume of loans and debt securities originated and/or funded and may adversely affect the value of the Fund’s portfolio investments, which could have a material and adverse effect on the Fund’s business, financial condition, results of operations and cash flows.

Potential impact of economic recessions or downturns

Many of the portfolio companies in which the Fund expects to make investments are likely to be susceptible to economic slowdowns or recessions. Therefore, the number of the Fund’s non-performing assets is likely to increase and the value of its portfolio is likely to decrease during such periods. Adverse economic conditions may decrease the value of the Fund’s equity investments. Economic slowdowns or recessions could lead to financial losses in the Fund’s portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase the Fund’s funding costs, limit its access to the capital markets or result in a decision by lenders not to extend credit to the Fund. These events could prevent the Fund from increasing its investments and harm its operating results.

Terrorist attacks, acts of war, global health emergencies or natural disasters may impact the businesses in which we invest and harm our business, operating results and financial condition.

Terrorist acts, acts of war, global health emergencies or natural disasters may disrupt our operations, as well as the operations of the businesses in which we invest. Such acts have created, and continue to create, economic and political uncertainties and have contributed to global economic instability. See – “Item 1A. Risk Factors – Market Developments and General Business Environment – The Fund is currently operating in a period of capital markets disruption, significant volatility and economic uncertainty.” Any market disruptions as a result of such acts could affect our portfolio companies’ operations and, as a result, could have a material adverse effect on our business, financial condition and results of operations.

Competition

We depend upon management personnel of our Adviser for our future success.

We do not have any employees. We depend on the experience, diligence, skill and network of business contacts of AGL, together with other investment professionals that our Adviser currently retains or may subsequently retain, to identify, evaluate, negotiate, structure, close, monitor and manage our investments. Our future success will depend to a significant extent on the continued service and coordination of our Adviser’s senior investment professionals. The departure of any of our Adviser’s key personnel, including members of the Investment Committee, or of a significant number of the investment professionals of our Adviser, could have a material adverse effect on our business, financial condition or results of operations. In addition, we cannot assure shareholders that our Adviser will remain our investment adviser or that we will continue to have access to our Adviser or its investment professionals. See – “Item 1A. Risk Factors—Our Business and Structure — Our Adviser can resign on 60 days’ notice.” We may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.” In addition, prior to the one (1) year anniversary of the Fund calling capital, upon a change of control of AGL or a termination of the Barclays Cooperation Agreement due to a Trigger Event, investors in the Fund shall have the right to reduce or cancel their unfunded Capital Commitments, subject to certain exceptions.

We operate in a highly competitive market for investment opportunities.

A number of entities, including the Other AGL Accounts and other entities, compete with us to make the types of investments that we make. We compete with other BDCs, commercial and investment banks, commercial financing companies, private funds, including hedge funds, and, to the extent they provide an alternative form of financing, private equity funds. Many of our competitors are more experienced, substantially larger and have considerably greater financial, technical and marketing resources than we do. Some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Certain of our competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us as a BDC and that the Code imposes on us as a RIC. Additionally, an investment opportunity may be appropriate for one or more of us and Other AGL Accounts or any other entities managed by our Adviser, and co-investment may not be possible. In such circumstances, the Adviser will adhere to its investment allocation policy in order to determine the Other AGL Accounts to which to allocate investment opportunities. Also, as a result of this competition, we may not be able to secure attractive investment opportunities from time to time.

We may lose investment opportunities if we do not match our competitors’ pricing, terms and structure. If we match our competitors’ pricing, terms and structure, we may experience decreased net interest income and increased risk of credit loss. As a result of operating in such a competitive environment, we may make investments that are on less favorable terms than what we may have originally anticipated, which may impact our return on these investments. We cannot assure investors that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations.

Legal and Regulatory

Our operation as a BDC imposes numerous constraints on us and significantly reduces our operating flexibility. In addition, if we fail to maintain our status as a BDC, we might be regulated as a closed-end investment company, which would subject us to additional regulatory restrictions.

The 1940 Act imposes numerous constraints on the operations of BDCs. For example, BDCs generally are required to invest at least 70% of their total assets primarily in securities of qualifying U.S. private companies or thinly traded public companies, cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the time of investment. These constraints may hinder our Adviser’s ability to take advantage of attractive investment opportunities and to achieve our investment objective. Furthermore, any failure to comply with the requirements imposed on BDCs by the 1940 Act could cause the SEC to bring an enforcement action against us and/or expose us to claims of private litigants.

We may be precluded from investing in what our Adviser believes are attractive investments if such investments are not “Qualifying Assets” for purposes of the 1940 Act. If we do not invest a sufficient portion of our assets in Qualifying Assets, we will be prohibited from making any additional investment that is not a Qualifying Asset and could be forced to forgo attractive investment opportunities. Similarly, these rules could prevent us from making follow-on investments in existing portfolio companies (which could result in the dilution of our position).

If we fail to maintain our status as a BDC, we might be regulated as a closed-end investment company that is required to register under the 1940 Act. This would subject us to additional regulatory restrictions and significantly decrease our operating flexibility. In addition, any such failure could cause us to lose our RIC status or cause an event of default under any outstanding indebtedness we might have, which could have a material adverse effect on our business, financial condition or results of operations.

We will be subject to corporate-level U.S. federal income tax on all of our income if we are unable to qualify for tax treatment as a RIC under Subchapter M of the Code, which would have a material adverse effect on our financial performance.

Although we intend to elect to be treated for U.S. federal income tax purposes as a RIC under Subchapter M of the Code for the taxable year ended 2024, and we intend to qualify as a RIC annually thereafter, we cannot assure you that we will qualify for and maintain RIC status. To obtain and maintain RIC status and be relieved of U.S. federal income taxes on income and gains distributed to our shareholders, we must meet the annual distribution and source-of-income and quarterly asset diversification requirements described below.

•

The annual distribution requirement for a RIC will generally be satisfied if we distribute to our shareholders on an annual basis at least 90% of our investment company taxable income (generally, our net ordinary income plus the excess of our realized net short-term capital gains over realized net long-term capital losses, determined without regard to the dividends paid deduction) for each taxable year (the “Annual Distribution Requirement”). Because we intend to use debt financing, we are subject to an asset coverage ratio requirement under the 1940 Act, and we expect to be subject to certain covenants contained in our credit agreements and other debt financing agreements. This asset coverage ratio requirement and these covenants could, under certain circumstances, restrict us from making distributions to our shareholders that are necessary for us to satisfy the distribution requirement. If we are unable to obtain cash from other sources, and thus are unable to make sufficient distributions to our shareholders, we could fail to maintain our RIC tax treatment and thus become subject to corporate-level U.S. federal income tax (and any applicable U.S. state and local taxes).

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The source-of-income requirement will be satisfied if at least 90% of our gross income for each year is derived from dividends, interest, gains from the sale of stock or securities or foreign currencies, payments with respect to loans of certain securities, net income derived from an interest in a “qualified publicly traded partnership” or other income derived with respect to our business of investing in such stock or securities or foreign currencies.

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The asset diversification requirement will be satisfied if, at the end of each quarter of our taxable year, at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs and other acceptable securities, and no more than 25% of the value of our assets is invested in the securities (other than U.S. government securities or securities of other RICs) of one issuer, or two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses or of certain “qualified publicly traded partnerships.” Failure to meet these requirements may result in our having to dispose of certain investments quickly in order to prevent the loss of our RIC status. Because most of our investments will be made in private companies, and therefore will be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.

If we fail to maintain our RIC status for any reason, and we do not qualify for certain relief provisions under the Code, we would be subject to corporate-level U.S. federal income tax (and any applicable U.S. state and local taxes). In this event, the resulting taxes and any resulting penalties could substantially reduce our net assets, the amount of income available for distribution, and the amount of our distributions to our shareholders, which would have a material adverse effect on our financial performance.

Regulations governing our operations as a BDC affect our ability to, and the way in which we, raise additional capital. These constraints may hinder our Adviser’s ability to take advantage of attractive investment opportunities and to achieve our investment objective.

Regulations governing our operation as a BDC affect our ability to raise additional capital, and the ways in which we can do so. Raising additional capital may expose us to risks, including the typical risks associated with leverage, and may result in dilution to our current shareholders. The 1940 Act limits our ability to borrow amounts or issue debt securities or preferred shares, which we refer to collectively as “senior securities,” to amounts such that our asset coverage ratio, as defined under the 1940 Act, equals at least 150% immediately after such borrowing or issuance if certain requirements are met, rather than 200%, as previously required and as described below. Consequently, if the value of our assets declines, we may be required to sell a portion of our investments and, depending on the nature of our leverage, repay a portion of our indebtedness at a time when this may be disadvantageous to us and, as a result, our shareholders. The Small Business Credit Availability Act modified the applicable provisions of the 1940 Act to reduce the required asset coverage ratio applicable to BDCs to 150%, subject to certain approval and disclosure requirements. Under this legislation, BDCs are able to increase their leverage capacity if shareholders approve a proposal to do so. Prior to the commencement of the Offering, our Board and our initial shareholder approved a proposal to apply to us this modified asset coverage requirement of 150% set forth in Section 61(a)(2) of the 1940 Act. This means that generally, the Fund can borrow up to $1 for every $1 of investor equity (or, if certain conditions are met, the Fund can borrow up to $2 for every $1 of investor equity).

We are generally not able to issue and sell our Common Shares at a price per share below NAV per share. We may, however, sell our Common Shares, or warrants, options or rights to acquire our Common Shares, at a price below the then-current NAV per share of our Common Shares (i) with the consent of a majority of our common shareholders (and a majority of our common shareholders who are not affiliates of ours) and (ii) if, among other things, a majority of our Independent Trustees and a majority of our Trustees who have no financial interest in the transaction determine that a sale is in the best interests of us and our shareholders.

We will incur significant costs as a result of being subject to the reporting requirements under the Exchange Act.

We will incur legal, accounting and other expenses, including costs associated with the periodic reporting requirements applicable to a company whose securities are registered under the Exchange Act, as well as additional corporate governance requirements, including requirements under the Sarbanes-Oxley Act, and other rules implemented by the SEC, once our Registration Statement on Form 10 becomes effective. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal control over financial reporting, which requires significant resources and management oversight. We will implement procedures, processes, policies and practices for the purpose of addressing the standards and requirements applicable to public companies. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. We expect to incur significant annual expenses related to these steps and Trustees’ and officers’ liability insurance, Trustee fees, reporting requirements of the SEC, transfer agent fees, additional administrative expenses payable to our Administrator to compensate it for hiring additional accounting, legal and administrative personnel, increased auditing and legal fees and similar expenses associated with being subject to these reporting requirements.

The systems and resources necessary to comply with public company reporting requirements will increase further once we cease to be an “emerging growth company” under the JOBS Act. As long as we remain an emerging growth company we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public reporting companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act.

Efforts to comply with Section 404 of the Sarbanes-Oxley Act involve significant expenditures, and noncompliance with Section 404 of the Sarbanes-Oxley Act may adversely affect us.

While we will not be required to comply with certain requirements of the Sarbanes-Oxley Act until we have been subject to the reporting requirements of the Exchange Act for a specified period of time or cease to be classified as an emerging growth company, under current SEC rules, we will be required to report on our internal control over financial reporting pursuant to Section 404 of the Sarbanes Oxley Act starting with the fiscal year ending December 31, 2023. Thereafter, we will be required to review on an annual basis our internal control over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in our internal control over financial reporting. Accordingly, our internal control over financial reporting does not currently meet all of the standards contemplated by Section 404 of the Sarbanes-Oxley Act that we will eventually be required to meet. We will establish formal procedures, policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within our organization.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the date on which we are a “large accelerated filer” or an “accelerated filer” or the date we are no longer classified as an emerging growth company under the JOBS Act. Because we do not currently have comprehensive documentation of our internal control and have not yet tested our internal control in accordance with Section 404, we cannot conclude, as required by Section 404, that we do not have a material weakness in our internal control or a combination of significant deficiencies that could result in the conclusion that we have a material weakness in our internal control. As a public reporting company under the Exchange Act, we will be required to complete our initial assessment in a timely manner. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our operations, financial reporting or financial results could be adversely affected. Matters impacting our internal control may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC.

The Fund has no operating history.

The Fund is a non-diversified, closed-end management investment company that will elect to be regulated as a BDC with no operating history. As a result, prospective investors have no track record or history on which to base their investment decision. There can be no assurance that the results achieved by similar strategies managed by AGL or its affiliates will be achieved for the Fund. Past performance should not be relied upon as an indication of future results. Moreover, the Fund is subject to all of the business risks and uncertainties associated with any new business, including the risk that it will not achieve its investment objective and that the value of an investor’s investment could decline substantially or that the investor will suffer a complete loss of its investment in the Fund.

The Adviser and the majority of the members of the Investment Committee have no prior experience managing a BDC, and the investment philosophy and techniques used by the Adviser to manage a BDC may differ from the investment philosophy and techniques previously employed by the Adviser, its affiliates, and the members of the Investment Committee in identifying and managing past investments. In addition, the 1940 Act and the Code impose numerous constraints on the operations of BDCs and RICs that do not apply to the other types of investment vehicles. For example, under the 1940 Act, BDCs are required to invest at least 70% of their total assets primarily in securities of qualifying U.S. private companies or thinly traded public companies, cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the time of investment. The Adviser’s and the members of the Investment Committee’s limited experience in managing a portfolio of assets under such constraints may hinder their respective ability to take advantage of attractive investment opportunities and, as a result, achieve the Fund’s investment objective.

The Fund is the Adviser’s first private credit fund.

The Adviser is entering the private credit space through its entrance into the Barclays Cooperation Agreement. While we believe that with its overall track record and resources the Adviser will be able to successfully source and underwrite investments, the Adviser does not have a track record in the private credit space.

Changes in laws or regulations governing our operations or the operations of our portfolio companies, changes in the interpretation thereof or newly enacted laws or regulations, or any failure by us or our portfolio companies to comply with these laws or regulations, could require changes to certain of our or our portfolio companies’ business practices, negatively impact our or our portfolio companies’ operations, cash flows or financial condition, impose additional costs on us or our portfolio companies or otherwise adversely affect our business or the business of our portfolio companies.

We and our portfolio companies are subject to regulation at the local, state, federal and, in some cases, foreign levels. These laws and regulations, as well as their interpretation, are likely to change from time to time, and new laws and regulations may be enacted. Accordingly, any change in these laws or regulations, changes in their interpretation, or newly enacted laws or regulations, or any failure by us or our portfolio companies to comply with these laws or regulations, could require changes to certain of our or our portfolio companies’ business practices, negatively impact our or our portfolio companies’ operations, cash flows or financial condition, impose additional costs on us or our portfolio companies or otherwise adversely affect our business or the business of our portfolio companies. In addition to the legal, tax and regulatory changes that are expected to occur, there may be unanticipated changes and uncertainty regarding any such changes. The legal, tax and regulatory environment for BDCs, investment advisers and the instruments that they utilize (including derivative instruments) is continuously evolving. In addition, there is significant uncertainty regarding certain legislation and the regulations that have been adopted (and future regulations that will need to be adopted pursuant to such legislation) and, consequently, the full impact that such legislation will ultimately have on us and the markets in which we trade and invest is not fully known. Such uncertainty and any resulting confusion may itself be detrimental to the efficient functioning of the markets and the success of certain investment strategies.

Legislative and regulatory proposals directed at the financial services industry that are proposed or pending in the U.S. Congress may negatively impact the operations, cash flows or financial condition of us and our portfolio companies, impose additional costs on us and our portfolio companies, intensify the regulatory supervision of us and our portfolio companies or otherwise adversely affect our business or the business of our portfolio companies.

Over the last several years, there also has been an increase in regulatory attention to the extension of credit outside of the traditional banking sector, raising the possibility that some portion of the non-bank financial sector will be subjected to new regulation. While we do not know whether any such regulation would be implemented or what form it will take, increased regulation of non-bank credit extension would negatively impact our operations, cash flows or financial condition, impose additional costs on us, intensify the regulatory supervision of us or otherwise adversely affect our business.

We may be materially affected by market, economic and political conditions globally and in the jurisdictions and sectors in which we invest or operate, including economic outlook, factors affecting interest rates, the availability of credit, currency exchange rates and trade barriers. Recent populist and anti-globalization movements, particularly in the United States, may result in material changes in economic trade and immigration policies, all of which could lead to significant disruption of global markets and could have adverse consequences on our investments.

We cannot predict how new tax legislation will affect us, our investments, or our shareholders, and any such legislation could adversely affect our business.

Legislative or other actions relating to taxes could have a negative effect on us. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. The Biden Administration has enacted significant changes to the existing U.S. tax rules that include, among others, a minimum tax on book income and profits of certain multinational corporations, and there are a number of proposals in the U.S. Congress that would similarly modify the existing U.S. tax rules. The likelihood of any new legislation being enacted is uncertain, but new legislation and any U.S. Treasury regulations, administrative interpretations or court decisions interpreting such legislation could significantly and negatively affect our ability to qualify for tax treatment as a RIC or the U.S. federal income tax consequences to us and our shareholders of such qualification and could have other adverse consequences. Shareholders are urged to consult with their tax advisor regarding tax legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in our Common Shares.

Our ability to enter into transactions with our affiliates is restricted.

The Fund generally is prohibited under the 1940 Act from participating in certain transactions with its affiliates without prior approval of the Independent Trustees and, in some cases, the SEC. Any person that owns, directly or indirectly, 5% or more of the Fund’s outstanding voting securities is an affiliate of the Fund for purposes of the 1940 Act, and the Fund generally is prohibited from buying or selling any security from or to such affiliate, absent the prior approval of the Independent Trustees. The 1940 Act also prohibits certain “joint” transactions with certain of the Fund’s affiliates, which could include investments in the same issuers (whether at the same or different times), without prior approval of the Independent Trustees and, in some cases, the SEC. If a person acquires more than 25% of the Fund’s voting securities, the Fund will be prohibited from buying or selling any security from or to such person or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. Similar restrictions limit the Fund’s ability to transact business with the Fund’s officers or Trustees or their affiliates. These prohibitions will affect the manner in which investment opportunities are allocated between the Fund and Affiliated Funds. Most importantly, the Fund generally is prohibited from co-investing with Other AGL Accounts or affiliates of the Adviser in AGL-originated loans and financings unless the Fund co-invests in accordance with the applicable regulatory guidance or has obtained an exemptive order from the SEC permitting such co-investment activities.

Accordingly, while the Adviser intends to allocate suitable opportunities among the Fund and Other AGL Accounts or affiliates of the Adviser based on the principles described above, the prohibition on co-investing with affiliates could significantly limit the scope of investment opportunities available to the Fund. In particular, the decision by AGL to allocate an opportunity to one or more Other AGL Accounts or to an affiliate of the Adviser, or the existence of a prior co-investment structure, might cause the Fund to forgo an investment opportunity that it otherwise would have made. Similarly, the Fund generally may be limited in its ability to invest in an issuer in which an Other AGL Account or affiliate of the Adviser had previously invested. The Fund may in certain circumstances also be required to sell, transfer or otherwise reorganize assets in which the Fund has invested with Other AGL Accounts or affiliates of the Adviser at times that the Fund may not consider advantageous.

The Fund has applied for an exemptive order from the SEC in order to permit the Fund to co-invest with Other AGL Accounts and other affiliates of the Adviser, but there can be no assurances that such exemptive order will be granted. Accordingly, there can be no assurances that the Fund will be able to co-invest alongside Other AGL Accounts or affiliates of the Adviser, other than in the limited circumstances currently permitted by regulatory guidance. In the event that the Fund is able to obtain an exemptive order from the SEC, the Fund would only be permitted to co-invest alongside Other AGL Accounts or other affiliates of the Adviser in accordance with the terms and conditions of the exemptive order.

Commodity Futures Trading Commission (“CFTC”) rules may have a negative impact on us and our Adviser.

The CFTC and the SEC have issued rules establishing that certain swap transactions are subject to CFTC regulation. Engaging in such swap or other commodity interest transactions such as futures contracts or options on futures contracts may cause us to fall within the definition of “commodity pool” under the Commodity Exchange Act and related CFTC regulations. Our Adviser has claimed relief from CFTC registration and regulation as a commodity pool operator pursuant to CFTC Rule 4.5 with respect to our operations, with the result that we will be limited in our ability to use futures contracts or options on futures contracts or engage in swap transactions. Specifically, CFTC Rule 4.5 imposes strict limitations on using such derivatives other than for hedging purposes, whereby the use of derivatives not used solely for hedging purposes is generally limited to situations where (i) the aggregate initial margin and premiums required to establish such positions does not exceed 5% of the liquidation value of our portfolio, after taking into account unrealized profits and unrealized losses on any such contracts it has entered into; or (ii) the aggregate net notional value of such derivatives does not exceed 100% of the liquidation value of our portfolio. Moreover, we anticipate entering into transactions involving such derivatives to a very limited extent solely for hedging purposes or otherwise within the limitations of CFTC Rule 4.5.

Under SEC Rule 18f-4, related to the use of derivatives, short sales, reverse repurchase agreements and certain other transactions by registered investment companies, we are permitted to enter into derivatives and other transactions that create future payment or delivery obligations, including short sales, notwithstanding the senior security provisions of the 1940 Act if we comply with certain value-at-risk leverage limits and derivatives risk management program and Board oversight and reporting requirements or comply with a “limited derivatives users” exception. We have elected to rely on the limited derivatives users exception. We may change this election and comply with the other provisions of Rule 18f-4 related to derivatives transactions at any time and without notice. To satisfy the limited derivatives users exception, we have adopted and implemented written policies and procedures reasonably designed to manage our derivatives risk and limit our derivatives exposure in accordance with Rule 18f-4. Rule 18f-4 also permits us to enter into reverse repurchase agreements or similar financing transactions notwithstanding the senior security provisions of the 1940 Act if we aggregate the amount of indebtedness associated with our reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating our asset coverage ratios as discussed above or treat all such transactions as derivatives transactions for all purposes under Rule 18f-4. In addition, we are permitted to invest in a security on a when-issued or forward-settling basis, or with a non-standard settlement cycle, and the transaction will be deemed not to involve a senior security under the 1940

Act, provided that (i) we intend to physically settle the transaction and (ii) the transaction will settle within 35 days of its trade date (the “Delayed-Settlement Securities Provision”). We may otherwise engage in such transactions that do not meet the conditions of the Delayed-Settlement Securities Provision so long as we treat any such transaction as a “derivatives transaction” for purposes of compliance with the rule. Furthermore, we are permitted to enter into an unfunded commitment agreement, and such unfunded commitment agreement will not be subject to the asset coverage requirements under the 1940 Act, if we reasonably believe, at the time we enter into such agreement, that we will have sufficient cash and cash equivalents to meet our obligations with respect to all such agreements as they come due. We cannot predict the effects of these requirements. The Adviser intends to monitor developments and seek to manage our assets in a manner consistent with achieving our investment objective, but there can be no assurance that it will be successful in doing so.

Our ability to enter into transactions involving derivatives and financial commitment transactions may be limited.

In November 2020, the SEC adopted a revised version of Rule 18f-4, which is designed to modernize the regulation of the use of derivatives by registered investment companies and BDCs. Among other things, Rule 18f-4 requires BDCs that use derivatives to be subject to a value-at-risk leverage limit and requires the adoption and implementation of a derivatives risk management program that is reasonably designed to identify, assess and manage its derivatives transaction trading risk, subject to certain exceptions. Additionally, subject to certain conditions, funds that do not invest heavily in derivatives may be deemed limited derivatives users and would not be subject to the full requirements of Rule 18f-4. The Fund intends to operate under the limited derivatives user exemption of Rule 18f-4 and has adopted written policies and procedures reasonably designed to manage the Fund’s derivatives risk pursuant to Rule 18f-4. In connection with the adoption of Rule 18f-4, the SEC also eliminated the asset segregation and cover framework arising from prior SEC guidance for covering derivatives and certain financial instruments. Compliance with Rule 18f-4 has been required since August 2022. Collectively, these requirements may limit our ability to use derivatives and/or enter into certain other financial contracts.

Certain investors are limited in their ability to make significant investments in us.

Private funds that are excluded from the definition of “investment company” either pursuant to Section 3(c)(1) or 3(c)(7) of the 1940 Act and certain other unregistered investment companies are restricted from acquiring directly or through a controlled entity more than 3% of our total outstanding voting shares other than in accordance with the 1940 Act (measured at the time of the acquisition, including through conversion of convertible securities). Investment companies registered under the 1940 Act and BDCs are also subject to this restriction as well as other regulatory limitations that restrict the amount that they are able to invest in our securities. As a result, certain investors may be precluded from acquiring additional shares at a time that they might desire to do so.

We are subject to risks related to being an “emerging growth company.”

We are and we will remain an “emerging growth company” as defined in the JOBS Act for up to five years, or until the earliest of: (1) the last date of the fiscal year during which we had total annual gross revenues of $1.235 billion or more; (2) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or (3) the date on which we are deemed to be a “large accelerated filer” as defined under Rule 12b-2 under the Exchange Act. For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public reporting companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We cannot predict if investors will find our Common Shares less attractive because we will rely on some or all of these exemptions. If some investors find our Common Shares less attractive as a result, there may be a less active trading market for our Common Shares and our share price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for investors and securities analysts to evaluate us since our financial statements may not be comparable to companies that comply with public company effective dates and may result in less investor confidence.

We are subject to risks arising from compliance with Regulation Best Interest.

Broker-dealers must comply with Regulation Best Interest (as defined herein), which, among other requirements, enhances the existing standard of conduct for broker-dealers and natural persons who are associated persons of a broker-dealer when recommending to a retail customer any securities transaction or investment strategy involving securities to a retail customer. Regulation Best Interest imposes a duty of care for broker-dealers to evaluate reasonably available alternatives in the best interests of their clients. There are likely alternatives to us that are reasonably available to you, through your broker or otherwise, and those alternatives may be less costly or have a lower investment risk. Among other alternatives, listed BDCs may be reasonable alternatives to an investment in our Common Shares, and may feature characteristics like lower cost, less complexity, and lesser or different risks. Investments in listed securities also often involve nominal or zero commissions at the time of initial purchase. The impact of Regulation Best Interest on broker-dealers participating in the Offering cannot be determined at this time, but it may negatively impact whether broker-dealers and their associated persons recommend the Offering to retail customers. If Regulation Best Interest reduces our ability to raise capital in the Offering, it would harm our ability to create a diversified portfolio of investments and achieve our investment objective and would result in our fixed operating costs representing a larger percentage of our gross income.

We could be subject to review and approval by CFIUS or other regulatory agencies resulting in limitations or restrictions on our voting interests or management and information rights, including under certain default and foreclosure scenarios.

Transactions that result in the Fund acquiring equity and certain management or information rights with respect to a “U.S. business” (as defined at 31 C.F.R. § 800.252), including as a result of a default and foreclosure process, could be subject to prior review and approval by the U.S. Committee on Foreign Investment in the United States (“CFIUS”). The acquisition of relevant rights in a borrower that develops, designs, manufactures, tests, fabricates, or produces “critical technologies” (as defined at 31 C.F.R. § 800.215), including as a result of a default and foreclosure process, could trigger a CFIUS filing requirement at least 30 days before the transfer of such rights to the Fund. Similarly, the Fund’s acquisition of equity or rights in a non-U.S. business connected with or related to national security or that has a nexus to critical or sensitive sectors could also be subject to non-U.S. national security/investment screening regulatory approval.

In the event of a CFIUS review or similar process before a non-U.S. regulator, there can be no assurances that the Fund will be able to maintain, or proceed with, such foreclosure process on terms acceptable to the Fund. CFIUS or another regulator could impose conditions on, delay, or prohibit one or more of the Fund’s acquisition of relevant rights, including as a result of a default and foreclosure process. Such limitations or restrictions could delay or prevent the Fund from foreclosing on and acquiring management rights with respect to a U.S. business under the typical foreclosure timeline, which could adversely affect the Fund’s performance with respect to such acquisitions (if consummated) and thus the Fund’s performance as a whole. These risks may also limit the attractiveness of, delay or prevent us from pursuing certain transactions that we believe would otherwise be attractive to the Fund and our stockholders.

Certain of the stockholders of the Fund will be Non-U.S. stockholders, and in the aggregate, may comprise a substantial portion of the Fund’s stockholders. This may increase both the risk that transactions that result in the Fund acquiring equity and certain management or information rights with respect to a U.S. business, including as a result of a default and foreclosure process, could be subject to review by CFIUS, and the risk that limitations or restrictions will be imposed by CFIUS or other non-U.S. regulators on the Fund’s acquisition of such rights or ability to proceed with the foreclosure process in the manner originally intended. CFIUS or other non-U.S. regulators could require the parties’ acceptance of certain mitigating conditions for approval that may not be commercially or otherwise desirable to the parties.

Operational

We are dependent on information systems, and systems failures, as well as operating failures, could significantly disrupt our business, which may, in turn, negatively affect our liquidity, financial condition or results of operations.

Our business is dependent on our Adviser’s and third parties’ communications and information systems. Any failure or interruption of those systems, including as a result of the termination of the Investment Advisory Agreement or an agreement with any third-party service providers, could cause delays or other problems in our activities. Our financial, accounting, data processing, backup or other operating systems and facilities may fail to operate properly or become disabled or damaged as a result of a number of factors including events that are wholly or partially beyond our control and adversely affect our business. There could be:

•	sudden electrical or telecommunications outages;

•	natural disasters such as earthquakes, tornadoes and hurricanes;

•	disease pandemics;

•	events arising from local or larger scale political or social matters, including terrorist acts and acts of war; and/or

•	cyber incidents.

In addition to our dependence on information systems, poor operating performance by our service providers could adversely impact us.

These events, in turn, could have a material adverse effect on our operating results and negatively affect the market price of our securities and our ability to pay distributions to our shareholders.

Future terrorist activities, military or security operations, global health emergencies or natural disasters could further weaken the domestic/global economies and create additional uncertainties, which may negatively impact the businesses in which we invest directly or indirectly and, in turn, could have a material adverse impact on our business, operating results and financial condition. Losses from terrorist attacks, global health emergencies and natural disasters are generally uninsurable.

Cybersecurity risks and cyber incidents may adversely affect our business or the business of our portfolio companies by causing a disruption to our operations or the operations of our portfolio companies, a compromise or corruption of our confidential information or the confidential information of our portfolio companies and/or damage to our business relationships or the business relationships of our portfolio companies, all of which could negatively impact the business, financial condition and operating results of us or our portfolio companies.

A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of the information resources of us or our portfolio companies. These incidents may be an intentional attack or an unintentional event and could involve a third party or our own personnel gaining unauthorized access to our information systems or those of our portfolio companies for purposes of obtaining ransom payments, misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. The result of these incidents may include disrupted operations, misstated or unreliable financial data, liability for loss or misappropriation of data, stolen assets or information, increased cybersecurity protection and insurance costs, litigation and damage to our reputation or business relationships. As our and our portfolio companies’ reliance on technology have increased, so have the risks posed to our information systems, both internal and those provided by AGL and third-party service providers, and the information systems of our portfolio companies. The measures implemented by AGL and these third-party service providers to help mitigate cybersecurity risks and cyber intrusions do not guarantee that a cyber incident will not occur and/or that our financial results, operations or confidential information will not be negatively impacted by such an incident.

Our Business and Structure

We are a new company and have no prior operating history. Investors have limited information to evaluate historical data or assess any of our investments prior to participating in the Offering.

We are a new company with no prior operating history, and as a result, we have minimal financial information on which to evaluate an investment in us or our prior performance. Shareholders must rely on us to implement our investment policies, to evaluate all of our investment opportunities and to structure the terms of our investments rather than evaluating our investments in advance of purchasing Common Shares. Because shareholders are not able to thoroughly evaluate our investments in advance of purchasing our Common Shares, the Offering may entail more risk than other types of offerings. This additional risk may hinder the ability of our investors to achieve their own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives. Additionally, the results of any Other AGL Accounts that have or have had an investment program which is similar to, or different from, our investment program are not indicative of the results that we may achieve. We expect to have a different investment portfolio from Other AGL Accounts, although as a result of the exemptive relief, there could be significant overlap in our investment portfolio and the investment portfolios of Other AGL Accounts (which may include proprietary accounts of AGL). Accordingly, our results may differ from and are independent of the results obtained by such Other AGL Accounts. Moreover, past performance is no assurance of future returns.

We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objective and that the value of a shareholder’s investment could decline substantially or could become worthless. We anticipate that it could take some time to invest substantially all of the capital we expect to raise due to market conditions generally and the time necessary to identify, evaluate, structure, negotiate and close suitable investments. In order to comply with the RIC diversification requirements during the startup period, we may invest proceeds in temporary investments, such as cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the time of investment, which we expect will earn yields substantially lower than the interest, dividend or other income that we seek to receive in respect of suitable portfolio investments. We may not be able to pay any significant distributions during this period, and any such distributions may be substantially lower than the distributions we expect to pay when our portfolio is fully invested. We will pay a Management Fee to our Adviser throughout this interim period irrespective of our performance. If the Management Fee and our other expenses exceed the return on the temporary investments, our equity capital will be eroded.

Global economic, political and market conditions may adversely affect our business, financial condition and results of operations, including our revenue growth and profitability.

Our business is directly influenced by the economic cycle and could be negatively impacted by a downturn in economic activity in the United States as well as globally. Fiscal and monetary actions taken by United States and non-U.S. government and regulatory authorities could have a material adverse impact on our business. To the extent uncertainty regarding the U.S. or global economy negatively impacts consumer confidence and consumer credit factors, our business, financial condition and results of operations could be adversely affected. Moreover, the Federal Reserve policy, including with respect to certain interest rates, along with the general policies of the current Presidential administration, may also adversely affect the value, volatility and liquidity of dividend- and interest-paying securities. These conditions, government actions and future developments may cause interest rates and borrowing costs to rise, which may adversely affect our ability to access debt financing on favorable terms and may increase the interest costs of our borrowers, hampering their ability to repay us. Continued or future adverse economic conditions could have a material adverse effect on our business, financial condition and results of operations.

If key economic indicators, such as the unemployment rate or inflation, do not progress at a rate consistent with the Federal Reserve’s objectives, the target range for the federal funds rate may increase and cause interest rates and borrowing costs to rise, which may negatively impact our ability to access the debt markets on favorable terms and may also increase the costs of our borrowers, hampering their ability to repay us. Additionally, the Federal Reserve has raised, and has indicated its intent to continue raising, certain benchmark interest rates in an effort to combat inflation. There is no guarantee that the actions taken by the Federal Reserve will reduce or eliminate inflation.

Legislation may be adopted that could significantly affect the regulation of U.S. financial markets. Areas subject to potential change, amendment or repeal include the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and the authority of the Federal Reserve and the Financial Stability Oversight Council. These or other regulatory changes could result in greater competition from banks and other lenders with which we compete for lending and other investment opportunities. The United States may also potentially withdraw from or renegotiate various trade agreements and take other actions that would change current trade policies of the United States. We cannot predict which, if any, of these actions will be taken or, if taken, their effect on the financial stability of the United States. Such actions could have a material adverse effect on our business, financial condition and results of operations.

Our Adviser, its principals, investment professionals and employees and the members of its Investment Committee have certain conflicts of interest.

Our Adviser, its principals, affiliates, investment professionals and employees, the members of its Investment Committee and our officers and Trustees serve or may serve now or in the future as investment advisers, officers, trustees, principals of, or in other capacities with respect to, public or private entities (including other BDCs and other investment funds) that operate in the same or a related line of business as us. Certain of these individuals could have obligations to investors in Other AGL Accounts, the fulfillment of which is not in our best interests or the best interests of our shareholders, and we expect that investment opportunities will satisfy the investment criteria for both us and such Other AGL Accounts. In addition, AGL and its affiliates also manage other accounts, and expect to manage other vehicles or accounts in the future, that have investment mandates that are similar, in whole or in part, to ours and, accordingly, may invest in asset classes similar to those targeted by us. As a result, the Adviser and/or its affiliates may face conflicts in allocating investment opportunities between us and such other entities. The fact that our investment advisory fees may be lower than those of certain Other AGL Accounts could result in this conflict of interest affecting us adversely relative to such other funds.

Subject to applicable law, if the SEC grants our application for exemptive relief related co-investments, we may invest alongside AGL and Other AGL Accounts.

As a result of the exemptive relief, there could be significant overlap in our investment portfolio and the investment portfolios of Other AGL Accounts, including, in some cases, proprietary accounts of AGL. In such circumstances, the Adviser will adhere to its investment allocation policy in order to determine the Other AGL Accounts to which to allocate investment opportunities. If we are unable to rely on the exemptive relief for a particular opportunity, when our Adviser identifies certain investments, it will be required to determine which

Other AGL Accounts should make the investment at the potential exclusion of Other AGL Accounts. Accordingly, it is possible that we may not be given the opportunity to participate in investments made by Other AGL Accounts. See – Item 1A. “Risk Factors —Legal and Regulatory—Our ability to enter into transactions with our affiliates is restricted.”

In addition, pursuant to the Resource Sharing Agreement between AGL and the Adviser, AGL and the Adviser will share certain investment professionals, including senior investment professionals on the Investment Committee. Accordingly, we depend in part on the experience, diligence, skill and network of business contacts of certain investment professionals that we share with our affiliate. Investment professionals of our Adviser, which will include investment professionals the Adviser shares with AGL and those it may retain in the future, will identify, evaluate, negotiate, structure, close, monitor and manage our investments. Our future success may significantly depend on the continued service and coordination of senior investment professionals that our Adviser shares with AGL. In the event of any loss of the services of these individuals, our Adviser’s ability to service us could be adversely affected and could have a material adverse effect on our business, financial condition or results of operations. In addition, we cannot assure you that the Adviser will remain our Adviser or that we will continue to have access to the shared investment professionals. Moreover, the Resource Sharing Agreement may be terminated by either party on sixty days’ notice, and the termination of the Resource Sharing Agreement may have a material adverse consequence on our operations.

AGL’s financial and other interests may incentivize our Adviser to make investments that present greater risk or to favor Other AGL Accounts.

Our Adviser receives performance-based compensation in respect of its investment management activities on our behalf, which rewards our Adviser for positive performance of our investment portfolio. As a result, our Adviser may make investments for us that present a greater potential for return but also a greater risk of loss or that are more speculative than would be the case in the absence of performance-based compensation. In addition, the Adviser may simultaneously manage Other AGL Accounts for which the Adviser may be entitled to receive greater fees or other compensation (as a percentage of performance or otherwise) than it receives in respect of us. In addition, subject to applicable law, AGL may invest in Other AGL Accounts, and such investments may constitute all or substantial percentages of such Other AGL Accounts’ outstanding equity interests. Therefore, the Adviser may have an incentive to favor such Other AGL Accounts over us. To address these types of conflicts, the Adviser has adopted policies and procedures under which investment opportunities will be allocated in a manner that it believes is consistent with its obligations as an investment adviser. However, the amount, timing, structuring or terms of an investment by the Fund may differ from, and performance may be different than, the investments and performance of Other AGL Accounts.

Our financial condition and results of operations depend on our Adviser’s ability to manage our future growth effectively.

Our ability to achieve our investment objective depends on our Adviser’s ability to identify, invest in and monitor companies that meet our investment criteria. Accomplishing this result on a cost-effective basis is largely a function of the structuring of our investment process and the ability of our Adviser to provide competent, attentive and efficient services to us. Our executive officers and the members of the Investment Committee have substantial responsibilities in connection with their roles at our Adviser with the Other AGL Accounts, as well as responsibilities under the Investment Advisory Agreement. We may also be called upon to provide significant managerial assistance to certain of our portfolio companies. These demands on their time, which will increase as the number of investments grow, may distract them or slow the rate of investment. In order to grow, our Adviser may need to hire, train, supervise, manage and retain new employees. However, we cannot assure you that they will be able to do so effectively. Any failure to manage our future growth effectively could have a material adverse effect on our business, financial condition and results of operations.

Our ability to grow depends on our ability to raise additional capital.

If we do not have adequate capital available for investment, our performance could be adversely affected. In addition, we intend to elect to be treated for U.S. federal income tax purposes as a RIC under Subchapter M of the Code for the taxable year that includes the Initial Closing, and we intend to qualify as a RIC annually thereafter. To qualify, and to maintain our status as a RIC, we are required to timely distribute to our shareholders at least 90% of our investment company taxable income (determined without regard to the dividends paid deduction), which is generally our net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses, if any, for each taxable year. Consequently, such distributions will not be available to fund new investments. We expect to use debt financing and issue additional securities to fund our growth, if any. Unfavorable economic or capital market conditions may increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. An inability to successfully access the capital markets could limit our ability to grow our business and fully execute our business strategy and could decrease our earnings, if any.

We may borrow money, which may magnify the potential for gain or loss and may increase the risk of investing in us.

As part of our business strategy, we may borrow from and issue senior debt securities to banks, insurance companies and other lenders or investors. Holders of these senior securities will have fixed-dollar claims on our assets that are superior to the claims of our common shareholders. If the value of our assets decreases, leveraging would cause NAV to decline more sharply than it otherwise would have if we did not employ leverage. Similarly, any decrease in our income would cause net income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make distributions to our common shareholders. In addition, we would have to service any additional debt that we incur, including interest expense on debt and dividends on preferred shares that we may issue, as well as the fees and costs related to the entry into or amendments to debt facilities. These expenses (which may be higher than the expenses on our current borrowings due to the rising interest rate environment) would decrease net investment income, and our ability to pay such expenses will depend largely on our financial performance and will be subject to prevailing economic conditions and competitive pressures. Additionally, we will be able to incur additional leverage if we are able to obtain exemptive relief from the SEC to exclude the debt of any SBIC subsidiary we may form in the future from the leverage requirements otherwise applicable to BDCs. We have not yet applied to the Small Business Administration for approval to form a SBIC and may decide not to do so. We can offer no assurances as to whether or when we may form a SBIC subsidiary.

In addition to having fixed-dollar claims on our assets that are superior to the claims of our common shareholders, any obligations to the lenders will be secured by a first priority security interest in our portfolio of investments and cash. In the case of a liquidation event, those lenders would receive proceeds to the extent of their security interest before any distributions are made to our shareholders.

Lastly, we may be unable to obtain leverage, which would, in turn, affect your return on investment.

The Adviser faces conflicts of interest caused by compensation arrangements with us, which could result in actions that are not in the best interests of our shareholders.

The Adviser receives substantial fees from us in return for its services, and these fees could influence the advice provided to us. We pay to the Adviser the Incentive Fee that is based on the performance of our portfolio and the Management Fee that is based on the value of our net assets as of the beginning of the first business day of the quarter. Because the Incentive Fee is based on the performance of our portfolio, the Adviser may be incentivized to make investments on our behalf that are riskier or more speculative than would be the case in the absence of such compensation arrangement. The way in which the Incentive Fee is determined may also encourage the Adviser to use leverage to increase the return on our investments. The Management Fee is payable even in the event the value of your investment declines. Our compensation arrangements could therefore result in our making riskier or more speculative investments than would otherwise be the case. This could result in higher investment losses, particularly during cyclical economic downturns.

We may be obligated to pay the Adviser incentive compensation even if we incur a net loss due to a decline in the value of our portfolio.

Our Investment Advisory Agreement entitles the Adviser to receive Pre-Incentive Fee Net Investment Income returns regardless of any capital losses. In such case, we may be required to pay the Adviser incentive compensation for a fiscal quarter even if there is a decline in the value of our portfolio or if we incur a net loss for that quarter.

In addition, any Pre-Incentive Fee Net Investment Income returns may be computed and paid on income that may include interest that has been accrued but not yet received. If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously included in the calculation of the Incentive Fee will become uncollectible. The Adviser is not under any obligation to reimburse us for any part of the Incentive Fee it received that was based on accrued income that we never received as a result of a default by an entity on the obligation that resulted in the accrual of such income, and such circumstances would result in our paying an incentive fee on income we never received. In addition, as leverage generally would magnify positive returns, if any, on our portfolio, the use of leverage may cause our Pre-Incentive Fee Net Investment Income returns to exceed the quarterly hurdle rate for the Incentive Fee on income payable to our Adviser at a lower average return on our portfolio.

Potential conflicts of interest with other businesses of AGL could impact our investment returns.

While Affiliated Funds will seek to manage potential conflicts of interest in good faith, the portfolio strategies employed by Affiliated Funds in managing the Other AGL Accounts could conflict with the transactions and strategies employed by the Adviser in managing us and may affect the prices and availability of investments. The Adviser and its affiliates may give advice and make investment recommendations to Other AGL Accounts that differ from advice given to, or investment recommendations made to, us, even though their investment objectives may be the same or similar to ours. Other AGL Accounts, whether now existing or created in the future, could compete with us for the purchase and sale of investments.

With respect to the allocation of investment opportunities among us and Other AGL Accounts, the ability of the Adviser to recommend such opportunities to us may be restricted by applicable laws or regulatory requirements (including without limitation under the 1940 Act) and the Adviser will allocate investment opportunities and realization opportunities between us and Other AGL Accounts in a manner that is consistent with the adopted written investment allocation policies and procedures established by the Adviser and its affiliates, which may be amended from time to time, designed to ensure allocations of opportunities are made over time on a fair and equitable basis. The outcome of any allocation determination by Affiliated Funds may result in the allocation of all or none of an investment opportunity to us. The Adviser and its affiliates’ allocation of investment opportunities among us and Other AGL Accounts in the manner discussed above may not result in proportional allocations, and such allocations may be more or less advantageous to some relative to others.

In addition, a conflict of interest exists to the extent the Adviser, its affiliates, or any of their respective executives, portfolio managers or employees have proprietary or personal investments in other investment companies or accounts or when certain other investment companies or accounts are investment options in the Adviser’s or its affiliates’ employee benefit plans. In these circumstances, the Adviser has an incentive to favor these other investment companies or accounts over us. The Board will seek to monitor these conflicts but there can be no assurances that such monitoring will fully mitigate any such conflicts. Shareholders should note the matters discussed in ‘Item 1A. Risk Factors Legal and Regulatory—Our ability to enter into transactions with our affiliates is restricted.”

Our Board may change our investment objective, operating policies and strategies without prior notice or shareholder approval.

Our Board has the authority to modify or waive certain of our operating policies and strategies without prior notice (except as required by the 1940 Act or other applicable laws) and without shareholder approval. However, absent shareholder approval, we may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, operating results and market price of our securities. Nevertheless, the effects may adversely affect our business and impact our ability to make distributions or make payments with respect to our indebtedness.

Our Adviser can resign on 60 days’ notice. We may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.

Our Adviser has the right, under the Investment Advisory Agreement, to resign at any time upon 60 days’ written notice, regardless of whether we have found a replacement. If our Adviser resigns, we may not be able to find a new external investment adviser or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial condition, business and results of operations as well as our ability to pay distributions are likely to be adversely affected, and the market price of our securities may decline.

Our Adviser’s responsibilities and its liability to us are limited under the Investment Advisory Agreement, which may lead our Adviser to act in a riskier manner on our behalf than it would when acting for its own account.

Our Adviser has not assumed any responsibility to us other than to render the services described in the Investment Advisory Agreement, and it will not be responsible for any action of our Board in declining to follow our Adviser’s advice or recommendations. Pursuant to the Investment Advisory Agreement, our Adviser and its Trustees, members, shareholders, partners, officers, employees or Controlling Persons will not be liable to us for its acts under the Investment Advisory Agreement, absent willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under the Investment Advisory Agreement. These protections may lead our Adviser to act in a riskier manner when acting on our behalf than it would when acting for its own account. See – “Item 1A. Risk Factors – Our Business and Structure – The Adviser faces conflicts of interest caused by compensation arrangements with us, which could result in actions that are not in the best interests of our shareholders.”

We may experience fluctuations in our quarterly results.

We could experience fluctuations in our quarterly operating results due to a number of factors, including interest rates payable on debt investments we make, default rates on such investments, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in certain markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods or the full fiscal year.

We are subject to risks related to corporate social responsibility.

Our business faces increasing public scrutiny related to environmental, social and governance (“ESG”) activities, which are increasingly considered to contribute to the long-term sustainability of a company’s performance. A variety of organizations measure the performance of companies on ESG topics, and the results of these assessments are widely publicized. In addition, investment in funds that specialize in companies that perform well in such assessments are increasingly popular, and major institutional investors have publicly emphasized the importance of such ESG measures to their investment decisions.

Our brand and reputation may be negatively impacted if we fail to act responsibly in a number of areas, such as considering ESG factors in our investment processes. Adverse incidents with respect to ESG activities could impact the value of our brand and our relationships with investors, which could adversely affect our business and results of operations.

Additionally, new regulatory initiatives related to ESG could adversely affect our business. For example, the SEC has announced that it may require disclosure of certain ESG-related matters. There is a risk that a significant reorientation in the market following the implementation of these and further measures could be adverse to our portfolio companies if they are perceived to be less valuable as a consequence of, for example, their carbon footprint or “greenwashing” (i.e., the holding out of a product as having green or sustainable characteristics where this is not, in fact, the case). At this time, there is uncertainty regarding the scope of such proposals or when they would become effective (if at all). Compliance with any new laws or regulations increases our regulatory burden and could make compliance more difficult and expensive, affect the manner in which we or our portfolio companies conduct our businesses and adversely affect our profitability.

On November 27, 2019, Regulation (EU) 2019/2088 of the European Parliament and of the Council on sustainability-related disclosures in the financial services sector (the “SFDR”) was published. The SFDR seeks to provide greater transparency, in the disclosures made to investors, on (i) how sustainability risks are integrated within the management of the fund; and (ii) any environmental/social characteristics or sustainable investment objectives promoted by a fund.

Currently, there is no globally accepted framework or definition (legal, regulatory or otherwise) nor market consensus as to what constitutes, an “ESG,” “sustainable,” “impact,” “climate” or an equivalently labelled product, or regarding what precise attributes are required for a particular investment, product or asset to be defined as such. Regulation (EU) 2020/852 of the European Parliament and of the Council of 18 June 2020 on the establishment of a framework to facilitate sustainable investment (the “EU Taxonomy Regulation”) provides a common taxonomy for identifying economic activities as environmentally sustainable within the European Economic Area. However, the scope of the EU Taxonomy Regulation is limited to six environmental objectives initially (and so will not cover the entire universe of ESG objectives) and is not currently expected to be used universally, outside of the European Economic Area. For further information regarding the Fund’s portfolio investments, please refer to the Fund’s schedule of investments.

The current lack of common standards may result in different approaches to setting and achieving ESG objectives. ESG factors may vary depending on investment themes, asset classes, investment philosophy and subjective use of different ESG indicators governing portfolio construction. The selection and weightings applied may to a certain extent be subjective or based on metrics that may share the same name but have different underlying meanings. ESG information, whether from an external and/or internal source, is, by nature and in many instances, based on a qualitative and judgmental assessment, especially in the absence of well-defined market standards and due to the existence of multiple approaches to sustainable investment. An element of subjectivity and discretion is therefore inherent to the interpretation and use of ESG data. It may consequently be difficult to compare strategies integrating ESG criteria.

Additionally, even where international standards or relevant regulatory standards, such as the EU Taxonomy Regulation, seek to provide common criteria for determining sustainable economic activities and investments, the application of such criteria will involve the exercise of judgement and may also give discretion on the methodologies and assessments that should be undertaken. Different sustainability, ESG and impact measurement methodologies exist in the market and/or are being developed and implemented by other persons (including data providers, asset managers, industry coalitions or regulators), which are evolving and changing on an ongoing basis. Investors should note that the subjective value that they may or may not assign to certain types of ESG criteria may differ substantially from that of the Fund or its portfolio companies.

Applying ESG-related considerations and goals to investment decisions is therefore often qualitative and subjective by nature and may exclude securities of certain issuers for non-financial reasons and, therefore, may forgo some market opportunities available to other funds that do not use ESG or sustainability criteria.

ESG information from third-party data providers may be incomplete, inaccurate or unavailable, which may adversely impact funds or companies, including the Fund, placing reliance on such data for the purposes of assessing the appropriate inclusion or exclusion of a security. Different persons (including third-party ESG data or ratings providers, investors and other managers) may arrive at different conclusions regarding the sustainability or impact of the Fund or its portfolio investments.

The approach to sustainable finance may evolve and develop over time, both due to a refinement of investment decision-making processes to address ESG factors and risks, and because of legal and regulatory developments.

The regulation of sustainability and ESG matters is a rapidly evolving area, with different ESG product categorisation, labelling and disclosures regimes emerging across the world. The Fund or any of its portfolio companies is, or could be, subject to such ESG regimes, which may impact how the Fund or a portfolio company is categorised from an ESG or sustainability perspective in different jurisdictions, how the Fund or a portfolio company operates and/or how the Fund or a portfolio company deploys its capital or selects investments. Regulatory scrutiny of ESG matters has increased and ESG regulations (even if well established) and/or their interpretations are changing on an ongoing basis, particularly as the underlying science and general understanding of ESG matters evolves.

In relation to Article 7 of the EU Sustainable Finance Disclosure Regulation, which requires disclosure of how principal adverse impacts are considered at the Fund level, we note that there are still a number of uncertainties regarding this obligation, in particular due to the absence of centralised implementing standards, local guidance or established market practice. The Adviser does not currently take principal adverse impacts on sustainability factors into account in respect of the Fund but will keep its approach in this area for the Fund under review.

As part of the due diligence process, information is generally requested on ESG matters such as environmental issues, health and safety and diversity policies (as relevant to the nature and risk of the specific investment opportunity). This information will be used to consider and assess the sustainability risk profile (among other relevant considerations) of the proposed investment. If unacceptable sustainability risk issues and/or areas requiring further enhancement are discovered as part of the due diligence process, the Adviser may choose not to progress with the investment opportunity.

On an ongoing basis, the Adviser may utilize proprietary processes, third-party tools and/or research to monitor sustainability risks that are relevant to investments within the Fund.

Our Investments

Our investments will be very risky and highly speculative.

We expect the Fund to hold primarily directly originated, first lien senior secured, floating rate debt of companies located primarily in the United States and, to a lesser extent, in non-US jurisdictions. The Fund may also invest to a lesser extent in second lien loans, unsecured, subordinated or PIK debt and equity and equity-like instruments. Our debt investments may be rated by an NRSRO, and, in such case, generally will carry a rating below investment grade (rated lower than “Baa3” by Moody’s Investors Service, Inc. or lower than “BBB-” by

Standard & Poor’s Ratings Services). We may also invest in debt instruments that are not rated by an NRSRO, though we expect that our unrated debt investments will generally have credit quality consistent with below investment grade instruments. These securities, which may be referred to as “junk bonds,” “high yield bonds” or “leveraged loans,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. These securities are subject to greater risk of loss of principal and interest than higher-rated and comparable non-rated securities. They are also generally considered to be subject to greater risk than securities with higher ratings or comparable non-rated securities in the case of deterioration of general economic conditions. Because investors generally perceive that there are greater risks associated with lower-rated and comparable non-rated securities, the yields and prices of such securities may be more volatile than those for higher-rated and comparable non-rated securities. The market for lower-rated and comparable non-rated securities is thinner, often less liquid and less active than that for higher-rated or comparable non-rated securities, which can adversely affect the prices at which these securities can be sold and may even make it impractical to sell such securities.

In addition, we may also originate “covenant-lite” loans, which are loans with fewer financial maintenance covenants than other obligations, or no financial maintenance covenants. Such covenant-lite loans may not include terms that allow the lender to monitor the performance of the borrower or to declare a default if certain criteria are breached. These flexible covenants (or the absence of covenants) could permit borrowers to experience a significant downturn in their results of operations without triggering any default that would permit holders of their debt (such as the Fund) to accelerate indebtedness or negotiate terms and pricing. Accordingly, to the extent we invest in “covenant-lite” loans, we may have fewer rights against a borrower and may have a greater risk of loss on such investments compared to investments in or exposure to loans with financial maintenance covenants. Therefore, our investments may result in an above-average amount of risk and volatility or loss of principal. We also may invest in other assets, including U.S. government securities and structured securities. These investments entail additional risks that could adversely affect our investment returns.

Secured Debt. When we make a secured debt investment, we generally take a security interest in the available assets of the portfolio company, including the equity interests of any subsidiaries, which we expect to help mitigate the risk that we will not be repaid. However, there is a risk that the collateral securing our debt investment may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the portfolio company to raise additional capital. In some circumstances, our lien could be subordinated to claims of other creditors, such as trade creditors. In addition, deterioration in a portfolio company’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the debt investment. Consequently, the fact that our debt is secured does not guarantee that we will receive principal and interest payments according to the debt investment’s terms, or at all, or that we will be able to collect on the loan, in full or at all, should we enforce our remedies.

Unsecured Debt, including Mezzanine Debt. If we make an investment in unsecured debt, including mezzanine debt investments, those investments will generally be subordinated to senior debt in the event of an insolvency. This may result in an above average amount of risk and loss of principal.

Unitranche Debt. A unitranche loan blends each tranche of a debt financing into a single tranche combining senior and subordinated loan debt. A unitranche loan in the Company’s investment portfolio will therefore be subject to the same risk factors as senior and subordinated loans set out elsewhere in this Registration Statement. A unitranche loan may, in some cases, have a longer maturity than a senior secured loan and, because it combines senior and subordinated debt, it may be provided in a larger size, often by one or two counterparts as opposed to a club or syndicate. Its broader risk parameters and larger size often lead to more bespoke features, and in some cases the lender taking an observer seat on the borrower’s board.

Revolving Credit Facilities. We may acquire or originate revolving credit facilities from time to time in connection with our investments in other assets, which may result in the Fund holding unemployed funds, negatively impacting our returns.

Equity Investments. When we invest in secured debt or unsecured debt, including mezzanine debt, we may acquire equity securities from the Fund in which we make the investment. In addition, we may invest in the equity securities of portfolio companies independent of any debt investment. Our goal is ultimately to dispose of such equity interests and realize gains upon our disposition of such interests. However, the equity interests we hold may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience.

We will have exposure to credit risk and other risks related to credit investments.

Our investments will be subject to liquidity, market value, credit, interest rate and certain other risks. In addition, there can be no assurance that the Adviser will correctly evaluate the nature and magnitude of the various factors that could affect the value and return of our investments. These risks could be exacerbated to the extent that the portfolio is concentrated in one or more particular types of investments or industry sectors or regions.

Prices of our investments may be volatile and will generally fluctuate as a result of a variety of factors that are inherently difficult to predict, including changes in interest rates, prevailing credit spreads, general economic conditions, financial market conditions, domestic and international economic or political events, developments or trends in any particular industry, and the financial condition of the issuers or obligors of the investments. Investments which become non-performing or defaulted loans or securities may become subject to a workout negotiation or restructuring. This may entail a substantial reduction in the interest rate, a substantial write-down of principal, and a substantial change in the terms, conditions and covenants of these investments. To the extent that defaulted investments are sold, it is unlikely that the sale proceeds will be equal to the amount of unpaid principal and interest thereon. In addition, we may incur additional expenses to the extent we are required to seek recovery upon a default or to participate in the restructuring of a non-performing or defaulted investment. There can be no assurance as to the levels of defaults and / or recoveries that may be experienced on the investments.

Secured investments may also be subject to the risk that the security interests granted by the portfolio company obligors in the underlying collateral are not properly or fully perfected in favor of lenders (or their agent). Compounding these risks, the collateral securing the secured investments may be subject to casualty, impairment or devaluation risks.

Portfolio companies may also be permitted to issue additional indebtedness that would increase the overall leverage and fixed charges to which the portfolio companies are subject. Such additional indebtedness could have structural or contractual priority, either as to specific assets or generally, over the ranking of the investments held by us or could rank on a parity or seniority basis with respect to our investments. In the event of any default, restructuring or insolvency event of the portfolio company, the Fund could be subordinated to, or be required to share on a ratable basis with, any recoveries in favor of the holders of such other or additional indebtedness. Our recoveries may be impaired as a result of the rights of holders of other indebtedness under any intercreditor agreement governing the relative rights of the indebtedness.

Our debt investments may also have no amortization and limited interim repayment requirements, which may increase the risk that a portfolio company will not be able to repay or refinance the debt investment when it comes due at its final stated maturity.

Inflation may adversely affect the business, results of operations and financial condition of our portfolio companies.

Certain of our portfolio companies may be impacted by inflation, such as current inflation related to global supply chain disruptions. Recent inflationary pressures have increased the cost of energy and raw materials and may adversely affect consumer spending, economic growth and our portfolio companies’ operations. If our portfolio companies are unable to pass any increases in their costs along to their customers, it could adversely affect their results and impact their ability to pay interest and principal on our loans. In addition, any projected future decreases in our portfolio companies’ operating results due to inflation could adversely impact the fair value of those investments. Any decreases in the fair value of our investments could result in future unrealized losses and therefore reduce our net assets resulting from operations.

We will be exposed to risks associated with changes in interest rates, including the current rising interest rate environment.

Debt investments that we make may be based on floating rates, such as SOFR (as defined below), LIBOR, the Euro Interbank Offered Rate, the Federal Funds Rate or the Prime Rate. General interest rate fluctuations may have a substantial negative impact on our investments, the value of our securities and our rate of return on invested capital. It is unclear how increased regulatory oversight and the future of LIBOR may affect market liquidity and the value of the financial obligations to be held by or issued to us that are linked to LIBOR, or how such changes could affect our investments and transactions and financial condition or results of operations. Central banks and regulators in a number of major jurisdictions (for example, the United States, the United Kingdom, the European Union (“EU”), Switzerland and Japan) convened working groups to find, and implement the transition to, suitable replacements for interbank offered rates. On March 5, 2021, the Financial Conduct Authority and ICE Benchmark Authority announced that the publication of all EUR and CHF LIBOR settings, the Spot Next/Overnight, 1 week, 2 month and 12 month JPY and GBP LIBOR settings, and the 1 week and 2 month USD LIBOR settings would cease to be published as of December 31, 2021, while the publication of the overnight, 1 month, 3 month, 6 month, and 12 month USD LIBOR settings would cease after June 30, 2023. To identify a successor rate for USD LIBOR, the Alternative Reference Rates Committee (“ARRC”), a U.S.-based group convened by the Federal Reserve and the Federal Reserve Bank of New York, was formed. The ARRC identified the SOFR as its preferred alternative rate for LIBOR. SOFR is a measure of the cost of borrowing cash overnight, collateralized by the U.S. Treasury securities, and is based on directly observable U.S. Treasury-backed repurchase transactions. On December 6, 2021, the ARRC released a statement selecting and recommending forms of SOFR, along with associated spread adjustments and conforming changes, to replace references to 1-week and 2-month USD LIBOR. We expect that a substantial portion of our future floating rate investments will be linked to SOFR, including all newly originated loans. At this time, it is not possible to predict the effect of the transition to SOFR.

Because we intend to borrow money, and may issue preferred shares to finance investments, our net investment income depends, in part, upon the difference between the rate at which we borrow funds or pay distributions on preferred shares and the rate that our investments yield. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.

A reduction in the interest rates on new investments relative to interest rates on current investments could also have an adverse impact on our net interest income. However, an increase in interest rates could decrease the value of any investments we hold which earn fixed interest rates, including subordinated loans, senior and junior secured and unsecured debt securities and loans and high yield bonds, and also could increase our interest expense, thereby decreasing our net income. Also, an increase in interest rates available to investors could make an investment in our Common Shares less attractive if we are not able to increase our dividend rate, which could reduce the value of our Common Shares. Further, rising interest rates could also adversely affect our performance if such increases cause our borrowing costs to rise at a rate in excess of the rate that our investments yield.

The U.S. Federal Reserve has raised, and has indicated its intent to continue raising, certain benchmark interest rates in an effort to combat inflation. Changing interest rates may have unpredictable effects on markets, may result in heightened market volatility and may detract from our performance to the extent we are exposed to such interest rates and/or volatility. In periods of rising interest rates, such as the current interest rate environment, to the extent we borrow money subject to a floating interest rate, our cost of funds would increase, which could reduce our net investment income. Further, rising interest rates could also adversely affect our performance if such increases cause our borrowing costs to rise at a rate in excess of the rate that our investments yield.

If general interest rates rise, there is a risk that the portfolio companies in which we make floating rate investments will be unable to pay escalating interest amounts, which could result in a default under their loan documents with us. Rising interest rates could also cause portfolio companies to shift cash from other productive uses to the payment of interest, which may have a material adverse effect on their business and operations and could, over time, lead to increased defaults. In addition, rising interest rates may increase pressure on us to provide fixed rate loans to our portfolio companies, which could adversely affect our net investment income, as increases in our cost of borrowed funds would not be accompanied by increased interest income from such fixed-rate investments.

A change in the general level of interest rates can be expected to lead to a change in the interest rates we receive on many of our debt investments. Accordingly, a change in the interest rate could make it easier for us to meet or exceed the performance threshold in the Investment Advisory Agreement and may result in a substantial increase in the amount of incentive fees payable to our Adviser with respect to the portion of the Incentive Fee based on income, even though stockholders’ returns have not increased at the same rate.

Many of our portfolio investments do not have a readily available market price, and we will value these investments at fair value as determined in good faith in accordance with the 1940 Act, which valuation is inherently subjective and may not reflect what we may actually realize for the sale of the investment.

The majority of our investments are expected to be in debt instruments that do not have readily ascertainable market prices. The fair value of assets that are not publicly traded or whose market prices are not readily available will be determined in good faith under procedures adopted by the Adviser, as the valuation designee. As the valuation designee, the Adviser is primarily responsible for the valuation of the Fund’s assets, subject to the oversight of the Board, in accordance with Rule 2a-5 under the 1940 Act. As the valuation designee, the Adviser utilizes the services of independent third-party valuation firms engaged by the Fund in determining the fair value of a portion of the securities in our portfolio. Investment professionals from our Adviser will also recommend portfolio company valuations using sources and/or proprietary models depending on the availability of information on our assets and the type of asset being valued, all in accordance with our valuation policy. The participation of our Adviser in our valuation process could result in a conflict of interest because our Adviser is receiving a performance-based Incentive Fee.

Because fair valuations, and particularly fair valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and are often based to a large extent on estimates, comparisons and qualitative evaluations of private information, it may be more difficult for investors to value accurately our investments and could lead to undervaluation or overvaluation of our Common Shares. In addition, the valuation of these types of securities may result in substantial write-downs and earnings volatility.

Our NAV as of a particular date may be materially greater than or less than the value that would be realized if our assets were to be liquidated as of such date. For example, if we were required to sell a certain asset or all or a substantial portion of our assets on a particular date, the actual price that we would realize upon the disposition of such asset or assets could be materially less than the value of such asset or assets as reflected in our NAV. Volatile market conditions could also cause reduced liquidity in the market for certain assets, which could result in liquidation values that are materially less than the values of such assets as reflected in our NAV.

The lack of liquidity in our investments may adversely affect our business.

Various restrictions will render our investments relatively illiquid, which may adversely affect our business. As we will generally make investments in private companies, substantially all of these investments are subject to legal and other restrictions on resale or are otherwise less liquid than publicly traded securities. Our Adviser is not permitted to obtain or use material non-public information in effecting purchases and sales in public securities transactions for us, which could create an additional limitation on the liquidity of our investments. The illiquidity of our investments may make it difficult for us to sell such investments if the need arises. Therefore, if we are required to or desire to liquidate all or a portion of our portfolio quickly, we could realize significantly less than the value at which we have recorded our investments or could be unable to dispose of our investments in a timely manner or at such times as we deem advisable.

Our portfolio may be focused initially in a limited number of portfolio companies, which will subject us to a risk of significant loss if any of these companies default on their obligations under any of their debt instruments or if there is a downturn in a particular industry.

We are classified as a non-diversified investment company within the meaning of the 1940 Act, which means that we are not limited by the 1940 Act with respect to the proportion of our assets that we may invest in securities of a single issuer, excluding limitations on investments in certain other financial and investment companies. To the extent that we assume large positions in the securities of a small number of issuers or industries, our NAV may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. We may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. In addition, the aggregate returns we realize may be significantly adversely affected if a small number of investments perform poorly or if we need to write down the value of any one investment. Additionally, a downturn in any particular industry in which we are invested could significantly affect our aggregate returns. Further, any industry in which we are meaningfully concentrated at any given time could be subject to significant risks that could adversely impact our aggregate returns.

We may not be in a position to exercise control over our portfolio companies or to prevent decisions by management of our portfolio companies that could decrease the value of our investments.

We will not generally hold controlling equity positions in our portfolio companies. While we are obligated as a BDC to offer to make managerial assistance available to our portfolio companies, we can offer no assurance that management personnel of our portfolio companies will accept or rely on such assistance. To the extent that we do not hold a controlling equity interest in a portfolio company, we are subject to the risk that such portfolio company may make business decisions with which we disagree, and the shareholders and management of such portfolio company may take risks or otherwise act in ways that are adverse to our interests. Due to the lack of liquidity for the debt and equity investments that we may hold in our portfolio companies, we may not be able to dispose of our investments in the event we disagree with the actions of a portfolio company and may therefore suffer a decrease in the value of our investments.

In addition, we may not be in a position to control any portfolio company by investing in its debt securities. As a result, we are subject to the risk that a portfolio company in which we invest may make business decisions with which we disagree and the management of such company, as representatives of the holders of their common equity, may take risks or otherwise act in ways that do not serve our interests as debt investors.

We may be subject to risks arising from mezzanine debt investments.

Mezzanine debt investments are typically junior in right of payment or by reason of being unsecured or secured on a junior lien basis to the obligations of the entity to senior or senior secured lenders. Mezzanine debt may also be issued by holding companies or by operating companies with subsidiaries that are not guarantors, in which case, such mezzanine debt would be effectively subordinated to all obligations of non-guarantor subsidiaries of any such operating company, including trade creditors and employees. Further, the enforceability or effectiveness of guarantees by subsidiaries of indebtedness of issuers of mezzanine debt may be limited by applicable laws. If a portfolio company defaults on our investment or debt senior to our investment, or in the event of a portfolio company bankruptcy, our mezzanine security may be satisfied only after the senior debt is paid in full. As a result, we may not recover some or all of our investment, which could result in losses.

Mezzanine debt generally will be subject to the prior repayment of different classes of senior debt that may be “layered” ahead of the debt held by us by reason of being senior in right of payment or secured or secured on a senior basis or issued by subsidiaries of the portfolio company that are not guarantors. In the event of financial difficulty on the part of a portfolio company, such class or classes of senior indebtedness ranking prior to the debt investment held by us, and interest thereon and related expenses, generally must first be repaid in full before any recovery may be had on our mezzanine debt investment. Mezzanine debt investments are characterized by greater credit risks than those associated with the most senior obligations of the same borrower, in particular where those senior obligations are secured. In addition, under certain circumstances the holders of the senior indebtedness will have the right to block the payment of interest and principal on our investment and to prevent us from pursuing remedies on account of such non-payment against the Fund. Further, in the event of any debt restructuring or workout of the indebtedness of any company, the holders of the senior indebtedness may often exert significant control over the outcome of the creditor side of such negotiations.

Mezzanine debt investments may also be in the form of PIK loans or bonds, where all or a portion of the interest is not paid in cash but is capitalized periodically. These investments typically experience greater volatility in market value due to changes in the interest rates than loans or bonds that provide for regular payments of interest.

We may be subject to risks arising from investing in distressed debt and undervalued debt.

We may invest in distressed debt and portfolios of distressed debt and in debt that the Adviser views as having an attractive risk-reward profile. Although these types of purchases may result in significant returns, they involve a high degree of risk and may not show any return for a considerable period of time, if ever. In addition, certain debt of the Fund may become distressed after investment. If a portfolio company, expected to be stable, deteriorates and becomes involved in a reorganization or liquidation proceeding, we may lose our entire investment or may be required to accept cash or other assets with a value less than our original investment. In addition, distressed investments may require active participation by the Adviser and its representatives. This may expose us to greater litigation risks than may be present with other types of investing or may restrict our ability to dispose of our investment. We may also be required to hold such assets for a substantial period of time before realizing their anticipated value and / or to sell assets which were believed to be undervalued when acquired at a substantial loss if such assets are not in fact undervalued.

We may be subject to risks associated with subordinated debt.

We may acquire and/or originate junior lien or subordinated debt investments. If a borrower defaults on a junior lien or subordinated loan or on debt senior in right of payment or as to the proceeds of collateral to our debt investment, or in the event of the bankruptcy of a borrower, the debt investment will be satisfied only after, in the case of junior lien debt, the proceeds of collateral are applied to repay senior lien debt or, in the case of subordinated debt, the senior debt is repaid in full. Under the terms of typical intercreditor or subordination agreements, senior creditors may be able to block the exercise of remedies or the acceleration of the subordinated debt or the exercise by holders of junior lien or subordinated debt of other rights they may have as creditors or in respect of collateral. Accordingly, we may not be able to take the steps necessary or sufficient to protect our investments in a timely manner or at all. In addition, junior lien or subordinated debt may not always be protected by financial covenants or limitations upon additional indebtedness, may have limited liquidity and may not be rated by a credit rating agency. If a borrower declares bankruptcy, we may not have full or any recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. Further, the Adviser’s ability to amend the terms of our loans, assign our loans, accept prepayments, exercise remedies and control decisions made in bankruptcy proceedings may be limited by intercreditor arrangements. In addition, the risks associated with junior lien or subordinated debt include a greater possibility that adverse changes in the financial condition of the obligor or in general economic conditions (including a sustained period of rising interest rates or an economic downturn) may adversely affect the borrower’s ability to pay principal and interest on its debt. Many obligors on junior lien or subordinated loan securities are highly leveraged, and specific developments affecting such obligors, including reduced cash flow from operations or the inability to refinance debt at maturity, may also adversely affect such obligors’ ability to meet debt service obligations. The level of risk associated with investments in subordinated debt increases if such investments are debt of distressed or below investment grade issuers. Default rates for junior lien or subordinated debt securities have historically been higher than has been the case for investment grade securities.

We may be subject to risks associated with unsecured debt.

We may invest in unsecured indebtedness in portfolio companies where a significant portion of such companies’ senior or junior lien indebtedness may be secured. In such situations, our ability to influence such portfolio company’s affairs, especially during periods of financial distress or following an insolvency, is likely to be substantially less than that of senior or junior lien creditors.

We may be subject to risks arising from revolving credit facilities.

We may acquire or originate revolving credit facilities from time to time in connection with our investments in other assets, including term loans. A revolving credit facility is a line of credit in which the borrower pays the lender a commitment fee during a commitment period and is then allowed to draw from the line of credit from time to time until the end of such commitment period. The borrower of a revolving credit facility is typically permitted to draw thereunder for any reason, including to fund its operational requirements, to make acquisitions or to reserve cash, so long as certain customary conditions are met. Outstanding drawings under such revolving credit facilities can therefore fluctuate on a day-to-day basis, which may generate operational and other costs for us. If the borrower of a revolving credit facility draws down on the facility, we would be obligated to fund the amounts due.

There can be no assurance that a borrower of a revolving credit facility will fully draw down its available credit thereunder, and in many cases a borrower with sufficient liquidity may forego drawing down its available credit thereunder in favor of obtaining other liquidity sources. As a result, we are likely to hold unemployed funds, and investments in revolving credit facilities may therefore adversely affect our returns.

We may be subject to risks arising from purchases of secondary debt.

We may invest in secondary loans and secondary debt securities. We are unlikely to be able to negotiate the terms of secondary debt as part of its acquisition and, as a result, these investments likely will not include some of the covenants and protections we may generally seek. Even if such covenants and protections are included in the investments, the terms of the investments may provide portfolio companies substantial flexibility in determining compliance with such covenants. In addition, the terms on which secondary debt is traded may represent a combination of the general state of the market for such investments and either favorable or unfavorable assessments of particular investments by the sellers thereof.

We may be subject to risks arising from assignments and participations.

We may acquire investments directly (by way of assignment) or indirectly (by way of participation). As described in more detail below, holders of participation interests are subject to additional risks not applicable to a holder of a direct interest in a debt obligation.

The purchaser of an assignment of a debt obligation typically succeeds to all the rights and obligations of the selling institution and becomes a party to the applicable documentation relating to the debt obligation. In contrast, participations acquired by the Fund in a portion of a debt obligation held by a seller typically result in a contractual relationship only with such seller, not with the obligor. We would have the right to receive payments of principal, interest and any fees to which it is entitled under the participation only from the seller and only upon receipt by the seller of such payments from the obligor. In purchasing a participation, we generally will have neither the right to enforce compliance by the obligor with the terms of the documentation relating to the debt obligation nor any rights of set-off against the obligor, and we may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, we will assume the credit risk of both the obligor and the seller, which will remain the legal owner of record of the applicable debt obligation. In the event of the insolvency of the seller, we may be treated as a general creditor of the seller in respect of the participation, may not benefit from any set-off exercised by the seller against the obligor and may be subject to any set-off exercised by the obligor against the seller. In addition, we may purchase a participation from a seller that does not itself retain any portion of the applicable debt obligation and, therefore, may have limited interest in monitoring the terms of the documentation relating to such debt obligation and the continuing creditworthiness of the borrower.

In addition, when we hold a participation in a debt obligation, we may not have the right to vote to waive enforcement of any default by an obligor. Sellers commonly reserve the right to administer the debt obligations sold by them as they see fit and to amend the documentation relating to such debt obligations in all respects. A seller may have interests different from ours, and the seller might not consider our interests when taking actions with respect to the debt obligation underlying the participation. In addition, some participation agreements that provide voting rights to the participant further provide that if the participant does not vote in favor of amendments, modifications or waivers to the documentation relating to the debt obligation, the seller may repurchase such participation at par. Assignments and participations are typically sold strictly without recourse to the seller thereof, and the seller will generally make no representations or warranties about the underlying debt obligation, the borrowers, the documentation relating to the debt obligations or any collateral securing the debt obligations.

We may be exposed to risks associated with convertible securities.

We may invest in convertible securities. Convertible securities include bonds, debentures, notes, preferred stock or other securities that may be converted into or exchanged for a specified amount of equity securities of the same or different issuer within a particular period of time at a specified price or formula. A convertible security entitles its holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics in that they generally (i) have higher yields than common stocks, but lower yields than comparable non-convertible securities; (ii) are less subject to fluctuation in value than the underlying common stock due to their fixed-income characteristics; and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases.

The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors may also have an effect on the convertible security’s investment value. The conversion value of a convertible security is determined by the market price of the underlying equity securities. To the extent the value of the underlying equity securities approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying equity securities while holding a fixed-income security. Generally, the amount of the premium decreases as the convertible security approaches maturity. A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security is called for redemption, we will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on our ability to achieve our investment objective.

The effect of global climate change may impact the operations of our portfolio companies.

There may be evidence of global climate change. Climate change creates physical and financial risk and some of our portfolio companies may be adversely affected by climate change. For example, the needs of customers of energy companies vary with weather conditions, primarily temperature and humidity. To the extent weather conditions are affected by climate change, energy use could increase or decrease depending on the duration and magnitude of any changes. Increases in the cost of energy could adversely affect the cost of operations of our portfolio companies if the use of energy products or services is material to their business. A decrease in energy use due to weather changes may affect some of our portfolio companies’ financial condition through, for example, decreased revenues. Extreme weather conditions in general require more system backup, adding to costs, and can contribute to increased system stresses, including service interruptions.

We may have difficulty sourcing investment opportunities.

We cannot assure investors that we will be able to identify a sufficient number of suitable investment opportunities to allow us to deploy the capital available to us. Privately negotiated investments in loans and illiquid securities of private companies require substantial due diligence and structuring, and we cannot assure investors that we will achieve our anticipated investment pace. Our Adviser will select our investments, and our shareholders will have no input with respect to such investment decisions. These factors increase the uncertainty, and thus the risk, of investing in our Common Shares. To the extent we are unable to deploy all investments, our investment income and, in turn, our results of operations, will likely be materially adversely affected.

Our failure or inability to make follow-on investments in our portfolio companies could impair the value of our portfolio.

Following an initial investment in a portfolio company, we may make additional investments in that portfolio company as “follow-on” investments, in order to:

•	increase or maintain in whole or in part our equity ownership percentage or debt participation;

•	exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or

•	attempt to preserve or enhance the value of our investment.

We may elect not to, or be unable to, make follow-on investments or may lack sufficient funds to make those investments.

We will have the discretion to make any follow-on investments, subject to the availability of capital resources and applicable law. The failure to make, or inability to make, follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and our initial investment, or may result in a missed opportunity for us to increase our participation in a successful operation. Even if we have sufficient capital to make a desired follow-on investment, we may elect not to make a follow-on investment because we may not want to increase our concentration of risk, because we prefer other opportunities or because we are inhibited by compliance with BDC requirements, including the conditions of the exemptive relief, compliance with covenants contained in the agreements governing our indebtedness or compliance with the requirements for maintenance of our RIC status.

Our portfolio companies may prepay loans, which may reduce stated yields in the future if the capital returned cannot be invested in transactions with equal or greater expected yields.

Certain of the loans we make will be prepayable at any time, with some at no premium to par. We cannot predict when such loans may be prepaid. Whether a loan is prepaid will depend both on the continued positive performance of the portfolio company and, if applicable, the existence of favorable financing market conditions that permit such company to replace existing financing with less expensive capital. In periods of rising interest rates, the risk of prepayment of floating rate loans may increase if other financing sources are available. As market conditions change frequently, it is unknown when, and if, this may be possible for each portfolio company. In the case of some of these loans, having the loan prepaid early may reduce the achievable yield for us in the future below the current yield disclosed for our portfolio if the capital returned cannot be invested in transactions with equal or greater expected yields.

Investments in common and preferred equity securities, many of which are illiquid with no readily available market, involve a substantial degree of risk.

Although common stock has historically generated higher average total returns than fixed income securities over the long term, common stock also has experienced significantly more volatility in those returns. Our equity investments may fail to appreciate and may decline in value or become worthless, and our ability to recover our investment will depend on our portfolio company’s success. Investments in equity securities involve a number of significant risks, including:

•

any equity investment we may make in a portfolio company could be subject to further dilution as a result of the issuance of additional equity interests and to serious risks as a junior security that will be subordinate to all indebtedness (including trade creditors) or senior securities in the event that the issuer is unable to meet its obligations or becomes subject to a bankruptcy process;

•	to the extent that the portfolio company requires additional capital and is unable to obtain it, we may not recover our investment; and

•

in some cases, equity securities in which we may invest will not pay current dividends, and our ability to realize a return on our investment, as well as to recover our investment, will be dependent on the success of the portfolio company.

Even if the portfolio company is successful, our ability to realize the value of our investment may depend on the occurrence of a liquidity event, such as a public offering or the sale of the portfolio company. It is likely to take a significant amount of time before a liquidity event occurs or we can otherwise sell our investment. In addition, the equity securities we may receive or invest in may be subject to restrictions on resale during periods in which it could be advantageous to sell them.

There are special risks associated with investing in preferred securities, including:

•

preferred securities may include provisions that permit the issuer, at its discretion, to defer distributions for a stated period without any adverse consequences to the issuer. If we own a preferred security that is deferring its distributions, we may be required to report income for tax purposes before we receive such distributions;

•	preferred securities are subordinated to debt in terms of priority to income and liquidation payments, and therefore will be subject to greater credit risk than debt;

•	preferred securities may be substantially less liquid than many other securities, such as common stock or U.S. government securities; and

•	generally, preferred security holders have no voting rights with respect to the issuing company, subject to limited exceptions.

Additionally, if we invest in debt securities, we may acquire warrants or other equity securities as well. Our goal would ultimately be to dispose of such equity interests and realize gains upon our disposition of such interests. However, the equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience.

We may invest, to the extent permitted by law, in the equity securities of investment funds that are operating pursuant to certain exceptions to the 1940 Act. To the extent we so invest, we will bear our ratable share of any such company’s expenses, including management and performance fees. We will also remain obligated to pay the Management Fee and Incentive Fee to our Adviser with respect to the assets invested in the securities and instruments of such companies. With respect to each of these investments, each of our shareholders will bear its share of the Management Fee and Incentive Fee due to our Adviser as well as indirectly bearing the management and performance fees and other expenses of any such investment funds or advisers.

In the event that we originate loans to companies that are experiencing significant financial or business difficulties, we may be exposed to distressed lending risks.

As part of our lending activities, we may originate loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financing may result in significant financial returns to us, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. There is no assurance that we will correctly evaluate the value of the assets collateralizing our loans or the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a company that we fund, we may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount of the loan advanced by us to the borrower.

We may be subject to risks related to guarantees of certain investments.

Guarantees by subsidiaries or other affiliates of portfolio companies that are the issuers of debt investments may be subject to fraudulent conveyance or similar avoidance claims made by other creditors of such subsidiaries or other affiliates resulting in such creditors taking priority over our claims under such guarantees. Under U.S. federal or state fraudulent transfer law, a court may void or otherwise decline to enforce such guarantees, and as a result we would no longer have any claim against the applicable guarantor. Sufficient funds to repay the investments may not be otherwise available to the applicable portfolio company that are the issuers thereof. In addition, the court might direct us to repay back to the portfolio company amounts that we already received from the borrower or a guarantor.

The repayment of our investments may depend on cash flow from subsidiaries of portfolio companies that are not themselves guarantors of the parent company’s obligations or that can be released as guarantors of the parent company’s obligations.

We may be exposed to special risks associated with bankruptcy cases.

Many of the events within a bankruptcy case are adversarial and often beyond the control of the creditors. While creditors generally are afforded an opportunity to object to significant actions, we can offer no assurance that a bankruptcy court would not approve actions that may be contrary to our interests. Furthermore, there are instances where creditors can lose their ranking and priority if they are considered to have taken over management of a borrower.

The reorganization of a company can involve substantial legal, professional and administrative costs to a lender and the borrower; it is subject to unpredictable and lengthy delays; and during the process a company’s competitive position may erode, key management may depart and a company may not be able to invest its capital adequately. In some cases, the debtor company may not be able to reorganize and may be required to liquidate assets. The debt of companies in financial reorganization will, in most cases, not pay current interest, may not accrue interest during reorganization and may be adversely affected by an erosion of the issuer’s fundamental value.

In addition, lenders can be subject to lender liability claims for actions taken by them where they become too involved in the borrower’s business or exercise control over the borrower. For example, we could become subject to a lender liability claim, if a borrower requests significant managerial assistance from us and we provide such assistance as contemplated by the 1940 Act.

We may be subject to risks related to exit financings.

We may invest in portfolio companies that are in the process of exiting, or that have recently exited, the bankruptcy process. Post-reorganization securities typically entail a higher degree of risk than investments in securities that have not undergone a reorganization or restructuring. Moreover, post-reorganization securities can be subject to heavy selling or downward pricing pressure after the completion of a bankruptcy reorganization or restructuring. If the Adviser’s evaluation of the anticipated outcome of an investment situation should prove incorrect, we could incur substantial losses.

Declines in market prices and liquidity in the corporate debt markets can result in significant net unrealized depreciation of our portfolio, which in turn would affect our results of operations.

As a BDC, we are required to carry our investments at market value or, if no market value is ascertainable, at fair value as determined in good faith under procedures adopted by AGL, as valuation designee. We may take into account the following types of factors, if relevant, in determining the fair value of our investments: the enterprise value of a portfolio company (the entire value of the portfolio company to a market participant, including the sum of the values of debt and equity securities used to capitalize the enterprise at a point in time), the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow (taking into consideration current market interest rates and credit spreads), the markets in which the portfolio company does business, a comparison of the portfolio company’s securities to similar publicly traded securities and other relevant factors. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we use the pricing indicated by the external event to corroborate our valuation. While most of our investments are not publicly traded, applicable accounting standards require us to assume as part of our valuation process that our investments are sold in a principal market to market participants (even if we plan on holding an investment through its maturity). As a result, volatility in the capital markets can also adversely affect our investment valuations. Decreases in the market values or fair values of our investments are recorded as unrealized depreciation. The effect of all of these factors on our portfolio can reduce our NAV by increasing net unrealized depreciation in our portfolio. Depending on market conditions, we could incur substantial realized losses and may suffer unrealized losses, which could have a material adverse impact on our business, financial condition and results of operations.

Economic recessions or downturns could impair our portfolio companies and harm our operating results.

Our portfolio companies may be susceptible to economic downturns or recessions and may be unable to repay our loans during these periods. Therefore, during these periods our non-performing assets may increase, and the value of our portfolio may decrease, if we are required to write down the values of our investments. Adverse economic conditions may also decrease the value of collateral securing some of our loans and the value of our equity investments. Economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing investments and harm our operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, acceleration of the time when the loans are due and foreclosure on the portfolio company’s assets representing collateral for its obligations. This could trigger cross defaults under other agreements and jeopardize our portfolio company’s ability to meet its obligations under the debt that we hold and the value of any equity securities we own. In addition, we may also originate “covenant-lite” loans, which are loans with fewer financial maintenance covenants than other obligations, or no financial maintenance covenants. Such covenant-lite loans may not include terms that allow the lender to monitor the performance of the borrower or to declare a default if certain criteria are breached. These flexible covenants (or the absence of covenants) could permit borrowers to experience a significant downturn in their results of operations without triggering any default that would permit holders of their debt (such as the Fund) to accelerate indebtedness or negotiate terms and pricing. Accordingly, to the extent we invest in “covenant-lite” loans, we may have fewer rights against a borrower and may have a greater risk of loss on such investments compared to investments in or exposure to loans with financial maintenance covenants. Therefore, our investments may result in an above-average amount of risk and volatility or loss of principal.

Our portfolio companies may have incurred or issued, or may in the future incur or issue, debt or equity securities that rank equally with, or senior to, our investments in such companies, which could have an adverse effect on us in any liquidation of the portfolio company.

Our portfolio companies may have, or may be permitted to incur, other debt, or issue other equity securities that rank equally with, or senior to, our investments. By their terms, such instruments may provide that the holders are entitled to receive payment of dividends, interest or principal on or before the dates on which we are entitled to receive payments in respect of our investments. These debt instruments would usually prohibit the portfolio companies from paying interest on or repaying our investments in the event and during the continuance of a default under such debt. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of securities ranking senior to our investment in that portfolio company typically are entitled to receive payment in full before we receive any distribution in respect of our investment. After repaying such holders, the portfolio company may not have any remaining assets to use for repaying its obligation to us. In the case of securities ranking equally with our investments, we would have to share on an equal basis any distributions with other security holders in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.

Additionally, certain loans that we make to portfolio companies may be secured on a second priority basis by the same collateral securing senior secured debt, which will be secured on a first priority basis. The first priority liens on the collateral will secure the portfolio company’s obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by the portfolio company under the agreements governing the loans. The holders of obligations secured by the first priority liens on the collateral will generally control the liquidation of and be entitled to receive proceeds from any realization of the collateral to repay their obligations in full before us. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. We can offer no assurance that the proceeds, if any, from the sale or sales of all of the collateral would be sufficient to satisfy the loan obligations secured by the second priority liens after payment in full of all obligations secured by the first priority liens. If such proceeds are not sufficient to repay amounts outstanding under the loan obligations secured by the second priority liens, then we, to the extent not repaid from the proceeds of the sale of the collateral, will only have an unsecured claim against the portfolio company’s remaining assets, if any.

The rights we may have with respect to the collateral securing any junior priority loans we make to our portfolio companies may also be limited pursuant to the terms of one or more intercreditor agreements that we enter into with the holders of senior debt. Under such an intercreditor agreement, at any time that senior obligations are outstanding, we may forfeit certain rights with respect to the collateral to the holders of the senior obligations. These rights may include the right to commence enforcement proceedings against the collateral, the right to control the conduct of such enforcement proceedings, the right to approve amendments to collateral documents, the right to release liens on the collateral and the right to waive past defaults under collateral documents. We may not have the ability to control or direct such actions, even if our rights as junior lenders are adversely affected. In addition, a bankruptcy court may choose not to enforce an intercreditor agreement or other arrangement with creditors. Similar risks to the foregoing may apply where we hold the last-out piece of a unitranche loan.

We may also make unsecured loans to portfolio companies, meaning that such loans will not benefit from any interest in collateral of such companies. Liens on such portfolio companies’ collateral, if any, will secure the portfolio company’s obligations under its outstanding secured debt and may secure certain future debt that is permitted to be incurred by the portfolio company under its secured loan agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from, any realization of such collateral to repay their obligations in full before us. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. We can offer no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy our unsecured loan obligations after payment in full of all secured loan obligations. If such proceeds were not sufficient to repay the outstanding secured loan obligations, then our unsecured claims would rank equally with the unpaid portion of such secured creditors’ claims against the portfolio company’s remaining assets, if any.

Our portfolio companies may be highly leveraged.

Some of our portfolio companies may be highly leveraged, which may have adverse consequences to these companies and to us as an investor. These companies may be subject to restrictive financial and operating covenants and the leverage may impair these companies’ ability to finance their future operations and capital needs. As a result, these companies’ flexibility to respond to changing business and economic conditions and to take advantage of business opportunities may be limited. Further, a leveraged company’s income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used.

Our investments in non-U.S. companies may involve significant risks in addition to the risks inherent in U.S. investments.

Our investment strategy contemplates potential investments in securities of non-U.S. companies to the extent permissible under the 1940 Act. Investing in non-U.S. companies may expose us to additional risks not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, political and social instability, expropriation, imposition of non-U.S. taxes (potentially at confiscatory levels), less liquid markets, less available information than is generally the case in the United States, higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility. These risks are likely to be more pronounced for investments in companies located in emerging markets.

Although we expect that most of our investments will be denominated in USD, our investments that are denominated in a non-USD currency will be subject to the risk that the value of a particular currency will change in relation to the USD. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments. We may employ hedging techniques to minimize these risks, but we cannot assure you that such strategies will be effective or without risk to us.

We may expose ourselves to risks if we engage in hedging transactions.

Subject to applicable provisions of the 1940 Act and regulations thereunder and applicable CFTC regulations, we may enter into hedging transactions in a manner consistent with SEC guidance, which may expose us to risks associated with such transactions. Such hedging may utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates and market interest rates. Use of these hedging instruments may include counter-party credit risk.

Hedging against a decline in the values of our portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions may also limit the opportunity for gain if the values of the underlying portfolio positions should increase. Moreover, it may not be possible to hedge against an exchange rate or interest rate fluctuation that is so generally anticipated that we are not able to enter into a hedging transaction at an acceptable price.

The success of any hedging transactions we may enter into will depend on our ability to correctly predict movements in currencies and interest rates. Therefore, while we may enter into such transactions to seek to reduce currency exchange rate and interest rate risks, unanticipated changes in currency exchange rates or interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged may vary. Moreover, for a variety of reasons, we may not seek to (or be able to) establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss. In addition, it may not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities is likely to fluctuate as a result of factors not related to currency fluctuations. See – “Item 1A. Risk Factors – Our Investments—We will be exposed to risks associated with changes in interest rates, including the current rising interest rate environment.”

We may form one or more CLOs, which may subject us to certain structured financing risks.

To the extent permissible under risk retention rules adopted pursuant to Section 941 of the Dodd-Frank Act and applicable provisions of the 1940 Act, to finance investments, we may securitize certain of our investments, including through the formation of one or more CLOs, while retaining all or most of the exposure to the performance of these investments. This would involve contributing a pool of assets to a special purpose entity, and selling debt interests in such entity on a non-recourse or limited-recourse basis to purchasers. Any interest in any such CLO held by us may be considered a “non-Qualifying Asset” for purposes of Section 55 of the 1940 Act.

If we create a CLO, we will depend on distributions from the CLO’s assets out of its earnings and cash flows to enable us to make distributions to our shareholders. The ability of a CLO to make distributions will be subject to various limitations, including the terms and covenants of the debt it issues. For example, tests (based on interest coverage or other financial ratios or other criteria) may restrict our ability, as holder of a CLO’s equity interests, to receive cash flow from these investments. There is no assurance that any such performance tests will be satisfied. Also, a CLO may take actions that delay distributions in order to preserve ratings and to keep the cost of present and future financings lower or the CLO may be obligated to retain cash or other assets to satisfy over-collateralization requirements commonly provided for holders of the CLO’s debt. As a result, there may be a lag, which could be significant, between the repayment or other realization on a loan or other assets in, and the distribution of cash out of, a CLO, or cash flow may be completely restricted for the life of the CLO. If we do not receive cash flow from any such CLO that is necessary to satisfy the Annual Distribution Requirement for maintaining our RIC status, and we are unable to obtain cash from other sources necessary to satisfy this requirement, we could fail to maintain our qualification as a RIC, which would have a material adverse effect on our financial performance.

In addition, a decline in the credit quality of loans in a CLO due to poor operating results of the relevant borrower, declines in the value of loan collateral or increases in defaults, among other things, may force a CLO to sell certain assets at a loss, reducing their earnings and, in turn, cash potentially available for distribution to us for distribution to our shareholders.

To the extent that any losses are incurred by the CLO in respect of any collateral, such losses will be borne first by us as owner of equity interests. Finally, any equity interests that we retain in a CLO will not be secured by the assets of the CLO and we will rank behind all creditors of the CLO.

We may initially invest a significant portion of the net proceeds from the Offering in short-term investments, which will generate lower rates of return than those expected from the interest generated on our intended investment program.

We may initially invest a portion of the net proceeds from the Offering in cash, cash equivalents, U.S. government securities and other short-term investments. These securities may earn yields substantially lower than the income that we anticipate receiving once we are fully invested in accordance with our investment objective. As a result, we may not be able to achieve our investment objective and/or pay any dividends during this period or, if we are able to do so, such dividends may be substantially lower than the dividends that we expect to pay when our portfolio is fully invested in accordance with our investment objectives. If we do not realize yields in excess of our expenses, we may incur operating losses.

Our Securities

We face risks associated with the calling of our Capital Commitments.

In light of the nature of our receipt of capital commitments by investors (the “Capital Commitments”) in relation to our investment strategy and the need to be able to deploy potentially large amounts of capital quickly to capitalize on potential investment opportunities, if we have difficulty identifying investments on attractive terms, there could be a delay between the time we receive Capital Commitments in the Private Offering and the time we draw on the Capital Commitments. Our proportion of privately negotiated investments may be lower than expected. We may also from time to time hold cash pending deployment into investments or have less than our targeted leverage, which cash or shortfall in target leverage may at times be significant, which would delay us from further drawing upon our Capital Commitments. In the event we are unable to find suitable investments such undrawn Capital Commitments may be undrawn for a significant period of time. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations to you.

Investing in our securities involves an above average degree of risk.

The investments we make in accordance with our investment objective may result in a higher amount of risk than alternative investment options and volatility or loss of principal. Our investments in portfolio companies may be highly speculative and aggressive. Therefore, an investment in our securities may not be suitable for an investor with a lower risk tolerance.

Investors purchasing Common Shares after the Initial Closing could receive fewer Common Shares than anticipated.

The purchase price per share of our Common Shares in any closing after the Initial Closing is expected to be determined to ensure that such price is equal to our then-current NAV per share. As a result, in the event of an increase in our NAV per share, the purchase price for Common Shares purchased in any closing after the Initial Closing may be higher than the prior NAV per share, and therefore an investor may receive a smaller number of Common Shares than if it had purchased Common Shares in a prior closing.

Our Common Shares will be subject to significant transfer restrictions, and an investment in our Common Shares generally will be illiquid.

Our Common Shares are subject to the restrictions on transfer as described in the private placement memorandum, in the Subscription Agreement and as set forth in our Declaration of Trust. Purchasers of our Common Shares will be prohibited from selling or otherwise transferring their Common Shares without our approval and compliance with federal, state and other securities laws. An investment in our Common Shares is of further limited liquidity since our Common Shares are not freely transferable under federal, state and other securities laws. Each investor in our Common Shares must be prepared to bear the economic risk of an investment in our Common Shares for an indefinite period. We have no obligation or intent to conduct a liquidity event, including an IPO and listing of our Common Shares on a national securities exchange, at any time.

Our Common Shares have not been registered under the Securities Act and, therefore, under federal and state securities laws, cannot be sold unless such Common Shares are subsequently registered under the Securities Act, state securities laws or an exemption from such registration is available. Our Common Shares are illiquid assets for which there is not a secondary market and there is no guarantee that a secondary market will develop in the future. An investment in our Common Shares is therefore suitable only for certain sophisticated investors that can bear the risks associated with the illiquidity of their Common Shares.

Liquidity for our Common Shares will be limited to participation in our Share Repurchase Program, which we have no obligation to maintain. While we intend to begin the Share Repurchase Program following the fourth anniversary of the Initial Closing, we may begin the Share Repurchase Program prior to that date or subsequent to it. When we make quarterly repurchase offers pursuant to the Share Repurchase Program, we will offer to repurchase Common Shares at a price that is estimated to be equal to our NAV per share on the last calendar day of such quarter, which may be lower than the price that you paid for our Common Shares. As a result, to the extent a purchaser of our Common Shares paid a price that includes the related sales load and to the extent such purchaser has the ability to sell its Common Shares pursuant to our Share Repurchase Program, the price at which such purchaser may sell Common Shares may be lower than the amount it paid in connection with the purchase of Common Shares in the Offering.

Following the fourth (4th) anniversary of the Initial Closing, if for a period of eight consecutive quarters we do not conduct Common Shares repurchases pursuant to the Share Repurchase Program in which we satisfy the lesser of: (i) 100% of share repurchase requests and (ii) share repurchase requests amounting to 5% of our Common Shares outstanding, we will commence a Reinvestment Pause Period during which we will not reinvest loan repayment proceeds and we will cause excess capital in the Company to be returned to investors quarterly on a pro rata basis. In the event a Reinvestment Pause Period commences, the Fund may terminate such period by conducting a single repurchase offer satisfying the lesser of: (i) 100% of share repurchase requests and (ii) share repurchase requests amounting to 5% of our Common Shares outstanding.

Further, the Adviser, through an affiliate, may determine to make an initial investment of capital in us. As a result, the Adviser may initially own a substantial amount of our outstanding Common Shares. The Adviser may periodically elect to tender any or all of its Common Shares for repurchase under our Share Repurchase Program. Any such share repurchase by the Adviser could have a negative impact on us, including on our liquidity, and could reduce the opportunity for other shareholders to tender the full amount of their Common Shares for repurchase in a given quarter.

The NAV of our Common Shares may fluctuate significantly.

The NAV and liquidity, if any, of the market for our Common Shares may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include:

•	changes in regulatory policies or tax guidelines, particularly with respect to RICs or BDCs;

•	loss of RIC or BDC status;

•	changes in earnings or variations in operating results;

•	changes in the value of our portfolio of investments;

•	changes in accounting guidelines governing valuation of our investments;

•	any shortfall in revenue or net income or any increase in losses from levels expected by investors;

•	departure of either of our Adviser or certain of its respective key personnel;

•	general economic trends and other external factors; and

•	loss of a major funding source.

Our shareholders may experience dilution in their ownership percentage.

We have adopted a distribution reinvestment plan, pursuant to which we will reinvest all cash dividends declared by the Board on behalf of our shareholders who do not elect to receive their dividends in cash as provided below. As a result, if the Board authorizes, and we declare, a cash dividend or other distribution, then our shareholders who have not opted out of our DRIP will have their cash distributions automatically reinvested in additional Common Shares as described below, rather than receiving the cash dividend or other distribution. Shareholders that opt out of our DRIP may experience dilution in their ownership percentage of our Common Shares over time.

We intend to offer our Common Shares in multiple private placements over an extended period of time, and holders of our Common Shares will not have preemptive rights to purchase any shares we issue in the future. As a result, to the extent we issue additional Common Shares after your purchase in the Offering, your percentage ownership interest in us may be diluted. In addition, depending upon our NAV per share at the time of any closings subsequent to your purchase, you may also experience dilution in the book value and fair value of your Common Shares.

Our shareholders that do not opt out of our DRIP should generally expect to have current tax liabilities without receiving cash to pay such liabilities.

Under our distribution reinvestment plan, if we declare a cash dividend, our shareholders who have not elected to “opt out” will have their cash dividends automatically reinvested in additional Common Shares, rather than receiving the cash distributions. Shareholders who receive distributions in the form of Common Shares generally are subject to the same U.S. federal, state and local tax consequences as shareholders who elect to receive their distributions in cash. However, since their distributions will be reinvested, those shareholders will not receive cash with which to pay any applicable taxes on such reinvested distributions. As a result, shareholders that have not opted out of our DRIP may have to use funds from other sources to pay any tax liabilities imposed upon them based on the value of the Common Shares received.

We may in the future determine to issue preferred shares, which could adversely affect the value of our Common Shares.

The issuance of preferred shares with dividend or conversion rights, liquidation preferences or other economic terms favorable to the holders of preferred shares could adversely affect our Common Shares by making an investment in the Common Shares less attractive. In addition, the dividends on any preferred shares we issue must be cumulative. Payment of dividends and repayment of the liquidation preference of preferred shares must take preference over any distributions or other payments to our shareholders, and holders of preferred shares are not subject to any of our expenses or losses and are not entitled to participate in any income or appreciation in excess of their stated preference (other than convertible preferred shares that converts into Common Shares). In addition, under the 1940 Act, participating preferred shares and preferred shares constitutes a “senior security” for purposes of the 150% asset coverage test. See – “Item 1A. Risk Factors – Legal and Regulatory – Regulations governing our operations as a BDC affect our ability to, and the way in which we, raise additional capital. These constraints may hinder our Adviser’s ability to take advantage of attractive investment opportunities and to achieve our investment objective.”

An investor may be subject to filing requirements under the Exchange Act as a result of its investment in us.

When our Registration Statement on Form 10 becomes effective, ownership information for any person or group that beneficially owns more than 5% of the Common Shares will have to be disclosed in a Schedule 13G or other filings with the SEC. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC and includes having voting or investment power over the securities. Although we will provide in our quarterly statements the amount of outstanding Common Shares, the responsibility for determining the filing obligation and preparing the filing remains with the investor. In addition, beneficial owners of 10% or more of our Common Shares will be subject to reporting obligations under Section 16(a) of the Exchange Act.

We may not be able to pay distributions to holders of our Common Shares or preferred shares; our distributions to holders of our Common Shares or preferred shares may not grow over time; and a portion of our distributions to holders of our Common Shares or preferred shares may be a return of capital for U.S. federal income tax purposes.

We intend to pay quarterly distributions to our shareholders out of assets legally available for distribution. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. If we are unable to satisfy the asset coverage test applicable to us as a BDC, our ability to pay distributions to our shareholders will be limited. All distributions will be paid at the discretion of our Board and will depend on our earnings, financial condition, maintenance of our RIC status, compliance with applicable BDC regulations, compliance with covenants under our debt financing agreements, if any, and such other factors as our Board may deem relevant from time to time.

The distributions we pay to our shareholders in a year may exceed our net ordinary income and capital gains for that year and, accordingly, a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes that would reduce a shareholder’s adjusted tax basis in its Common Shares or preferred shares and correspondingly increase such shareholder’s gain, or reduce such shareholder’s loss, on disposition of their shares. Distributions in excess of a shareholder’s adjusted tax basis in its Common Shares or preferred shares will generally constitute capital gains to such shareholder.

Shareholders who periodically receive the payment of a distribution from a RIC consisting of a return of capital for U.S. federal income tax purposes may be under the impression that they are receiving a distribution of the RIC’s net ordinary income or capital gains when they are not. Accordingly, shareholders should read carefully any written disclosure accompanying a distribution from us and the information about the specific tax characteristics of our distributions provided to shareholders after the end of each calendar year and should not assume that the source of any distribution is our net ordinary income or capital gains.

The tax treatment of a non-U.S. shareholder in its jurisdiction of tax residence will depend entirely on the laws of such jurisdiction and may vary considerably from jurisdiction to jurisdiction.

Depending on (i) the laws of such non-U.S. shareholder’s jurisdiction of tax residence, (ii) how we, the investments and/or any other investment vehicles through which we directly or indirectly invest are treated in such jurisdiction, and (iii) the activities of any such entities, an investment in us could result in such non-U.S. shareholder recognizing adverse tax consequences in its jurisdiction of tax residence, including (a) with respect to any generally required or additional tax filings and/or additional disclosure required in such filings in relation to the treatment for tax purposes in the relevant jurisdiction of an interest in us, the investments and/or any other investment vehicles through which we directly or indirectly invest and/or of distributions from such entities and any uncertainties arising in that respect (our not being established under the laws of the relevant jurisdiction), (b) the possibility of taxable income significantly in excess of cash distributed to a non-U.S. shareholder, and possibly in excess of our actual economic income, (c) the possibilities of losing deductions or the ability to utilize tax basis and of sums invested being returned in the form of taxable income or gains, and (d) the possibility of being subject to tax at unfavorable tax rates. A non-U.S. shareholder may also be subject to restrictions on the use of its share of our deductions and losses in its jurisdiction of tax residence. Each prospective investor is urged to consult its own tax advisors with respect to the tax and tax filing consequences, if any, in its jurisdiction of tax residence of an investment in us, as well as any other jurisdiction in which such prospective investor is subject to taxation.

We may have difficulty paying our required distributions if we recognize taxable income before or without receiving cash representing such income.

For U.S. federal income tax purposes, we will include in our taxable income certain amounts that we have not yet received in cash, such as OID, which may occur if we receive warrants in connection with the origination of a loan or possibly in other circumstances or contracted PIK interest, which generally represents contractual interest added to the loan balance and due at the end of the loan term. Such OID, which could be significant relative to our overall investment assets, and increases in loan balances as a result of PIK interest will be included in our taxable income before we receive any corresponding cash payments. We also may be required to include in our taxable income other amounts that we have not yet received or will not receive in cash, such as accruals on a contingent payment debt instrument, accruals of interest income and/or OID on defaulted debt, or deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. Moreover, we generally will be required to take certain amounts in income no later than the time such amounts are reflected on our financial statements. The credit risk associated with the collectability of deferred payments may be increased as and when a portfolio company increases the amount of interest on which it is deferring cash payment through deferred interest features. Our investments with a deferred interest feature may represent a higher credit risk than loans for which interest must be paid in full in cash on a regular basis. For example, even if the accounting conditions for income accrual are met, the borrower could still default when our actual collection is scheduled to occur upon maturity of the obligation.

Because in certain cases we may recognize taxable income before or without receiving cash representing such income, we may have difficulty making distributions to our shareholders that will be sufficient to enable us to meet the Annual Distribution Requirement necessary for us to maintain our qualification as a RIC. Accordingly, we may need to sell some of our assets at times and/or at prices that we would not consider advantageous, we may need to raise additional equity or debt capital, or we may need to forego new investment opportunities or otherwise take actions that are disadvantageous to our business (or be unable to take actions that are advantageous to our business) to enable us to make distributions to our shareholders that will be sufficient to enable us to meet the Annual Distribution Requirement. If we are unable to obtain cash in the amount required for us to make, or if we are restricted from making, sufficient distributions to our shareholders to meet the Annual Distribution Requirement, we may fail to qualify for the U.S. federal income tax benefits allowable to RICs and, thus, become subject to a corporate-level U.S. federal income tax (and any applicable U.S. state and local taxes).

Our shareholders may receive Common Shares or preferred shares as distributions, which could result in adverse tax consequences to them.

In order to satisfy the Annual Distribution Requirement applicable to RICs, we will have the ability to declare a large portion of a distribution in our Common Shares or preferred shares instead of in cash. We are not subject to restrictions on the circumstances in which we may declare a portion of a distribution in shares of our beneficial interests but would generally anticipate doing so only in unusual situations, such as, for example, if we do not have sufficient cash to meet our RIC distribution requirements under the Code. Generally, were we to declare such a distribution, we would allow shareholders to elect payment in cash and/or shares of our beneficial interests of equivalent value. Under published IRS guidance, the entire distribution by a publicly offered RIC will generally be treated as a taxable distribution for U.S. federal income tax purposes, and count towards our RIC distribution requirements under the Code, if certain conditions are satisfied. Among other things, the aggregate amount of cash available to be distributed to all shareholders is required to be at least 20% of the aggregate declared distribution. If too many shareholders elect to receive cash, the cash available for distribution is required to be allocated among the shareholders electing to receive cash (with the balance of the distribution paid in beneficial interests) under a formula provided in the applicable IRS guidance. The number of shares of our beneficial interests distributed would thus depend on the applicable percentage limitation on cash available for distribution, the shareholders’ individual elections to receive cash or beneficial interests, and the value of the Common Shares of our beneficial interests. Each shareholder generally would be treated as having received a taxable distribution (including for purposes of the withholding tax rules applicable to a Non-U.S. shareholder) on the date the distribution is received in an amount equal to the cash that such shareholder would have received if the entire distribution had been paid in cash, even if the shareholder received all or most of the distribution in shares of our Common Shares or preferred shares. We currently do not intend to pay distributions in our Common Shares or preferred shares, but we can offer no assurance that we will not do so in the future.

If we are not treated as a “publicly offered regulated investment company,” as defined in the Code, U.S. shareholders that are individuals, trusts or estates will be taxed as though they received a distribution of some of our expenses.

If our Common Shares are not held by at least 500 persons at all times during a taxable year, we will not be a “publicly offered regulated investment company” (within the meaning of Section 67 of the Code) with respect to such a taxable year. We cannot assure you that we will be treated as a publicly offered regulated investment company for all years. In particular, we may not be treated as a publicly offered regulated investment company for our first taxable year. If we are not treated as a publicly offered regulated investment company for any calendar year, each U.S. shareholder that is an individual, trust or estate will be treated as having received a dividend from us in the amount of such U.S. shareholder’s allocable share of the Management Fee and Incentive Fees and certain of our other expenses for the calendar year, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. shareholder. Miscellaneous itemized deductions of a U.S. shareholder that is an individual, trust or estate are disallowed for tax years beginning before January 1, 2026 and thereafter generally are (i) deductible by such U.S. shareholders only to the extent that the aggregate of such U.S. shareholder’s miscellaneous itemized deductions exceeds 2% of such U.S. shareholder’s adjusted gross income for U.S. federal income tax purposes, (ii) not deductible for purposes of the alternative minimum tax and (iii) are subject to the overall limitation on itemized deductions under the Code.

Non-U.S. shareholders may be subject to withholding of U.S. federal income tax on distributions we pay.

Distributions of our “investment company taxable income” to a non-U.S. shareholder that are not effectively connected with the non-U.S. shareholder’s conduct of a trade or business within the United States will generally be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable income tax treaty) to the extent paid out of our current or accumulated earnings and profits.

Certain properly reported distributions are generally exempt from withholding of U.S. federal income tax where they are paid in respect of our (i) “qualified net interest income” (generally, our U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which we or the non-U.S. shareholder are at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) “qualified short-term capital gains” (generally, the excess of our net short-term capital gain over our net long-term capital loss for such taxable year), and certain other requirements are satisfied.

NO ASSURANCE CAN BE GIVEN AS TO WHETHER ANY OF OUR DISTRIBUTIONS WILL BE ELIGIBLE FOR THIS EXEMPTION FROM WITHHOLDING OF U.S. FEDERAL INCOME TAX. IN PARTICULAR, THIS EXEMPTION WILL NOT APPLY TO OUR DISTRIBUTIONS PAID IN RESPECT OF OUR NON-U.S. SOURCE INTEREST INCOME OR OUR DIVIDEND INCOME (OR ANY OTHER TYPE OF INCOME OTHER THAN GENERALLY OUR NON-CONTINGENT U.S. SOURCE INTEREST INCOME RECEIVED FROM UNRELATED OBLIGORS AND OUR QUALIFIED SHORT-TERM CAPITAL GAINS). IN THE CASE OF OUR COMMON SHARES OR PREFERRED SHARES HELD THROUGH AN INTERMEDIARY, THE INTERMEDIARY MAY WITHHOLD U.S. FEDERAL INCOME TAX EVEN IF WE REPORT THE PAYMENT AS QUALIFIED NET INTEREST INCOME OR QUALIFIED SHORT-TERM CAPITAL GAIN.

The Board has the discretion to not repurchase Common Shares, to suspend the Share Repurchase Program, and to cease repurchases.

Our Board may amend, suspend or terminate our Share Repurchase Program at any time in its discretion. You may not be able to sell your Common Shares at all in the event our Board amends, suspends or terminates the Share Repurchase Program, absent a liquidity event, and we currently do not intend to undertake a liquidity event, and we are not obligated to effect a liquidity event at any time. We will notify you of such developments in our quarterly reports or other filings. If less than the full amount of Common Shares requested to be repurchased in any given repurchase offer are repurchased, funds will be allocated pro rata based on the total number of Common Shares being repurchased without regard to class. The Share Repurchase Program has many limitations and should not be relied upon as a method to sell Common Shares promptly or at a desired price. In the event that we fail to repurchase Common Shares pursuant to the Fund’s Share Repurchase Program for any eight consecutive quarters after the fourth anniversary of the Initial Closing we will not reinvest loan repayment proceeds and we will cause excess capital in the Fund to be returned to shareholders quarterly on a pro rata basis. Such Reinvestment Pause Period will continue until we have satisfied the lesser of: (i) 100% of share repurchase requests and (ii) share repurchase requests amounting to 5% of our Common Shares outstanding, in a subsequent quarter, after which the Company will return to reinvesting loan repayment proceeds and the retention of excess capital. For more information regarding our Share Repurchase Program.

The timing of repurchases may be disadvantageous.

In the event a shareholder chooses to participate in our Share Repurchase Program, the shareholder will be required to provide us with notice of intent to participate prior to knowing what the NAV per share of the class of shares being repurchased will be on the repurchase date. Although a shareholder will have the ability to withdraw a repurchase request prior to the repurchase date, to the extent a shareholder seeks to sell Common Shares to us as part of our periodic Share Repurchase Program, the shareholder will be required to do so without knowledge of what the repurchase price of our Common Shares will be on the repurchase date.

To the extent OID and PIK interest constitute a portion of our income, we will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash representing such income.

Our investments may include OID instruments and PIK interest arrangements, which represents contractual interest added to a loan balance and due at the end of such loan’s term. To the extent OID or PIK interest constitute a portion of our income, we are exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash, including the following:

•

The higher interest rates of OID and PIK instruments reflect the payment deferral and increased credit risk associated with these instruments, and OID and PIK instruments generally represent a significantly higher credit risk than coupon loans.

•	Even if the accounting conditions for income accrual are met, the borrower could still default when our actual collection is supposed to occur at the maturity of the obligation.

•

OID and PIK instruments may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of any associated collateral. OID and PIK income may also create uncertainty about the source of our cash distributions.

•

For accounting purposes, any cash distributions to shareholders representing OID and PIK income are not treated as coming from paid-in capital, even if the cash to pay them comes from offering proceeds. As a result, despite the fact that a distribution representing OID and PIK income could be paid out of amounts invested by our shareholders, the 1940 Act does not require that shareholders be given notice of this fact by reporting it as a return of capital.

•	Market prices of OID instruments are more volatile because they are affected to a greater extent by interest rate changes than instruments that pay interest periodically in cash.

In addition, investments in PIK and OID instruments may provide certain benefits to the Adviser, including increasing Management Fee and Incentive Fees prior to the receipt of cash with respect to accrued interest payments.

Holders of any preferred shares we might issue would have the right to elect members of the Board and class voting rights on certain matters.

Holders of any preferred shares we might issue, voting separately as a single class, would have the right to elect two members of the Board at all times and in the event dividends become two full years in arrears would have the right to elect a majority of the Trustees until such arrearage is completely eliminated. In addition, preferred shareholders have class voting rights on certain matters, including changes in fundamental investment restrictions and conversion to open-end status, and accordingly can veto any such changes. Restrictions imposed on the declarations and payment of dividends or other distributions to the holders of our Common Shares and preferred shares, both by the 1940 Act and by requirements imposed by rating agencies or the terms of our credit facilities, might impair our ability to maintain our qualification as a RIC for U.S. federal income tax purposes. While we would intend to redeem our preferred shares to the extent necessary to enable us to distribute our income as required to maintain our qualification as a RIC, we can offer no assurance that such actions could be effected in time to meet the tax requirements.

There is a risk that investors in our equity securities may not receive distributions or that our distributions may not grow over time and that investors in our debt securities may not receive all of the interest income to which they are entitled.

We intend to make distributions on a quarterly basis to our shareholders out of assets legally available for distribution. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. In addition, due to the asset coverage test applicable to us as a BDC, we may in the future be limited in our ability to make distributions. If we do not distribute a certain percentage of our income annually, we will suffer adverse tax consequences, including possible loss of the tax benefits available to us as a RIC. In addition, in accordance with U.S. GAAP and tax rules, we include in income certain amounts that we have not yet received in cash, such as contractual

PIK interest, which represents contractual interest added to the loan balance that becomes due at the end of the loan term, or the accrual of original issue or market discount. Since we may recognize income before or without receiving cash representing such income, we may have difficulty meeting the requirement to distribute at least 90% of our investment company taxable income to obtain tax benefits as a RIC.

We will be subject to a 4% nondeductible federal excise tax on certain undistributed income for a calendar year unless we distribute in a timely manner an amount at least equal to the sum of (1) 98% of our ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of our capital gain net income for the one-year period ending October 31 in that calendar year and (3) any income recognized, but not distributed, in preceding years. We will not be subject to excise taxes on amounts on which we are required to pay corporate income taxes (such as retained net capital gains). Finally, if more shareholders opt to receive cash distributions rather than participate in our distribution reinvestment plan, we may be forced to liquidate some of our investments and raise cash in order to make cash distribution payments.

Combination or “Layering” of Multiple Risk Factors

Although the various risks discussed in this Item 1A – “Risk Factors” are generally described separately, prospective investors should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor may be significantly increased.

Risks Relating to Barclays

Risks Relating to the Barclays Cooperation Agreement.

The Adviser will enter into the Barclays Cooperation Agreement pursuant to which Barclays plans to refer investment opportunities in Private Credit opportunities to the Adviser that meet our designated investment criteria in accordance with the terms of the Barclays Cooperation Agreement. The Barclays Cooperation Agreement will be a new and unproven relationship between the Adviser and Barclays, and will be subject to all of the business risks and uncertainties associated with any new commercial arrangement of this type, including the potential failure to achieve the expected benefits of the arrangement; difficulties for each party in operationalizing the arrangement; impairment of relationships with employees, customers or business partners; and the risk of termination of the Barclays Cooperation Agreement pursuant to its terms. In addition, the Adviser may be reluctant to terminate the agreement because doing so could result in it having less capital available for investments (because under certain circumstances investors can cancel their capital commitment if the agreement is terminated).

Although Barclays plans to identify and refer eligible investments to the Adviser pursuant to the Barclays Cooperation Agreement, Barclays may not be able to do so efficiently or effectively. Investors should be aware of the difficulties normally encountered by a new product offering to clients, many of which are beyond the Fund’s or Barclays’ control, including that there can be no assurance that clients of Barclays will find the financing options provided by the Fund to be attractive or consent to engage with AGL at all. In addition, it is possible that the opportunities referred to the Adviser will not be deemed appropriate for the Fund by the Adviser or will not be sufficient, together with the Adviser’s other investment sourcing networks, to allow the Fund to achieve its investment objective.

The Barclays Cooperation Agreement will not impose any “quotas” or minimum number of opportunities that Barclays is required to refer to the Adviser. Until the earlier to occur of (i) the end of the initial five years of the Barclays Cooperation Agreement and (ii) the termination of the Barclays Cooperation Agreement, Barclays will not enter into a sourcing or referral agreement or any other similar formal arrangement with any BDC, pooled investment vehicle or other person with respect to investment opportunities that meet our designated investment criteria. Similarly, until the earlier to occur of (i) the end of the initial five years of the Barclays Cooperation Agreement and (ii) the termination of the Barclays Cooperation Agreement, AGL will not enter into a sourcing or referral agreement or any other similar formal arrangement with any financial institution.

In addition, the Barclays Cooperation Agreement will not restrict Barclays or its affiliates from engaging in any lending activities, including making loans to other businesses or providing services for other businesses and operations of Barclays or its affiliates, even if those activities would compete with the Fund and/or the Adviser. As a result, there can be no assurances that the Barclays Cooperation Agreement will allow the Adviser to effectively achieve the Fund’s investment objective or implement its investment strategy. The opportunities provided to the Adviser may be of lesser investment quality than would be the case if Barclays did not have the ability to lend to a company instead of referring it to the Adviser.

Barclays will not provide investment advice or recommendations to the Adviser or the Fund in connection with the Barclays Cooperation Agreement or otherwise. Barclays does not have any fiduciary duty to the Adviser or the Fund and will not conduct any analyses of potential investment opportunities on behalf of the Adviser or the Fund or evaluate whether any potential investment opportunity is suitable for the Fund. In addition, although Barclays’ interests will be aligned with investors in the Fund to a certain extent as a result of the potential for payments to be made to Barclays pursuant to the Barclays Cooperation Agreement, it is expected that Barclays will have interests that conflict with the interests of the Fund and its shareholders. For example, Barclays may have an incentive to refer a prospective borrower to the Adviser for financing by the Fund in order to improve Barclays’ relationship with that prospective borrower, to generate new business or new clients, or otherwise. The Adviser will be solely responsible for determining whether any potential opportunity referred to it pursuant to the Barclays Cooperation Agreement is appropriate for the Fund.

Further, Barclays and its affiliates and related persons will be exculpated and indemnified under the Barclays Cooperation Agreement for certain acts or omissions taken or not taken in connection with the Barclays Cooperation Agreement in accordance with the terms of the Barclays Cooperation Agreement. The Barclays Cooperation Agreement will also contain provisions permitting the parties to terminate or modify the arrangement to the extent necessary to comply with applicable laws and regulatory requirements and in certain other circumstances.

Barclays Engages in Various Businesses that May Compete with the Fund for Investment Opportunities and Limit the Resources that Barclays Devotes to the Barclays Cooperation Agreement.

Barclays provides financial products and services to consumers and businesses, including small business lending, traditional commercial loans and lines of credit, letters of credit, asset-based lending, trade financing, treasury management, and investment banking services. Some of these products or services may directly or indirectly compete with the Fund for investment opportunities. As described above, Barclays may determine to finance directly (in whole or in part) an opportunity that could be attractive for the Fund and therefore not refer the opportunity to the Adviser under the Barclays Cooperation Agreement.

Barclays Will Make Investments in Different Parts of a Portfolio Company’s Capital Structure.

Barclays may extend credit to or invest in some or all of the Fund’s portfolio companies, which loans and investments may be made concurrently with or at different times than the time at which the Fund invests in the portfolio company. It is possible that Barclays will have an existing loan to or an investment in a company that it refers to the Adviser pursuant to the Barclays Cooperation Agreement. These other relationships may result in certain conflicts of interest for Barclays. It is expected that Barclays will often hold loans or investments in different parts of the capital structure of the same portfolio company, which generally are expected to rank senior to the Fund’s positions (although it is possible that Barclays will hold loans or investments in the same positions or in positions that are junior to the Fund’s positions). In connection with its separate lending and investing activities, Barclays may pursue rights or take other actions, or refrain from pursuing rights or taking other actions, on behalf of itself and such actions (or restraining of action) may have a material or adverse effect on the Fund and/or its investments. For example, in the event that Barclays holds loans or other positions in the capital structure of a portfolio company that rank senior to the investments of the Fund in the same portfolio company, and the portfolio company were to experience financial distress and default on its payment obligations,

Barclays may seek a liquidation, reorganization or restructuring of the portfolio company, or terms in connection with the foregoing, that may have an adverse effect on or otherwise conflict with the interests of the Fund’s investment in the portfolio company. As a result, it is possible the Fund’s investment in a portfolio company could perform worse than Barclays’ investment in the same portfolio company.

ITEM 2. FINANCIAL INFORMATION.

Discussion of Management’s Expected Operating Plans

The information in this section contains forward-looking statements that involve risks and uncertainties. Please see “Item 1A. Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. You should read the following discussion in conjunction with the financial statements and related notes and other financial information appearing elsewhere in this prospectus.

Overview

We are a Delaware limited partnership formed on January 18, 2024 and intend to convert to a Delaware statutory trust to be named AGL Private Credit Income Fund in connection with our election to be regulated as a BDC and the commencement of our operations. We are a non-diversified, closed-end management investment company that will elect to be regulated as a BDC under the 1940 Act. We also intend to elect to be treated, and intend to comply with the requirements to qualify annually, as a RIC under Subchapter M of the Code. We are a private, perpetual-life BDC, which is a BDC whose common shares are not listed for trading on a stock exchange or other securities market. The Fund uses the term “perpetual-life BDC” to describe an investment vehicle of indefinite duration whose common shares are intended to be sold by the Fund on a continuous basis at a price generally equal to the Fund’s NAV per Common Share.

Our investment objective is to generate attractive risk-adjusted returns, primarily through current investment income and, to a lesser extent, capital appreciation, while limiting volatility. We intend to deploy sophisticated investment and risk management techniques to minimize interest rate, macroeconomic, concentration and other risks, while generating predictable yield and consistent credit performance across economic cycles.

Our principal investment strategy focuses on creating well-balanced portfolios of directly originated, floating rate senior secured investments in U.S. companies, including primarily first lien senior secured and unitranche loans. As deemed appropriate by our Adviser, we may also invest in second lien loans, unsecured debt, subordinated debt and other investments (which may include certain equity investments or investments in more liquid instruments). We believe the Private Credit markets offer a sound backdrop for investing success, with secular growth in demand from borrowers, a structural illiquidity premium benefitting lenders and sufficient market depth to permit effective selection of assets across economic cycles. Generally, we expect to originate our investments to large borrowers, where we consider the balance of investment opportunities and risk-adjusted returns to be most favorable over time.

AGL has entered into the Barclays Cooperation Agreement. Under the Barclays Cooperation Agreement, AGL, the Adviser and Barclays have agreed to make available to Barclays’ existing and prospective client base AGL’s Private Credit solutions, through the Fund and other public and private AGL managed funds and accounts, alongside Barclays’ large and highly capable investment banking platform offerings. The Barclays Cooperation Agreement is more fully described under the heading “Investment Objective and Strategy”.

Under normal circumstances, we will invest at least 80% of our net assets plus borrowings for investment purposes in “Private Credit” investments. “Private Credit” investments are loans, bonds and other credit and related instruments that are issued in private offerings or issued by private companies. Derivative instruments will be counted towards the 80% policy to the extent they have economic characteristics similar to credit obligations. The Fund’s 80% policy with respect to investments in debt instruments is not fundamental and may be changed by our Board without shareholder approval. Shareholders will be provided with sixty (60) days’ notice in the manner prescribed by the SEC before making any change to this policy.

Through the Adviser, we have access to the extensive resources, expertise and investment capabilities in senior secured credit investing of the AGL platform, including AGL’s dedicated Private Credit team. In addition, we and the Other AGL Accounts benefit from the market access and deep relationships of Barclays’ network through the Barclays Cooperation Agreement. AGL’s Private Credit team is dedicated to sourcing and underwriting directly originated investment opportunities. Taylor Boswell, AGL’s Head of Private Credit and Chief Investment Officer, Private Credit, Emily Knickel, AGL’s Head of Private Credit Origination, David Richman and Jeff Rosen lead the Private Credit team. Mr. Boswell, Ms. Knickel, Mr. Richman and Mr. Rosen average nearly 22 years of relevant experience. Mr. Boswell previously served as the Chief Investment Officer and Head of Direct Lending at the Carlyle Group. Ms. Knickel previously served as the Head of Barclays ILS, Barclays’ former internal Private Credit business. Subsequent to AGL’s entry into the Barclays Cooperation Agreement, the members of the ILS team joined AGL and are no longer employed by or affiliated with Barclays. In pursuing investment opportunities, the Private Credit team will benefit from the extensive resources and expertise of the full AGL platform as well as access to Barclays’ network through the Barclays Cooperation Agreement. Mr. Richman, a Managing Director on the Private Credit team, joined AGL from the Carlyle Group where he was the Deputy Chief Investment Officer for Direct Lending. Mr. Rosen, a Managing Director on the Private Credit team, joined AGL from Apollo Global Management, which he joined in 2009, having previously served as the Global Corporate Credit head of investing in the Technology, Media and Telecom sectors. We believe the powerful combination of the Barclays’ relationship and AGL’s significant internal capabilities and resources create a compelling competitive advantage compared to the resources available to other direct lending platforms.

We deploy a rigorous, systematic and consistent investment process when evaluating potential Private Credit opportunities. We utilize a number of frameworks and methods throughout the underwriting and portfolio construction processes, AGL’s proprietary 10-D Portfolio Construction Framework to build competitively advantaged investment portfolios. In addition, we utilize highly sophisticated risk management approaches, focused on creating portfolios that are well-balanced across a variety of standard and non-standard risk factors. Our investment process and risk management approaches are informed by the decades of collective credit investing experience of our senior management, which we believe differentiate the AGL platform from its competitors.

See “Investment Objective and Strategies” for more information about our investment strategies. Our investments are subject to a number of risks. See “Item 1A. Risk Factors.”

Revenues

We plan to generate revenue in the form of interest and fee income on debt investments, capital gains, and dividend income from our equity investments in our portfolio companies. Our senior and subordinated debt investments are expected to bear interest at a fixed or floating rate. Interest on debt securities is generally payable quarterly or semiannually. In some cases, some of our investments may provide for deferred interest payments or PIK interest. The principal amount of the debt securities and any accrued but unpaid PIK interest generally will become due at the maturity date. In addition, we may generate revenue from various fees in the ordinary course of business such as in the form of structuring, consent, waiver, amendment, syndication and other miscellaneous fees. Original issue discounts and market discounts or premiums will be capitalized, and we will accrete or amortize such amounts as interest income. We will record prepayment premiums on loans and debt securities as interest income. Dividend income, if any, will be recognized on an accrual basis to the extent that we expect to collect such amounts.

Expenses

We do not currently have any employees and do not expect to have any employees. Our day-to-day investment operations will be managed by the Adviser, pursuant to the terms of the Investment Advisory Agreement. The services necessary for our business, including the origination and administration of our investment portfolio, will be provided by individuals who are employees of AGL, as our Administrator, pursuant to the terms of the Administration Agreement. See “Item 1. Business–Administration Agreement.” All investment professionals of the Adviser, when and to the extent engaged in providing investment advisory and management services under the Investment Advisory Agreement, and the compensation and routine compensation-related overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser and not by the Fund. See “Item 1. Business – Investment Advisory Agreement.” We will bear all other costs and expenses of the Fund’s operations and transactions, including those listed in the Registration Statement.

From time to time, the Adviser or its affiliates may pay third-party providers of goods or services. We will reimburse the Adviser or such affiliates thereof for any such amounts paid on our behalf. All of the foregoing expenses will ultimately be borne by our shareholders.

Financial Condition, Liquidity and Capital Resources

We expect to generate cash primarily from (i) the net proceeds of the Offering, (ii) cash flows from our operations, (iii) any financing arrangements we may enter into in the future and (iv) any future offerings of our equity or debt securities. Our primary uses of cash will be for (i) investments in accordance with the Fund’s investment objective and strategy; (ii) general corporate purposes; and (iii) payment of operating expenses, including management and administrative services fees and other expenses such as due diligence expenses relating to potential new investments.

Related-Party Transactions

We expect to enter into a number of business relationships with affiliated or related parties, including the Investment Advisory Agreement and the Administration Agreement.

In addition to the aforementioned agreements, we, our Adviser and certain of our Adviser’s affiliates intend to submit to the SEC a co-investment application. If granted, the exemptive relief from the SEC will permit the Fund to co-invest with other funds managed by our Adviser or its affiliates in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors.

Critical Accounting Policies

This discussion of our expected operating plans is based upon our expected financial statements, which will be prepared in accordance with generally accepted accounting principles (“GAAP”). The preparation of these financial statements will require our management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets and any other parameters used in determining such estimates could cause actual results to differ. In addition to the discussion below, we will describe our critical accounting policies in the notes to our future financial statements.

Investments and Fair Value Measurements

The Fund is required to report its investments for which current market values are not readily available at fair value. The Fund values its investments in accordance with ASC 820, Fair Value Measurement, which defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date. ASC 820 prioritizes the use of observable market prices derived from such prices over entity-specific inputs. Due to the inherent uncertainties of valuation, certain estimated fair values may differ significantly from the values that would have been realized had a ready market for these investments existed, and these differences could be material.

The Fund classifies the fair value measurements of its assets and liabilities into a fair value hierarchy in accordance with ASC 820, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. As noted above, the guidance defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The guidance also establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, which includes inputs such as quoted prices for similar securities in active markets and quoted prices for identical securities where there is little or no activity in the market; and Level 3, defined as unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions.

With respect to investments for which market quotations are not readily available, the Adviser undertakes a multi-step valuation process each quarter, as described below:

•	Each portfolio company or investment will be valued by the Adviser, with assistance from one or more independent valuation firms or as noted below, with respect to investments in an investment fund;

•	The independent valuation firm(s) conduct independent appraisals and make an independent assessment of the value of each investment; and

•	The Adviser determines the fair value of each investment, in good faith, based on the input of the independent valuation firm (to the extent applicable).

Determination of fair values involves subjective judgments and estimates. Pursuant to Rule 2a-5 of the 1940 Act, the Board will provide continuing oversight over the Adviser’s valuations. Below is a description of factors that our Adviser may consider when valuing our debt and equity investments.

Investments for which market quotations are readily available on an exchange are valued at the reported closing price on the Valuation Date. Our Adviser may also obtain quotes with respect to certain of our investments from pricing services or brokers or dealers in order to value assets. When doing so, the Adviser determines whether the quote obtained is readily available according to GAAP to determine the fair value of the investment. If determined to be readily available, the Adviser will use the quote obtained.

Investments without a readily available market quotation are primarily valued using a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). This measurement is based on the value indicated by current market expectations about those future amounts. In following these approaches, the types of factors that the Adviser may take into account in fair value pricing our investments include, as relevant: available current market data, including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the portfolio company’s ability to make payments, its earnings and discounted cash flows, the markets in which the portfolio company does business, comparisons of financial ratios of peer companies that are public, merger and acquisition comparables, and enterprise values, among other factors. When available, broker quotations and/or quotations provided by pricing services are considered as an input in the valuation process.

Revenue Recognition

Interest Income

Interest income is recorded on an accrual basis and includes the accretion of discounts and amortizations of premiums. Discounts from and premiums to par value on debt investments purchased are accreted/amortized into interest income over the life of the respective security using the effective interest method. The amortized cost of debt investments represents the original cost, including loan origination fees and upfront fees received that are deemed to be an adjustment to yield, adjusted for the accretion of discounts and amortization of premiums, if any. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income in the current period.

PIK Income

The Fund may have loans in its portfolio that contain PIK provisions. PIK represents interest that is accrued and recorded as interest income at the contractual rates, increases the loan principal on the respective capitalization dates, and is generally due at maturity. Such income is included in interest income in the Fund’s statement of operations. If at any point the Fund believes PIK is not expected to be realized, the investment generating PIK will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest is generally reversed through interest income. To maintain the Fund’s status as a RIC, this non-cash source of income must be paid out to shareholders in the form of dividends, even though the Fund has not yet collected cash.

Dividend Income

Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies.

Fee Income

The Fund may receive various fees in the ordinary course of business such as structuring, consent, waiver, amendment, syndication fees as well as fees for managerial assistance rendered by the Fund to the portfolio companies. Such fees are recognized as income when earned or the services are rendered.

Non-Accrual Income

Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Additionally, any original issue discount and market discount are no longer accreted to interest income as of the date the loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

Distributions

To the extent that the Fund has taxable income available, the Fund intends to make quarterly distributions to its shareholders. Distributions to shareholders are recorded on the record date. All distributions will be paid at the discretion of our Board and will depend on our earnings, financial condition, maintenance of our tax treatment as a RIC, compliance with applicable BDC regulations and such other factors as our Board may deem relevant from time to time.

Income Taxes

The Fund intends to elect to be treated as a BDC under the 1940 Act. The Fund intends to elect to be treated as a RIC under the Code. So long as the Fund maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its shareholders as dividends. Rather, any tax liability related to income earned and distributed by the Fund would represent obligations of the Fund’s investors and would not be reflected in the financial statements of the Fund.

The Fund evaluates tax positions taken or expected to be taken in the course of preparing its financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof.

To qualify for and maintain qualification as a RIC, the Fund must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, the Fund must distribute to its shareholders, for each taxable year, at least 90% of the sum of (i) its “investment company taxable income” for that year (without regard to the deduction for dividends paid), which is generally its ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses and (ii) its net tax-exempt income.

In addition, pursuant to the excise tax distribution requirements, the Fund is subject to a 4% nondeductible federal excise tax on undistributed income unless the Fund distributes in a timely manner in each taxable year an amount at least equal to the sum of (1) 98% of its ordinary income for the calendar year, (2) 98.2% of capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (3) any income realized, but not distributed, in prior years. For this purpose, however, any ordinary income or capital gain net income retained by the Fund that is subject to corporate income tax is considered to have been distributed.

Contractual Obligations

We will enter into the Investment Advisory Agreement with AGL US DL Management LLC (in its capacity as the Adviser) to provide us with investment advisory services and the Administration Agreement with AGL US DL Administrator LLC (in its capacity as the Administrator) to provide us with administrative services. Payments for investment advisory services under the Investment Advisory Agreements and reimbursements under the Administration Agreement are described in “Item 1. Business —Investment Advisory Agreement and Administration Agreement.”

We may establish one or more credit facilities or enter into other financing arrangements from time to time to facilitate investments and the timely payment of our expenses. It is anticipated that any such credit facilities will bear interest at floating rates at to-be-determined spreads over SOFR (or other applicable reference rate). We cannot assure shareholders that we will be able to enter into a credit facility on favorable terms or at all. In connection with a credit facility or other borrowings, lenders may require us to pledge assets, commitments and/or drawdowns (and the ability to enforce the payment thereof) and may ask to comply with positive or negative covenants that could have an effect on our operations.

Off-Balance Sheet Arrangements

Other than contractual commitments and other legal contingencies incurred in the normal course of our business, we do not expect to have any off-balance sheet financings or liabilities.

Quantitative and Qualitative Disclosures About Market Risk

We will be subject to financial market risks, including changes in interest rates. A rise in the general level of interest rates can be expected to lead to higher interest rates applicable to the variable rate investments we may hold and to declines in the value of any fixed rate investments we may hold. A rise in interest rates would also be expected to lead to higher cost on our floating rate borrowings. If deemed prudent, we may use interest rate risk management techniques in an effort to minimize our exposure to interest rate fluctuations.

We plan to invest primarily in illiquid debt securities of private companies. Most of our investments will not have a readily available market price, and we will value these investments at fair value as determined in good faith pursuant to procedures adopted by, and under the oversight of, the Board in accordance with our valuation policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make.

ITEM 3. PROPERTIES.

We do not own any real estate or other physical properties materially important to our operation. Our headquarters are located at 535 Madison Avenue, 24th Floor, New York, NY 10022 and are provided by the Administrator in accordance with the terms of our Administration Agreement. We believe that our office facilities are suitable and adequate for our business as it is contemplated to be conducted.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth, as of May 31, 2024, information with respect to the beneficial ownership of our Common Shares by:

•	each person known to us to be expected to beneficially own more than 5% of the outstanding Common Shares;

•	each of our Trustees and each executive officer; and

•	all of our Trustees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There are no Common Shares subject to options that are currently exercisable or exercisable within 60 days of the offering.

Common Shares Beneficially Owned
Name and Address	Number	Percentage
Interested Trustees(1)
Peter Gleysteen	—	—
Taylor Boswell	—	—
Wynne Comer	—	—
Independent Trustees(1)
Sheila Hooda	—	—
Sherwood Dodge	—	—
Holly Lim	—	—
Judith Fishlow Minter	—	—
Executive Officers who are not Trustees(1)
George Talarico	—	—
Matthieu Milgrom	—	—
AGL US DL Administrator LLC(2)	400	100%
All officers and Trustees as a group (9 persons)	—	—

*	Less than 1%.
(1)	The address for all of the Fund’s officers and Trustees is AGL Private Credit Income Fund LP, c/o AGL US DL Management LLC, 535 Madison Avenue, 24th Floor, New York, NY 10022.
(2)	The address for AGL US DL Administrator LLC is 535 Madison Avenue, 24th Floor, New York, NY 10022.

The following table sets forth the dollar range of our equity securities as of May 31, 2024.

Name and Address	Dollar Range of Equity Securities in Fund(1)(2)
Interested Trustees
Peter Gleysteen	—
Taylor Boswell	—
Wynne Comer	—
Independent Trustees(1)
Sheila Hooda	—
Sherwood Dodge	—
Holly Lim	—
Judith Fishlow Minter	—
Executive Officers who are not Trustees(1)
George Talarico	—
Matthieu Milgrom	—

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(2)	The dollar range of equity securities beneficially owned are: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000 or over $100,000.

ITEM 5. TRUSTEES AND EXECUTIVE OFFICERS.

The Board and its Leadership Structure

Our business and affairs are managed under the direction of our Board. The responsibilities of the Board include, among other things, the oversight of our investment activities, oversight of our investment valuation process, oversight of our financing arrangements and corporate governance activities. Our Board consists of five members, three of whom are not “interested persons” of the Fund or of the Adviser as defined in Section 2(a)(19) of the 1940 Act and are “independent,” as determined by our Board. We refer to these individuals as our Independent Trustees. Our Board elects our executive officers, who serve at the discretion of the Board.

Trustees

Information regarding the Board is as follows:

Name	Age	Position	Length of Time Served	Principal Occupation During Past 5 Years	Other Directorships Held by Trustees
Interested Trustees
Peter Gleysteen	73	Trustee and Chairman of the Board	Since 2024	Founder, Chief Executive Officer, and Chief Investment Officer of AGL Credit Management LLC.	Mystic Seaport Museum
Taylor Boswell	45	Trustee and Chief Executive Officer	Since 2024	Former Partner of Carlyle serving as Head of Direct Lending and Chief Investment Officer, Direct Lending.	N/A
Wynne Comer	57	Trustee and Interim Chief Financial Officer	Since 2024	Chief Operating Officer of AGL Credit Management LLC.	Loan Syndications and Trading Association
Independent Trustees
Sheila Hooda	66	Trustee	Since 2024	Independent board director and qualified financial expert on various companies’ boards.	Enact Holdings Inc. (NASDAQ: ACT); Alera Group, Inc.
Sherwood Dodge	68	Trustee	Since 2024	Former senior employee of GE Capital.	N/A
Holly Lim	57	Trustee	Since 2024	Former Chief Financial Officer of Sidewalk Labs.	N/A
Judith Fishlow Minter	64	Trustee	Since 2024	Former Head of U.S. Loan Capital Markets and Co-Head Leveraged Capital Markets at RBC Capital Markets.	Franklin & Marshall College; Student Leadership Network

The address for each Trustee is c/o AGL Private Credit Income Fund LP, 535 Madison Avenue, 24th Floor, New York, NY 10022. While we do not intend to list our Common Shares on any securities exchange, if any class of our Common Shares is listed on a national securities exchange, our Board will be divided into three classes of Trustees serving staggered terms of three years each.

Executive Officers Who are Not Trustees

Information regarding our executive officers who are not Trustees is as follows:

Name	Age	Position	Length of Time Served	Principal Occupation During Past 5 Years
George Talarico	66	Chief Compliance Officer	Since 2024	Former General Counsel of Alaric Compliance Services, LLC.
Matthieu Milgrom	46	Secretary	Since 2024	General Counsel of AGL Credit Management LLC; Former Executive Director of Securitized Products Group of Morgan Stanley

The address for each executive officer is AGL Private Credit Income Fund LP, c/o AGL US DL Management LLC, 535 Madison Avenue, 24th Floor, New York, NY 10022.

Biographical Information

The following is information concerning the business experience of our Board and executive officers. Our Trustees have been divided into two groups—Interested Trustees and Independent Trustees. Interested Trustees are “interested persons” as defined in the 1940 Act.

Interested Trustees

Peter Gleysteen, Trustee and Chairman of the Board – Mr. Gleysteen has specialized in bank loans for over forty years. Mr. Gleysteen is the Founder, Chief Executive Officer, and Chief Investment Officer of AGL Credit Management LLC, which he established with the Abu Dhabi Investment Authority. Mr. Gleysteen began forming AGL Credit Management in 2018 and launched it in March 2019. Before AGL he had two prior employers, JPMorgan Chase and CIFC. At JPMorgan, and antecedent entities Chemical Bank and Chase Manhattan, Mr. Gleysteen served as lead banker on many of the largest LBO, M&A and re-structuring financings in the 1980’s and 1990’s. He was also responsible for global loan syndications as Group Head of Global Syndicated Finance and was responsible for JPMorgan’s global corporate loan portfolio as Group Head of Global Capital Management. His last position was Chief Credit Officer for the entire bank. Gleysteen was integral to the evolution of the bank loan asset class from inception, including making the first “B-Loan” in 1989 and conceiving and instituting the “Market Flex” pricing convention in 1997. More recently Mr. Gleysteen founded CIFC in 2005, and he was the CEO of that firm until 2014 when it was sold, after which he served as Vice-Chairman and special advisor until 2016. During his tenure, Mr. Gleysteen grew the platform into a leading private debt manager with $13B in assets under management. Mr. Gleysteen has a BA in History from Trinity College and an MBA, Executive Program, from the University of Chicago. He is a member of the Council on Foreign Relations and a board member of Mystic Seaport Museum.

Taylor Boswell, Trustee and Chief Executive Officer – Prior to joining AGL, Mr. Boswell was a Partner of Carlyle serving as Head of Direct Lending and Chief Investment Officer, Direct Lending. In this role he led the investing and business operations of Carlyle Direct Lending from 2019 until 2022, including each of origination, underwriting, portfolio management and investor relations. He also served as President, Chief Investment Officer and Board member of Carlyle’s various BDCs and was on the Investment Committee for the firm’s managed Direct Lending vehicles. He previously served as a founding, senior member of Carlyle’s Opportunistic Credit team, with primary responsibility for building that business’ U.S. investment capabilities while leading the deployment of capital across a wide variety of private credit investments. Prior to joining Carlyle in 2017, Mr. Boswell served as Managing Director and Investment Committee Member in the Illiquid Credit Business at Apollo Global Management. Before joining Apollo in 2013, he was a Director at Perella Weinberg Partners, where he spent seven years focused on corporate fundamental investing across both debt and equity mandates.

He began his career as an Investment Banking Analyst at Deutsche Bank in 2001. Mr. Boswell has an AB in Political Economics from Princeton University.

Wynne Comer, Trustee and Interim Chief Financial Officer – Ms. Comer is the Chief Operating Officer of AGL Credit Management LLC. Prior to joining AGL in 2019, Ms. Comer served as Global Head of the CLO Primary business at Bank of America Merrill Lynch where she led a team in New York and London to originate, structure, market and syndicate CLOs and other securitized credit products. The team distributed the products to a diverse range of institutional investors in the U.S., Asia and Europe. The business achieved consistent top 3 rankings during Comer’s tenure, as well as industry recognitions such as Risk Magazine’s Structured Products House of the Year. Ms. Comer is a frequent speaker at industry events and was a member of the Investing in Women’s Committee at Bank of America Merrill Lynch. Currently, Ms. Comer serves on the Executive Committee of the Loan Syndications and Trading Association (“LSTA”) Board of Directors through 2026. Prior to joining Bank of America Merrill Lynch in 2007, Ms. Comer spent 14 years at Citigroup in a wide range of roles, including Global Structured Products, Global Structured Bonds and Public Finance. Notably, Ms. Comer structured the first tobacco settlement securitization in the U.S. for New York City. Ms. Comer started her career in Tokyo with three years as an analyst in the International Project Finance Group at Sanwa Bank, the predecessor firm of Mitsubishi UFJ. Ms. Comer has a BA in Economics from Cornell University and an MBA from the Amos Tuck School at Dartmouth College.

Independent Trustees

Sheila Hooda - Ms. Hooda has served on the Board since 2024. Ms. Hooda is also a member of the Board of Directors of Enact Holdings Inc. (NASDAQ: ACT), a private mortgage insurance company, where she serves as Chair of the Nominating and Governance Committee and a member of the audit committee, and a member of the Board of Directors of Alera Group, Inc., an independent insurance brokerage and wealth services firm. From 2020 to 2023, Ms. Hooda served as Chair of the audit committee and a member of the Compensation Committee for ScION Tech Growth I and II (NASDAQ: SCOA, SCOB), blank check companies focused on acquiring businesses and assets. Ms. Hooda also served as Chair of the Risk Committee and as a member of the Compensation Committee and Audit and Investment Committees for Mutual of Omaha, a Fortune 500 mutual insurance and financial services company, from 2016 to 2023. From 2019 to 2023, Ms. Hooda served as Chair of the Nominating and Governance Committee and member of the Compensation, Audit, and Special Transaction Committees for ProSight Global, Inc. (NYSE: PROS), a specialty property/casualty insurance company. Previously, Ms. Hooda also served as a member of the Audit and Risk & Finance Committees for Virtus Investment Partners (NASDAQ: VRTS), a multi-manager asset management business, from 2016 to 2020. As an experienced independent board director and qualified financial expert, Ms. Hooda’s governance experience includes oversight for business transformation, M&A, initial public offering readiness, divestitures, board nomination, CEO/Chair succession, long term strategy, innovation, market entry, capital allocation, special transactions, external auditor selection, digital, cyber, data privacy, and crisis preparedness. She also provides oversight for talent, culture, DE&I & ESG. Ms. Hooda’s expertise includes Financial Services, Technology, Professional and Business Services. She is currently the CEO of Alpha Advisory Partners, providing strategic advisory services on technology, digital, financial, market and regulatory disruption. Ms. Hooda is a former C-level operating executive with 30+ years of global experience leading complex customer-centric transformations, driving P&L, scaling growth organically and via M&A, and guiding innovation, talent, culture and strategic development at Fortune 500/S&P 500 firms. Ms. Hooda has a BS in mathematics from Savitribai Phule University of Pune and an MBA from The University of Chicago Booth School of Business.

Sherwood Dodge – Mr. Dodge has served on the Board since 2024. He is the former Global Head of Private Equities at ADIA, covering both private equity and private credit. Mr. Dodge joined ADIA in 2016 after spending 27 years with GE, where he held a number of senior positions across GE Capital. From 2020 to 2023, Mr. Dodge served on the Board and audit committee for Sunshine Luxembourg VII SARL (Galderma), a pharmaceutical company specializing in dermatological treatments and skin care products. From 2013 to 2015, he served as Deputy CEO and was a Board Member of Hyundai Capital Services and Hyundai Card, the joint ventures in auto finance and credit cards between Hyundai Motors and GE. Between 2009 and 2013, Mr. Dodge was the CEO of GE Equity Americas, where he led its private equity activities. Between 2011 and 2013, he also served as the Head of Corporate Development at GE Capital, Americas. Prior to this, he had responsibility for GE Equity’s investments in the aviation and energy industries, its venture investing activities and for equity co-investments with the customers of GE Capital’s leveraged lending business. From 1999 to 2005, Mr. Dodge led GE’s private equity business in Europe. Mr. Dodge is a former C-level operating executive with 30+ years of experience underwriting companies as a lender and as a private equity investor. Mr. Dodge has BA in political science from Denison University.

Holly Lim – Ms. Lim has served on the Board since 2024. Ms. Lim is currently an advisor to various start-ups, including Range Energy, a California-based start-up that is accelerating electrification of heavy-duty trucking and a venture capital company’s project that is focused on the media and entertainment space. Previously, she was Chief Financial Officer of Sidewalk Labs, an Alphabet Company, from 2020 to 2023, completing the integration of the Sidewalk Labs’ product teams into Google, LLC. While serving as Chief Financial Officer, Ms. Lim focused on executing the company’s new operating model, which included building new processes and upgrading systems to increase automation, developing a state-of-the-art corporate services operation to support the start-up teams. Ms. Lim’s deep finance experience across multiple verticals has helped her craft novel business models in the early internet entertainment space, collaborate with teams to support scalable products at the intersection of cutting-edge technology and consumer need, and manage later stage companies for product optimization, profitability, and culture fit. Previously, Ms. Lim also worked as an advisor to Ghostery, an ad-blocking technology and a subsidiary of Burda, a German internet company. Ms. Lim was also named as Chair of the audit committee of an industrials company that is currently working on its public offering. Ms. Lim has a BBA in Finance from the University of Michigan and an MBA from Harvard Business School.

Judith Fishlow Minter – Ms. Fishlow Minter has served on the Board since 2024. She is the former Head of U.S. Loan Capital Markets and Co-Head Leveraged Capital Markets at RBC Capital Markets where she spent nearly 12 1⁄2 years. Ms. Fishlow Minter had responsibility for syndicating leveraged finance transactions for corporate and financial sponsor clients. Selected financings include Signature, Copeland and Guidehouse. Prior to joining RBC Capital Markets, she spent 2 1⁄2 years at North Sea Partners where she was a Managing Partner of the boutique leveraged finance advisory firm. Ms. Fishlow Minter spent 21 years at Citi where she was Head of Loan Syndicate for North America after a decade in the Leveraged Finance Group. She was responsible for leading the largest syndicated LBO, at the time, for Georgia Pacific. At RBC Capital Markets, Ms. Fishlow Minter served as a member of the U.S. Regional Operating Committee, a sponsor of RWomen and the Women’s Initiative Network (WIN) as well as participating in the Managing Directors Promotions Committee and Donations Committee for RBC’s U.S. Foundation. In addition, she served on the Board of the Loan Syndications and Trading Association (LSTA) for 8 years and currently serves on the Board of Trustees for Franklin & Marshall College and on the Board of Student Leadership Network. Ms. Fishlow Minter has a BA in Economics and Government from Wesleyan University and an MBA from the Wharton School at the University of Pennsylvania.

Executive Officers Who Are Not Trustees

George Talarico, Chief Compliance Officer – Mr. Talarico has served as the Chief Compliance Officer of the Fund since 2024. He is a licensed attorney (admitted to practice law in NY and NJ) and was a partner, office managing partner, co-chair of the products liability practice group, member of the Board of Directors, and office ethics officer at the AmLaw 100 law firms of Thacher Proffitt & Wood and Locke Lord (F/K/A Edwards Angell Palmer & Dodge). Previously, Mr. Talarico served as General Counsel and Managing Director at Alaric Compliance Services. He has experience serving as a Chief Compliance Officer for registered investment advisers (“RIAs”) and RICs including BDCs. He has also consulted with RIAs, BDCs, and private funds, and has performed mock exams, compliance testing, and annual reviews. Mr. Talarico has a BS in Civil Engineering from Lehigh University, a MS in Civil Engineering from New Jersey Institute of Technology, and a JD from Fordham University School of Law.

Matthieu Milgrom, Secretary – Mr. Milgrom has served as the Secretary of the Fund since 2024. Mr. Milgrom is the General Counsel of AGL Credit Management LLC. Before joining AGL in May 2022, Mr. Milgrom was an Executive Director in the Securitized Products Group at Morgan Stanley, where he worked for 10 years in a variety of roles across sales and trading, securitization and lending. Prior to Morgan Stanley, he was a senior associate in the Securities and Structured Finance group at Ashurst LLP and an associate at McKee Nelson LLP. Prior to practicing law, he was a Senior Consultant at KPMG in the firm’s International Executive Services practice. Mr. Milgrom is licensed to practice law in the state of New York. Mr. Milgrom has a BA in Psychology and French Literature from Columbia University and a JD, with honors, from Brooklyn Law School.

Communications with Trustees

Shareholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual Trustees or any group or committee of Trustees, correspondence should be addressed to the Board or any such individual Trustees or group or committee of Trustees by either name or title. All such correspondence should be sent to AGL Private Credit Income Fund LP, 535 Madison Avenue, 24th Floor, New York, NY 10022, Attention: Chief Compliance Officer.

Committees of the Board

An Audit Committee and a Nominating and Governance Committee have been established by our Board. We do not have a compensation committee because our executive officers do not receive any direct compensation from us. All Trustees are expected to attend at least 75% of the aggregate number of meetings of our Board and of the respective committees on which they serve. We require each Trustee to make a diligent effort to attend all Board and committee meetings as well as any annual meeting of our shareholders.

Audit Committee.

The audit committee operates pursuant to a charter approved by our Board. The charter sets forth the responsibilities of the audit committee. The primary function of the audit committee is to serve as an independent and objective party to assist the Board in selecting, engaging and discharging our independent registered public accounting firm, reviewing the plans, scope and results of the audit engagement with our independent registered public accounting firm, approving professional services provided by our independent registered public accounting firm (including compensation therefore), reviewing the independence of our independent registered public accounting firm and reviewing the adequacy of our internal controls over financial reporting. The audit committee will also have principal oversight of the valuation process used to establish the Fund’s NAV and for the determination of the fair value of each of our investments. The audit committee is presently composed of three persons, including Holly Lim, Sheila Hooda and Judith Fishlow Minter, all of whom are considered independent for purposes of the 1940 Act. Holly Lim serves as the chair of the audit committee. Our Board has determined that Holly Lim qualifies as an “audit committee financial expert” as defined in Item 407 of Regulation S-K under the Exchange Act. Each of the members of the audit committee meet the independence requirements of Rule 10A-3 of the Exchange Act and, in addition, is not an “interested person” of the Fund or of the Adviser as defined in Section 2(a)(19) of the 1940 Act.

A copy of the charter of the audit committee is available in print to any shareholder who requests it, and it will also be available on the Fund’s website at www.aglpcif.com.

Nominating and Governance Committee.

The members of the nominating and corporate governance committee are the Independent Trustees. Sheila Hooda serves as chair of the nominating and corporate governance committee. The nominating and corporate governance committee is responsible for selecting, researching and nominating Trustees for election by the shareholders, selecting nominees to fill vacancies on the Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and management.

The nominating and corporate governance committee seeks candidates who possess the background, skills and experience to make a significant contribution to the Board, the Fund and the shareholders. In considering possible candidates for election as a Trustee, the nominating and corporate governance committee takes into account, in addition to such other factors as it deems relevant, the desirability of selecting Trustees who:

•	are of high character and integrity;

•	are accomplished in their respective fields, with superior credentials and recognition;

•	have relevant experience upon which to be able to offer advice and guidance to management;

•	have sufficient time available to devote to the Fund’s affairs;

•	are able to work with the other members of the Board and contribute to the Fund’s success;

•	can represent the long-term interests of shareholders as a whole; and

•	are selected such that the Board represents a range of backgrounds and experience.

The nominating and corporate governance committee has not adopted a formal policy with regard to the consideration of diversity in identifying Trustee nominees. However, in determining whether to recommend a Trustee nominee, the nominating and corporate governance committee considers and discusses diversity, among other factors, with a view toward the needs of the Board as a whole. The nominating and corporate governance committee generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to the Board, when identifying and recommending Trustee nominees. The nominating and corporate governance committee believes that the inclusion of diversity as one of many factors considered in selecting Trustee nominees is consistent with the goal of creating a board of Trustees that best serves the Fund’s needs and the interests of the shareholders.

A copy of the charter of the nominating and corporate governance committee is available in print to any shareholder who requests it, and it will also be available on the Fund’s website at www.aglpcif.com.

Adviser Investment Committee

Our Adviser is responsible for the overall management of our activities and is responsible for making investment decisions with respect to our portfolio. All new investments require the approval by a consensus of the investment committee of our Adviser. The members of the investment committee are expected to be Peter Gleysteen, Philip Capparis, Taylor Boswell, Emily Knickel, Brian Pilko and Robert Steelman. The members of the investment committee receive no direct compensation from the Fund. Such members may be employees or partners of our Adviser or its affiliates and may receive compensation or profit distributions from our Adviser or its affiliates. Information regarding the business experience of the expected members of the Investment Committee that has not been included in the previous sections is set forth below.

Peter Gleysteen, AGL Founder, Chief Executive Officer & Chief Investment Officer – See “Interested Trustees” above for his biography.

Philip Capparis, AGL Chief Risk Officer – Prior to AGL, from 1989 to 2023, Mr. Capparis served in various roles at Barclays. From 2020 to 2023, Mr. Capparis served as a Senior Credit Officer and Global Head of Wholesale Credit Sanctioning Leveraged Finance. In that role, Mr. Capparis had responsibility for the approval of large and complex transactions within the Barclays International platform globally, oversight of Barclays’ direct lending platform, and oversight over Barclays’ leveraged finance platform, including transaction approvals, portfolio review, risk rating system and regulatory interface. Prior to serving as Global Head of WCS Leveraged Finance, Mr. Capparis served in various roles within Barclays’ Investment Banking Department Division, originating, structuring and underwriting leveraged finance transactions. In various risk-related positions, Mr. Capparis was responsible for the control and challenge of the Leveraged Finance business, including the approval of transactions, management of the portfolio and maintenance and enhancement of operating procedures and controls, as well as being the primary point of contact with regulators for Leveraged Finance, including the Federal Reserve Board and the Bank of England’s Prudential Regulation Authority, leading the team’s response to the bi-annual Shared National Credit exams. Mr. Capparis began his career as a statistical analyst at Moody’s Investor Service. Mr. Capparis has a BS in Finance & International Business from Georgetown University’s McDonough School of Business and an MBA from New York University’s Stern School of Business.

Taylor Boswell, AGL Head of Private Credit and Chief Investment Officer, Private Credit, of AGL – See “Interested Trustees” above for his biography.

Emily Knickel, AGL Head of Private Credit Origination – Prior to AGL, from 2018 to 2023, Ms. Knickel was a Managing Director at Barclays and Head of the Investing and Lending Solutions business. She joined Barclays in 2018 to help launch the business and ran the team from 2020 until her departure to join AGL. From 2010 to 2018, Ms. Knickel had a senior role at Credit Value Partners, a multi-strategy credit platform. She was a member of various investment committees, approving and declining distressed and performing investments for the firms’ portfolios in the U.S. and Europe. From 2007 to 2010, Ms. Knickel was a senior analyst at Credit Suisse Asset Management, one of the largest CLO managers. Ms. Knickel began her career at JPMorgan covering financial sponsors in the Leveraged Finance business. Ms. Knickel has a BS in Economics and a Minor in Business Administration from Boston University.

Brian Pilko, AGL Co-Head Portfolio Management & Head of Research – Prior to AGL, from 2006 to 2019, Mr. Pilko was a Managing Director and Senior Investment Analyst at CIFC. He was a member of the firm’s Investment Committee, approving and declining investments for the firm’s managed portfolios. Over his 12-year tenure at CIFC, Mr. Pilko invested in leveraged loans and high yield bonds within CLOs, levered and unlevered loan funds and long/short credit hedge funds. He began his career at Capital One where he worked in consumer credit analytics, asset-liability management and corporate development. Mr. Pilko has a BA in economics from Stanford University and an MBA in finance from the Leonard Stern School of Business at New York University. He is a CFA charterholder.

Robert Steelman, AGL Co-Head Portfolio Management & Head of Workout – Prior to AGL, from 2006 to 2018, Mr. Steelman was a Managing Director, Senior Investment Analyst and Portfolio Manager at CIFC. He was a member of the firm’s Investment Committee, approving and declining investments for the firm’s managed portfolios. Over his 12 years at CIFC, Mr. Steelman invested in leveraged loans and high yield bonds within CLOs, levered and unlevered loan funds and long/short credit hedge funds. From 2003 to 2006, he was Global Portfolio Manager at ABN AMRO Securities, from 2002 to 2003 he worked at Janney Montgomery Scott LLC and from 1997 to 2001, Mr. Steelman worked at J.P. Morgan Chase Securities. Mr. Steelman has a BA in Economics from Swarthmore College and an MBA from Columbia Business School. He is a Trustee of Swarthmore College and a CFA charterholder.

ITEM 6. EXECUTIVE COMPENSATION.

Compensation of Executive Officers

None of our officers will receive direct compensation from us. The compensation of our chief financial officer and chief compliance officer will be paid by our Administrator, subject to reimbursement by us of an allocable portion of such compensation for services rendered by them to us. To the extent that our Administrator outsources any of its functions, we will pay the fees associated with such functions on a direct basis without profit to our Administrator.

Compensation of Trustees

Our Trustees who do not also serve in an executive officer capacity for us or the Adviser are entitled to receive annual cash retainer fees, fees for participating in the Board and committee meetings and annual fees for serving as a committee chairperson. These Trustees are Sheila Hooda, Sherwood Dodge, Holly Lim and Judith Fishlow Minter. Amounts payable under the arrangement are determined and paid quarterly in arrears as follows:

		Annual Committee Chair Cash Retainer
Annual Cash Retainer	Board Meeting Fee	Audit	Nominating and Governance
$100,000	$2,500	$15,000	$10,000

We also reimburse each of the Trustees for all reasonable and authorized business expenses in accordance with our policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Board meeting and each committee meeting not held concurrently with a Board meeting.

We will not pay compensation to our Trustees who also serve in an executive officer capacity for us or the Adviser or its affiliates.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Certain Relationships and Related Transactions

The Fund entered into a number of business relationships with affiliated or related parties, including the Investment Advisory Agreement and the Administration Agreement. Various potential and actual conflicts of interest may arise from the overall investment activities of the Adviser and the Fund for their own accounts and for the accounts of others. The conflicts of interest that may be encountered by the Fund include those discussed below and elsewhere throughout this Registration Statement, although such discussions do not describe all of the conflicts that may be faced by the Fund. Dealing with conflicts of interest is complex and difficult, and new and different types of conflicts may subsequently arise.

In serving in these multiple capacities, the Adviser and its personnel have obligations to other clients or investors in those entities, the fulfillment of which could conflict with the best interests of the Fund or our shareholders. The allocation of time and focus by personnel of the Adviser and its affiliates to these existing portfolio company investments held by other funds and accounts could reduce the time that such individuals have to spend on our investing activities.

Subject to certain 1940 Act restrictions on co-investments with affiliates, the Adviser will offer us the right to participate in all investment opportunities that it determines are appropriate for us in view of our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other relevant factors. Such offers are subject to the exception that, in accordance with the Adviser’s code of ethics and firm-wide allocation policies, we might not participate in each individual opportunity but will, on an overall basis, be entitled to participate equitably with other entities sponsored or managed by the Adviser and its affiliates over time.

The Adviser and its affiliates have both subjective and objective policies and procedures in place that are designed to manage the potential conflicts of interest between the Adviser’s fiduciary obligations to us and its similar fiduciary obligations to other clients. To the extent that we compete with entities sponsored or managed by the Adviser or its affiliates for a particular investment opportunity, the Adviser will allocate investment opportunities across the entities for which such opportunities are appropriate, consistent with (1) internal firm-wide conflict of interest and allocation policies, (2) the requirements of the Advisers Act and (3) certain restrictions under the 1940 Act regarding co-investments with affiliates. Firm-wide allocation policies are intended to ensure that, over time, we generally share equitably with other accounts sponsored or managed by the Adviser or its affiliates in investment opportunities, particularly those involving a security with limited supply or involving differing classes of securities of the same issuer that are suitable for us and such other accounts. There can be no assurance that the Adviser or its affiliates’ efforts to allocate any particular investment opportunity fairly among all clients for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to us. Not all conflicts of interest can be expected to be resolved in our favor.

Potential Conflicts of Interest

Introduction

The following inherent or potential conflicts of interest should be considered by prospective investors before subscribing for the Common Shares.

Relationship among the Fund, the Adviser and the Investment Committee. The Adviser has a conflict of interest between its responsibility to act in the best interests of the Fund, on the one hand, and any benefit, monetary or otherwise, that results to it or its affiliates from the operation of the Fund, on the other hand. For example, the Adviser may be incentivized not to permanently write down or write off or dispose of an investment that has poor prospects for improvement in order to receive ongoing management fees in respect of such investment.

The functions performed by the Adviser are not exclusive. The officers and employees of the Adviser and its affiliates will devote such time as the Adviser deems necessary to carry out the operations of the Fund effectively. The Adviser and its affiliates have rendered in the past and will continue to render in the future various services to others (including investment vehicles and accounts which have the ability to participate in similar types of investments as those of the Fund) and perform a variety of other functions that are unrelated to the management of the Fund and the selection and acquisition of the Fund’s investments.

Without limiting the generality of the foregoing, the members of the AGL platform will invest for their own accounts and manage accounts for other individuals or entities, including entities in which the members of the AGL platform or their trustees or employees may hold an interest, either directly in managed accounts or indirectly through investments in private investment entities. Any of such accounts will pay different fees, invest with leverage or utilize different investment strategies than the Fund. In addition, the Fund may enter into transactions with such accounts, and the members of the AGL platform may invest in the same securities and instruments on behalf of such accounts that the Fund invests in. The members of the AGL platform or their personnel will have income or other incentives to favor such accounts. The records of any such investments by members of the AGL platform will not be open to inspection by shareholders. The Adviser and AGL, however, will not knowingly or deliberately favor any such accounts over the Fund in its dealings on behalf of such accounts.

In addition, members of the AGL platform, including employees of AGL or its affiliates, may make personal investments in third-party entities (directly or through investment funds managed by third-party managers). Such entities may enter into transactions with the Fund, presenting a conflict of interest for the Adviser and AGL between acting in the best interests of the Fund and enhancing the returns of such personal investments.

AGL has historically worked with, and the Fund may work with, sourcing, operating and/or joint venture partners, such as Barclays. Sourcing, operating and joint venture partners are independent contractors engaged for particular purposes in connection with the Fund and/or certain of its projects, and are not part of the AGL platform.

Co-Investment Transactions. The Fund and the Adviser have applied for an exemptive order from the SEC. If granted, the exemptive order would permit us to co-invest with certain other persons, including certain affiliated accounts managed and controlled by the Adviser or its affiliates. Subject to the 1940 Act and the conditions of the co-investment order issued by the SEC, if issued, the Fund will be permitted, under certain circumstances, to co-invest with certain affiliated accounts in investments that are suitable for the Fund and one or more of such affiliated accounts. Even if the Fund and any such affiliated account co-invest in the same securities, conflicts of interest may still arise. If the Adviser is presented with co-investment opportunities that generally fall within the Fund’s investment objective and other Board-established criteria and those of one or more affiliated accounts advised by the Adviser or its affiliates, whether focused on a debt strategy or otherwise, the Adviser will allocate such opportunities among the Fund and such affiliated accounts in a manner consistent with the exemptive order, if issued, and firm-wide allocation policies and procedures.

With respect to future co-investment transactions conducted under the exemptive order, if issued, initial internal allocations among the Fund and other investment funds affiliated with AGL and the Adviser will generally be made, taking into account the allocation considerations set forth in firm-wide allocation policies and procedures as described above. If the Fund invests in a transaction under a co-investment exemptive order, if issued, and, immediately before the submission of the order for the Fund and all other funds, accounts, or other similar arrangements advised by AGL and its affiliates, the opportunity is oversubscribed, it will generally be allocated on a pro-rata basis based on available capital. The Board will regularly review the allocation policies and procedures of the Adviser.

To the extent consistent with applicable law and/or the potential exemptive relief issued to the Fund, in addition to such co-investments, the Fund and AGL or an affiliated account may, as part of unrelated transactions, invest in either the same or different tiers of a portfolio company’s capital structure or in an affiliate of such portfolio company. To the extent the Fund holds investments in the same portfolio company or in an affiliate thereof that are different (including with respect to their relative seniority) than those held by AGL or an affiliated account, the Adviser may be presented with decisions when the interests of the two co-investors are in conflict. If the portfolio company in which the Fund has an equity or debt investment and in which an affiliated account has an equity or debt investment elsewhere in the portfolio company’s capital structure, becomes distressed or defaults on its obligations under the private credit investment, the Adviser may have conflicting loyalties between its duties to the affiliated account, the Fund, certain of its other affiliates and the portfolio company. In that regard, actions may be taken for such affiliated account that are adverse to the Fund, or actions may or may not be taken by the Fund due to such affiliated account’s investment, which action or failure to act may be adverse to the Fund. In addition, it is possible that in a bankruptcy proceeding, the Fund’s interest may be adversely affected by virtue of such affiliated account’s involvement and actions relating to its investment. Decisions about what action should be taken in a troubled situation, including whether to enforce claims, whether to advocate or initiate restructuring or liquidation inside or outside of bankruptcy and the terms of any work-out or restructuring, raise conflicts of interest. In those circumstances where the Fund and such affiliated accounts hold investments in different classes of a company’s debt or equity, the Adviser and AGL may also, to the fullest extent permitted by applicable law, take steps to reduce the potential for adversity between the Fund and such affiliated accounts, including causing the Fund to take certain actions that, in the absence of such conflict, it would not take, such as (A) remaining passive in a restructuring or similar situations (including electing not to vote or voting pro rata with other security-holders), (B) divesting investments or (C) otherwise taking action designed to reduce adversity.

Declining an Investment. The Adviser may decline an investment opportunity on behalf of the Fund to the extent the Adviser determines, in its discretion, that such investment may (a) have reputational considerations for the shareholders, the Adviser or the Fund, (b) implicate considerations under the Adviser’s or a shareholder’s environmental, social and corporate governance policy, (c) to the Adviser’s knowledge, have been the subject of concern or controversy among financial institutions, institutional investors or the public or (d) give rise to other similar considerations. In certain cases, such an investment may be allocated to other AGL platform members’ accounts that have consented to the investment or do not, in the Adviser’s discretion, have such considerations, in lieu of the investment being allocated to the Fund. See also “— Competition among the Accounts Managed by the Adviser and Its Affiliates.” below.

Conflicts of Interest Generally. If any matter arises that the Adviser determines in its good faith judgment constitutes an actual conflict of interest, the Adviser will take such actions as it determines in good faith may be necessary or appropriate to ameliorate the conflict (and upon taking such actions, the Adviser will be relieved of any liability for such conflict to the fullest extent permitted by law and shall be deemed to have satisfied applicable fiduciary duties related thereto to the fullest extent permitted by law). These actions include, by way of example and without limitation, (i) disposing of the investment or refraining from making the investment giving rise to the conflict of interest; (ii) appointing an independent fiduciary to act with respect to the matter giving rise to the conflict of interest; (iii) in connection with a matter giving rise to a conflict of interest with respect to an investment, consulting with the Board regarding the conflict of interest and/or obtaining a waiver or consent from the Board of the conflict of interest or acting in a manner, or pursuant to standards or procedures, approved by or disclosed to the Board with respect to such conflict of interest; (iv) disclosing the conflict to the shareholders; (v) implementing certain policies and procedures designed to ameliorate such conflict of interest or (vi) remaining passive and/or electing not to be the lead investor of a tranche of securities (even though the Fund may hold the largest stake in the applicable tranche of securities). There can be no assurance that the Adviser will identify or resolve all conflicts of interest in a manner that is favorable to the Fund. By acquiring Common Shares in the Fund, each shareholder will be deemed to have acknowledged and consented to the existence or resolution of any such actual, apparent or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest, except for claims made under federal securities laws. For the avoidance of doubt, in some cases after evaluating such conflict or potential conflict, the Adviser may determine that no action is required or that taking action may be adverse to the interests of the Fund or the AGL platform.

Competition among the Accounts Managed by the Adviser and Its Affiliates. AGL is actively engaged in advisory and management services for members of the AGL platform. Those activities also include managing assets of employee benefit plans that are subject to ERISA and related regulations. AGL expects to sponsor or manage additional collective investment vehicles and managed accounts in the future. AGL may employ the same or different investment strategies for the various member of the AGL platform it manages or otherwise advises. Investment opportunities that may potentially be appropriate for the Fund are generally expected to also be appropriate for other members of the AGL platform, and such members of the AGL platform will compete with the Fund for positions and may compensate the other members of the AGL platform better than the Fund. Investments which are within the investment objective of the Fund may be allocated to other members of the AGL platform, and there is no assurance that the Fund will be allocated those investments it wishes to pursue. In addition, shareholders should note that certain other members of the AGL platform are expected to use ranging degrees of leverage, often on different terms with different counterparties, be subject to different fee structures and/or liquidity terms and focus on different investments than the Fund. Investments of such other members of the AGL platform and the Fund may not be parallel for such and various other reasons, including different inflows and outflows of capital, variations in strategy, liquidity terms, governmental limitations on investment and other differences. The results of the investment activities of the Fund may differ significantly from the results achieved by the other members of the AGL platform that implement the same or a similar investment strategy as the Fund.

Under certain circumstances, the Fund may invest in connection with a transaction in which other members of the AGL platform have already invested or are expected to invest. Under other circumstances, the other members of the AGL platform may invest in a portfolio company in which the Fund has already invested or is expected to invest as well as investing in the Fund itself. Where an investment is allocated among the Fund as well as one or more of the other members of the AGL platform, such investment opportunity is expected to be allocated based on one or more factors which may include each entity’s capital available for investment, available leverage, structure of the investment (including whether a delayed-draw investment, revolver or line of credit is part of, and/or cannot be separated from such investment), applicable concentration limits and investment guidelines and restrictions, investment objectives, investment strategies, whether the investment represents a follow-on investment for one or more of the entities, the nature and size of existing portfolio holdings, expected investment pipeline, size of the investment opportunity, portfolio cash positions, risk/return objectives (and availability or expected availability of leverage for certain investments to meet such investment objectives), liquidity constraints (including the applicable wind-down and ramp-up periods, remaining investment period and termination or redemption terms), round-lot position size, availability of credit facilities or counterparty relationships needed to effect the transaction, legal, tax, regulatory or other considerations and/or management of potential or actual conflicts of interest by the Adviser. To the extent permitted by applicable law and the terms of the co-investment exemptive relief, if issued, the Fund may also partner with other entities in which the AGL platform hold an investment or with which the AGL platform has a significant business relationship.

To the extent permitted by applicable law and the terms of the co-investment exemptive relief, if issued, where the Fund invests in the same issuer as another AGL platform member, the terms of the Fund’s investment, including the type of instrument purchased, may be different from the terms of the other members of the AGL platform’s investments or the type of instrument the other members of the AGL platform purchases. The members of the AGL platform may be given certain governance or other rights or may be subject to terms and conditions that are more favorable than those applicable to the Fund. Conflicts could arise after the other members of the AGL platform, on the one hand, and the Fund, on the other hand, make investments in the same issuer with respect to the issuer’s strategy, growth and financing alternatives and with respect to the manner and timing of the Fund’s exit from the investment compared to the other AGL platform’s members’ exit. The other members of the AGL platform may make decisions that are more beneficial to themselves than to the Fund. Further, investments may benefit one or more of the other members of the AGL platform disproportionately to their benefit to the Fund. Conversely, the interests of one or more of the other members of the AGL platform in one or more investments may, in the future, be adverse to that of the Fund, and the Adviser may be incentivized not to undertake certain actions on behalf of the Fund in connection with such investments, including the exercise of certain rights the Fund may have, in view of the investment by the other members of the AGL platform in such investments.

In addition, to the extent permitted by applicable law and the terms of the co-investment exemptive relief, if issued, a member of the AGL platform and one or more other members of the AGL platform (including the Fund), expect to invest, from time to time, in different instruments or classes of securities of the same issuer, including where the Fund and/or any other members of the AGL platform controls the majority of such instrument or class of securities. For example, the Fund expects to invest in the senior debt of an issuer where the strategic investment partners family of funds holds, or subsequently invests in, subordinated debt of such issuer. As a result, one or more member of the AGL platform may have different investment objectives or pursue or enforce rights with respect to a particular issuer in which the Fund has invested, and those activities may have an adverse effect on the Fund. For example, if the Fund holds debt of an issuer and a member of the AGL platform holds equity instruments of the same issuer, then if the issuer experiences financial or operational challenges, the Fund, which holds the debt, may seek a liquidation of the issuer, whereas the member of the AGL platform, which holds the equity instruments, may prefer a reorganization of the issuer. In these circumstances, actions taken on behalf of the Fund may be adverse to the strategic investment partners family of funds investors, and vice versa, creating a conflict of interest for the Adviser and its affiliates. In addition, if a AGL platform member holds voting securities (for example, equity) of an issuer in which the Fund holds non-voting securities (for example, secured debt) of such issuer, AGL or the Adviser, acting on behalf of such AGL platform member may vote on certain matters in a manner that has an adverse effect on the positions held by the Fund (e.g., regarding whether an AGL platform member agrees to waive certain covenants or make certain amendments). Conversely, if the Fund holds voting securities of an issuer, the Adviser’s vote on behalf of the Fund on a matter may end up benefiting other members of the AGL platform and harming the Fund, especially with the benefit of hindsight (e.g., if the Fund agrees to certain covenants, waivers or amendments, but the issuer and the Fund’s investment in such issuer end up getting further impaired).

Courses of action that the Adviser and AGL may pursue to reduce the potential for adversity between the Fund and another member of the AGL platform including causing one or both clients to take certain actions that, in the absence of such conflict, it would not take, such as (i) remaining passive in a restructuring or similar situations (including electing not to vote or voting pro rata with other security holders), (ii) investing in the same or similar classes of securities as the other client in order to align their interests, (iii) divesting investments in whole or in part or (iv) appointing an unaffiliated third-party agent to act on behalf of either the Fund or such other AGL platform member. Any such step could have the effect of benefiting another AGL platform member or AGL or its affiliates and might not be in the best interests of or may be adverse to the Fund.

In enforcing its rights with respect to an investment, the Fund, along with other AGL platform members, may pursue or enforce rights with respect to a particular issuer, or the Adviser and/or AGL may pursue or enforce rights with respect to a particular issuer jointly on behalf of the Fund and other AGL platform members, even where the interests of such AGL platform member may diverge in one or more respects from those of the Fund.

The Fund may be negatively impacted by the activities by or on behalf of such other AGL platform member, and transactions for the Fund may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case had a particular course of action with respect to the issuer of the securities not been pursued with respect to such other AGL platform member. In certain instances, personnel of AGL or its affiliates may obtain information about the issuer thereby limiting the Adviser’s ability to buy or sell securities of the issuer on behalf of the Fund. These conflicts are magnified with respect to issuers that undergo restructuring or become insolvent. It is possible that in connection with a restructuring, insolvency, bankruptcy or similar proceeding the Fund may be limited (by applicable law, courts or otherwise) in the positions or actions it may be permitted to take due to other interests held or actions or positions taken by other AGL platform members.

Positions taken by members of the AGL platform may also dilute or otherwise negatively affect the values, prices or investment strategies associated with investments held by the Fund. For example, this may occur when investment decisions regarding the Fund are based on research or other information that is also used to support portfolio decisions for other AGL platform members. When another AGL platform members implements a portfolio decision or strategy ahead of, or contemporaneously with, similar portfolio decisions or strategies for the Fund (whether or not the portfolio decisions emanate from the same research analysis or other information), market impact, liquidity constraints, or other factors could result in the Fund receiving less favorable investment results, and the costs of implementing such portfolio decisions or strategies could be increased or the Fund could otherwise be disadvantaged. In addition, other AGL platform members may have short positions in the same security or instrument or a different security or instrument in the same issuer as a security or instrument purchased by the Fund, which may present additional conflicts, particularly if the issuer experiences financial difficulties.

To the extent permitted by applicable law and the terms of the co-investment exemptive relief, if granted, the Fund may participate in a follow-on investment of other AGL platform members, where the Fund has not previously invested in the applicable portfolio company, and vice versa. Any such follow-on investment would present conflicts of interest, including in the Adviser or its affiliate’s negotiation of the terms of such follow-on investment, and raises the risk that the Fund’s capital may be used to support another AGL platform member’s existing investment.

In addition, an investment that AGL or the Adviser determined was appropriate for Other AGL Accounts (including funds and accounts on AGL’s direct lending platform) when originally consummated may be refinanced, extended or otherwise modified in such a way that the investment is no longer consistent with the investment objectives of the Other AGL Accounts, but is consistent with the investment objective of the Fund. In this situation, to the extent permitted by applicable law and the terms of the co-investment exemptive relief, if granted, the Fund may make an investment in the issuer and the proceeds of the Fund’s investment will be used by the issuer to repay the existing investment in such issuer of Other AGL Accounts and vice versa. For example, the Fund may seek to participate in recapitalizations or refinancings of portfolio companies in which the Other AGL Accounts have invested. In this situation, the new loan in which the Fund invests may have a lower interest rate, for example, due to changes in market conditions, improvements in the business of the issuer or other factors. In these circumstances, the Other AGL Accounts may exit the investment at the time the loan is refinanced, extended or otherwise modified, and the Fund may participate in the investment going forward and vice versa. In these circumstances, the consent of the shareholders will not be required. As a result, conflicts of interest are generally expected to arise between the Other AGL Accounts exiting the investment and the Fund entering into the investment, including determinations of whether other AGL platform member’s investments are being redeemed from an investment with a negative outlook (and whether the Fund is supporting such exit with their investment), and whether the Fund is paying a higher or lower price than market value or transacting on terms that are more or less favorable than in other comparable transactions. Conversely, the Fund’s investment may be refinanced by another AGL platform member which may have the effect of shortening the duration of an attractive investment.

In addition, the Fund may agree to an amendment, extension, refinancing or similar transaction involving an existing investment, and such transaction may create an investment opportunity for other AGL platform members.

The Fund may be allocated a small part of an investment opportunity within the investment objective of the Fund when other AGL platform members are allocated a larger portion. The Fund may be prohibited (due to, for example, regulatory limitations) from pursuing certain investment opportunities and may find that its ability to participate in any particular opportunity may be substantially limited.

For the foregoing reasons, among others, the AGL platform members and their portfolio managers, including the Investment Committee, are generally expected to have a conflict of interest between acting in the best interests of the Fund and such other AGL platform members. The Adviser and AGL have developed policies and procedures that provide that they will allocate investment opportunities and make purchase and sale decisions among the Fund, AGL’s clients and the Adviser’s other clients in a manner that they consider, in their discretion and consistent with its fiduciary obligation to their clients, to be reasonable. In many cases, these policies may result in the pro rata allocation of limited opportunities across accounts, but in many other cases, the allocations may reflect numerous other factors based upon the Adviser’s and AGL’s good faith assessment of the best use of such limited opportunities relative to the objectives, limitations and requirements of each of its clients and applying a variety of factors, including those described herein. The Adviser and AGL seek to treat all clients reasonably in light of all factors relevant to managing an investment fund or account, and in some cases, it is possible that the application of the factors described herein may result in allocations in which certain investment funds or accounts may receive an allocation when other investment funds (including the Fund) or accounts do not. Similarly, the Adviser and AGL may cause the liquidation of certain positions for the Fund and their other clients in its discretion in accordance with the foregoing principles. Such allocations or liquidations may benefit another client instead of the Fund or may be detrimental to the Fund.

Moreover, the results of the investment activities of the Fund may differ significantly from the results achieved by the other members of the AGL platform. The Adviser will manage the Fund, and AGL and the Adviser will manage the other AGL platform member’s accounts in accordance with their respective investment objectives and guidelines; however, the other AGL platform members may give advice and take action, with respect to any current or future AGL platform member’s accounts that may compete or conflict with the advice the Adviser may give to the Fund, including with respect to the timing or nature of actions relating to certain investments.

Future investment activities by the Adviser on behalf of other clients and AGL on behalf of its clients may give rise to additional conflicts of interest and demands on the Adviser’s and AGL’s time and resources.

Diverse Membership; Relationships with Shareholders. The shareholders may include various types of persons or entities organized in various jurisdictions, and different shareholders may have conflicting investment, tax and other interests in respect of their investment in the Fund. The conflicting interests of the Fund and of individual shareholders may relate to or arise from, among other things, the nature of investments made by the Fund, the structuring of the acquisition of the Fund’s investments, and the timing of disposition of investments, which may be more beneficial for the Fund or shareholders than for one or more of the other shareholders. Such structuring of the Fund’s investments and other factors may result in different returns being realized by different shareholders, though all holders of the Common Shares who purchase and sell at the same time would be entitled to the same returns. As a consequence, conflicts of interest may arise in connection with decisions made by the Adviser, including in respect of the nature or structuring of investments and the use of leverage that may be more beneficial for one shareholder than for another shareholder. In addition, one or more of the Fund, the Adviser, and/or their affiliates may face certain tax risks based on positions taken by the Fund, its subsidiaries and/or a withholding agent, and the Adviser reserves the right on behalf of itself and its affiliates to take positions adverse to the Fund and the shareholders, including with respect to withholding of amounts to cover actual or potential tax liabilities.

Valuation of Assets. Certain securities and other assets in which the Fund will directly or indirectly invest, including secured loan investments, are not expected to have a readily ascertainable market value and will be valued by the Adviser in accordance with its established valuation policies. Such securities and other assets will constitute a substantial portion of the Fund’s investments. In addition, when the Adviser determines that the market price does not fairly represent the value of an investment, the Adviser will determine a fair value for such investment as the Fund’s valuation designee. The Adviser has a conflict of interest in determining such valuations, as avoiding writing down the value of assets or writing off assets that are not readily marketable or difficult to value may cause it to receive higher management fees.

The AGL platform members are engaged in advisory and management services for multiple collective investment vehicles and managed accounts, including other investment funds managed by the AGL platform members. In connection with these activities, the AGL platform member is required to value assets, including in connection with managing or advising their proprietary and client accounts. In this regard, certain units within the AGL platform may share information regarding valuation techniques and models or other information relevant to the valuation of a specific asset or category of assets, although they are under no obligation to engage in such information sharing. The Adviser will value the Fund’s investments according to its established valuation policies, and may value an identical asset differently than other units within the AGL platform (e.g., when an asset does not have a readily ascertainable market price).

Conflicts with Portfolio Companies. In certain instances, members of the Investment Committee and officers and employees of the Adviser and/or AGL may serve as board members of certain portfolio companies and, in that capacity, will be required to make decisions that they consider to be in the best interests of the portfolio company. In certain circumstances, such as in situations involving bankruptcy or near insolvency of the portfolio company, actions that may be in the best interests of the portfolio company may not be in the best interests of the Fund, and vice versa. Accordingly, in these situations, there may be conflicts of interest between an individual’s duties as a member of the Investment Committee or officer or employee of the Adviser and/or AGL and such individual’s duties as a board member of the portfolio company. Additionally, the Adviser or affiliates of the Adviser may enter into transactions with a portfolio company (for example, a property lease), which may create a conflict of interest. While it is generally expected that any such transaction would be on arm’s length terms, it is possible that the portfolio company may pay higher fees or receive fewer benefits in the transaction than it would if the counterparty to the transaction were a third party.

Selection of Service Providers. The Fund’s advisors and other service providers or their affiliates are expected to provide goods or services to, or have business, personal, financial or other relations with AGL, their affiliates, advisory clients and portfolio companies. Such advisors and service providers may be investors in the Fund, sources of investment opportunities or co-investors or commercial counterparties or entities in which an AGL platform member has an investment. Additionally, certain employees of AGL or its affiliates may have family members or relatives employed by such advisors and service providers. These relationships may influence the Adviser in deciding whether to select or recommend such service providers to perform services for the Fund or portfolio companies (the cost of which generally will be borne directly or indirectly by the Fund or such entities, as applicable).

Allocation of Revolver, Delayed-Draw Investment or Line of Credit Obligations. The Fund generally expects to participate in one or more investments that are structured as “revolvers,” “delayed-draws” or “lines of credit” with funding obligations that extend past the initial date of investment. Later funding obligations related to such investments may not be allocated pro rata among all the investors who participated in the initial funding of an investment. In particular, the Fund may participate in the initial funding of an investment, but may not participate in later-arising funding obligations (i.e., the revolver, delayed-draw or line of credit portions) related to such investment, including because of capacity limitations that an investment vehicle may have for making new revolver, delayed-draw investments or lines of credit or because AGL or any of its affiliates forms a new investment fund focused on investing in revolvers, delayed-draw investments and/or lines of credit. As a result, the Fund may be allocated a smaller or larger portion of revolver, delayed-draw investments or lines of credit than other investors participating in the loan (or may not be allocated any portion). See “Item.1A. Risk Factors – Our Investments – We may be subject to risks arising from revolving credit facilities. Shareholders that participate in the initial funding of an investment may receive certain economic benefits in connection with such initial funding, such as original issue discount, closing payments, or commitment fees and these benefits are expected to be allocated based on participation in the initial funding, regardless of participation in future funding obligations. In addition, where the Fund and any other participating investors have not participated in each funding of an investment on a pro rata basis, conflicts of interest may arise between the Fund and the other investors as the interests of the Fund and the other investors may not be completely aligned with respect to such investment. In that regard, the revolver, delayed draw or line of credit portion of an investment may be senior to the investment in the portfolio company made by the Fund, and as a result, the interests of the Fund may not be aligned with other participating investors.

The foregoing list of conflicts does not purport to be a complete enumeration or explanation of the actual and potential conflicts involved in an investment in the Fund. Prospective investors should read this Registration Statement and consult with their own advisors before deciding whether to invest in the Fund. In addition, as the Fund’s investment program develops and changes over time, an investment in the Fund may be subject to additional and different actual and potential conflicts. Although the various conflicts discussed herein are generally described separately, prospective investors should consider the potential effects of the interplay of multiple conflicts.

Board Independence

The 1940 Act requires that at least a majority of our Trustees not be “interested persons” (as defined in the 1940 Act) of the Fund. On an annual basis, each member of our Board is required to complete an independence questionnaire designed to provide information to assist our Board in determining whether the member is independent under the 1940 Act and our corporate governance guidelines. Our Board has determined that each of its members, other than Peter Gleysteen, Taylor Boswell and Wynne Comer, is independent under the Exchange Act and the 1940 Act. Our governance guidelines require any Trustee who has previously been determined to be independent to inform the chairman of the Board, the chairman of the nominating and corporate governance committee and our corporate secretary of any change in circumstance that could cause his or her status as an Independent Trustee to change. Our Board limits membership on the audit committee and the nominating and corporate governance committee to Independent Trustees.

ITEM 8. LEGAL PROCEEDINGS

We, the Adviser, the Administrator and our wholly-owned subsidiaries are not currently subject to any material litigation.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our outstanding Common Shares will be offered and sold in transactions exempt from registration under the Securities Act under Section 4(a)(2), Regulation D and Regulation S. See “Item 10. Recent Sales of Unregistered Securities” for more information. There is no public market for our Common Shares currently, and we do not expect one will develop.

Because our Common Shares have been acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and can be required to be held indefinitely. Such Common Shares cannot be sold, transferred, assigned, pledged or otherwise disposed of unless (1) our consent is granted and (2) the Common Shares are registered under applicable securities laws or specifically exempted from registration (in which case the shareholder could, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the Common Shares until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the Common Shares can be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Common Shares and to execute such other instruments or certifications as are reasonably required by us. We have not entered into any registration rights agreement regarding any of the outstanding Common Shares. If we waive relevant transfer restrictions, the Common Shares held by our sole holder may in the future be sold pursuant to Rule 144, if certain conditions are met.

Holders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of our Common Shares.

Distributions

Any distributions we make will be at the discretion of our Board, considering factors such as our earnings, cash flow, capital needs and general financial condition and the requirements of Delaware law. As a result, our distribution rates and payment frequency may vary from time to time.

Our Board’s discretion as to the payment of distributions will be directed, in substantial part, by its determination to cause us to comply with the RIC requirements. To maintain our treatment as a RIC, we generally are required to make aggregate annual distributions to our shareholders of at least 90% of our investment company taxable income.

There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings or return of capital, and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including how quickly we invest the proceeds from this and any future offering and the performance of our investments. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of the Offering will result in us having less funds available to acquire investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your Common Shares.

From time to time, we may also pay special distributions in the form of cash or Common Shares at the discretion of our Board.

We have not established limits on the amount of funds we may use from any available sources to make distributions. There can be no assurance that we will achieve the performance necessary to sustain our distributions or that we will be able to pay distributions at a specific rate or at all. The Adviser and its affiliates have no obligation to waive advisory fees or otherwise reimburse expenses in future periods. See “Item 1. Business—Investment Advisory Agreement and Administration Agreement.”

Consistent with the Code, shareholders will be notified of the source of our distributions. Our distributions may exceed our earnings and profits. As a result, a portion of the distributions we make may represent a return of capital for tax purposes. The tax basis of shares must be reduced by the amount of any return of capital distributions, which will result in an increase in the amount of any taxable gain (or a reduction in any deductible loss) on the sale of shares.

We intend to elect to be treated, and intend to qualify annually thereafter, as a RIC under the Code. To obtain and maintain RIC tax treatment, we must distribute at least 90% of our investment company taxable income (net ordinary taxable income and net short-term capital gains in excess of net long-term capital losses), if any, to our shareholders. A RIC may satisfy the 90% distribution requirement by actually distributing dividends (other than capital gain dividends) during the taxable year. In addition, a RIC may, in certain cases, satisfy the 90% distribution requirement by distributing dividends relating to a taxable year after the close of such taxable year under the “spillback dividend” provisions of Subchapter M of the Code. If a RIC makes a spillback dividend, the amounts will be included in a shareholder’s gross income for the year in which the spillback dividend is paid.

We currently intend to distribute net capital gains (i.e., net long-term capital gains in excess of net short-term capital losses), if any, at least annually out of the assets legally available for such distributions. However, we may decide in the future to retain such capital gains for investment and elect to treat such gains as deemed distributions to you. If this happens, you will be treated for U.S. federal income tax purposes as if you had received an actual distribution of the capital gains that we retain and reinvested the net after tax proceeds in us. In this situation, you would be eligible to claim a tax credit (or, in certain circumstances, a tax refund) equal to your allocable share of the tax we paid on the capital gains deemed distributed to you. We can offer no assurance that we will achieve results that will permit the payment of any cash distributions. See “Item 1. Business—Material U.S. Federal Income Tax Considerations.”

If we issue senior securities, we may be prohibited from making distributions if doing so causes us to maintain the asset coverage ratios stipulated by the 1940 Act or if distributions are limited by the terms of any of our borrowings.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

On May 24, 2024 the Fund sold 10,000 Common Shares at $25.00 per share to an affiliate of the Fund pursuant to Section 4(a)(2).

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The following description is based on relevant portions of the Delaware Act and our Declaration of Trust and Bylaws. This summary is not necessarily complete, and we refer you to the Delaware Act and our Declaration of Trust and Bylaws for a more detailed description of the provisions summarized below.

General

Under the terms of our Declaration of Trust, which will be filed with the State of Delaware upon our conversion to a Delaware statutory trust, we are authorized to issue an unlimited number of Common Shares of any class. As of May [31], 2024, there was one class of Common Shares, with 400 Common Shares outstanding and no preferred shares outstanding. The Declaration of Trust provides that the Board may classify or reclassify any unissued Shares into one or more classes or series of Common Shares or preferred shares by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends, qualifications, or terms or conditions of redemption of the shares. There is currently no market for the Common Shares, and the Fund can offer no assurances that a market for the Common Shares will develop in the future. The Fund does not intend for the Common Shares offered in the Offering to be listed on any national securities exchange. There are no outstanding options or warrants to purchase the Common Shares. No Common Shares have been authorized for issuance under any equity compensation plans. Under the terms of the Declaration of Trust, shareholders will be entitled to the same limited liability extended to shareholders of private Delaware for profit corporations formed under the Delaware General Corporation Law, 8 Del. C. § 100, et. seq. The Declaration of Trust provides that no shareholder will be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being a shareholder, nor will any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Fund’s assets or the affairs of the Fund by reason of being a shareholder. In addition, except as may be provided by the Board in setting the terms of any class or series of Common Shares, no shareholder will be entitled to exercise appraisal rights in connection with any transaction.

Under the terms of the Declaration of Trust, all Common Shares will have equal rights as to voting and, when they are issued, will be duly authorized, validly issued, and fully paid. Dividends and distributions may be paid to the holders of Common Shares if, as and when authorized by the Board and declared by the Fund out of funds legally available therefore. Except as may be provided by the Board in setting the terms of classified or reclassified shares, the Common Shares will have no preemptive, exchange, conversion, appraisal or redemption rights. In the event of the Fund’s liquidation, dissolution or winding up, each share of the Common Shares would be entitled to share pro rata in all of the Fund’s assets that are legally available for distribution after it pays all debts and other liabilities and subject to any preferential rights of holders of its preferred shares, if any preferred shares are outstanding at such time. Subject to the rights of holders of any other class or series of shares, each Common Share will be entitled to one vote on all matters submitted to a vote of shareholders, including the election of Trustees. Except as may be provided by the Board in setting the terms of classified or reclassified shares, and subject to the express terms of any class or series of preferred shares, the holders of the Common Shares will possess exclusive voting power. There will be no cumulative voting in the election of Trustees. Subject to the special rights of the holders of any class or series of preferred shares to elect Trustees, each Trustee will be elected by a plurality of the votes cast with respect to such Trustee’s election except in the case of a “contested election” (as defined in the Fund’s bylaws), in which case Trustees will be elected by a majority of the votes cast in the contested election of Trustees.

Transferability of Common Shares

Shareholders may not sell, assign, transfer or otherwise dispose of (in each case, a “Transfer”) any Common Shares or Capital Commitments unless (i) the Fund gives consent and (ii) the Transfer is made in accordance with applicable securities laws and the terms of such Common Shares. No Transfer will be effectuated except by registration of the Transfer on the Fund’s books. Each transferee must agree to be bound by these restrictions and all other obligations as a shareholder in the Fund.

Although not contemplated by the Fund, following an IPO by the Fund, shareholders may be restricted from selling or transferring their Common Shares for a certain period of time by applicable securities laws or contractually by a lock-up agreement with the underwriters of the IPO.

Preferred Shares

The Offering does not include an offering of preferred shares. However, under the terms of the Declaration of Trust, the Board may authorize us to issue preferred shares in one or more classes or series without shareholder approval, to the extent permitted by the 1940 Act. The Board has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred shares. The Fund does not currently anticipate issuing preferred shares in the near future. In the event it issues preferred shares, the Fund will make any required disclosure to shareholders.

Preferred shares could be issued with terms that would adversely affect the shareholders, provided that the Fund may not issue any preferred shares that would limit or subordinate the voting rights of holders of Common Shares. Preferred shares could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred shares will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to Common Shares and before any purchase of Common Shares is made, such preferred shares together with all other senior securities must not exceed an amount equal to 66-2/3% of the Fund’s total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of preferred shares, if any are issued, must be entitled as a class voting separately to elect two Trustees at all times and to elect a majority of the Trustees if distributions on such preferred shares are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred shares (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred shares would be required to approve a proposal involving a plan of reorganization adversely affecting such securities. The issuance of any preferred shares must be approved by a majority of the Independent Trustees not otherwise interested in the transaction.

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses

Delaware law permits a Delaware statutory trust to include in its declaration of trust a provision to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. Our Declaration of Trust provides that our Trustees will not be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a trustee to the fullest extent permitted by Delaware law. Our Declaration of Trust provides for the indemnification of any person to the full extent permitted, and in the manner provided, by Delaware law. In accordance with the 1940 Act, we will not indemnify certain persons for any liability to which such persons would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Pursuant to our Declaration of Trust and subject to certain exceptions described therein, we will indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Trustee or officer of the Fund and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a Trustee or officer of the Fund and at the request of the Fund, serves or has served as a trustee, officer, partner or trustee of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity (each such person, an “Indemnitee”), in each case to the fullest extent permitted by Delaware law. Notwithstanding the foregoing, we will not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.

We will not indemnify an Indemnitee against any liability or loss suffered by such Indemnitee unless (i) the Indemnitee determines in good faith that the course of conduct that caused the loss or liability was in the best interests of the Fund, (ii) the Indemnitee was acting on behalf of or performing services for the Fund, (iii) such liability or loss was not the result of the Indemnitee’s gross negligence or willful misconduct, in each case, as determined by a court of competent jurisdiction in a final, non-appealable order, and (iv) such indemnification or agreement to hold harmless is recoverable only out of the net assets of the Fund and not from the shareholders.

In addition, the Declaration of Trust permits the Fund to advance reasonable expenses to an Indemnitee or an affiliate of the Adviser who is not otherwise an Indemnitee, and we will do so in advance of final disposition of a proceeding if (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Fund, (ii) the Indemnitee or the affiliate of the Adviser, as applicable, provides the Fund with written affirmation of such person’s good faith belief that the person has met the standard of conduct necessary for indemnification by the Fund as authorized by the Declaration of Trust, (iii) the legal proceeding was initiated by a third party who is not a shareholder or, if by a shareholder of the Fund acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (iv) the Indemnitee or the affiliate of the Adviser, as applicable, provides the Fund with a written agreement to repay the amount paid or reimbursed by the Fund, together with the applicable legal rate of interest thereon, if it is ultimately determined by final, non-appealable decision of a court of competent jurisdiction, that the Indemnitee is not entitled to indemnification.

Delaware Law and Certain Declaration of Trust Provisions

Organization and Duration

We were formed as a Delaware limited partnership on January 18, 2024 and intend to convert into a Delaware statutory trust to be named AGL Private Credit Income Fund in connection with our election to be regulated as a BDC and the commencement of our operations. We will remain in existence until dissolved in accordance with the Declaration of Trust or pursuant to Delaware law.

Purpose

Under the Declaration of Trust, we are permitted to engage in any business activity that lawfully may be conducted by a statutory trust organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon it pursuant to the agreements relating to such business activity.

Delaware Anti-Takeover Provisions

Our Declaration of Trust contains provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. Our Board may, without shareholder action, authorize the issuance of shares in one or more classes or series, including preferred shares; and our Board may, without shareholder action, amend our Declaration of Trust to increase the number of our Common Shares, of any class or series, that we will have authority to issue. In addition, our Trustees will serve staggered terms, which is intended to prevent Shareholders from removing a majority of trustees in any given election. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Number of Trustees; Vacancies; Removal

The Declaration of Trust provides that the number of Trustees will be set by the Board in accordance with the Fund’s bylaws. The Declaration of Trust provides that a majority of the entire Board may at any time increase or decrease the number of Trustees. The Declaration of Trust provides that the number of Trustees generally may not be less than three. Except as otherwise required by applicable requirements of the 1940 Act and as may be provided by the Board in setting the terms of any class or series of preferred shares, pursuant to an election under the Declaration of Trust, any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining Trustees in office, even if the remaining Trustees do not constitute a quorum, and any Trustee elected to fill a vacancy will serve for the remainder of the full term of the Trustee for whom the vacancy occurred and until a successor is elected and qualified, subject to any applicable requirements of the 1940 Act. Independent Trustees will nominate replacements for any vacancies among the independent Trustees’ positions.

The Declaration of Trust provides that a Trustee may be removed only for cause and only by a majority of the remaining Trustees (or in the case of the removal of a Trustee who is not an interested person, a majority of the remaining Trustees who are not interested persons).

The Fund has a total of seven members of the Board, four of whom are independent Trustees. The Declaration of Trust provides that a majority of the Board must be independent Trustees except for a period of up to 60 days after the death, removal or resignation of an independent Trustee pending the election of his or her successor.

Action by Shareholders

The shareholders will only have voting rights as required by the 1940 Act or as otherwise provided for in the Declaration of Trust. Under the Declaration of Trust, the Fund is not required to hold annual shareholder meetings and does not intend to do so. Special meetings may be called by any Trustee for any proper purpose upon the written request of shareholders holding thirty-three and one-third percent (33 1/3%) or more of the votes entitled to be cast at the requested meeting, such request specifying the purpose or purposes for which such meeting is to be called, provided that in the case of a meeting called by any Trustee at the request of shareholders for the purpose of electing Trustees or removing the Adviser, written request of shareholders of the Fund holding in the aggregate not less than fifty-one percent (51%) of the outstanding Common Shares of the Fund or class or series of Common Shares having voting rights on the matter will be required. These provisions will have the effect of significantly reducing the ability of shareholders being able to have proposals considered at a meeting of shareholders.

With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (i) pursuant to our notice of the meeting or (ii) by the Board.

A Trustee may be removed for cause only by action taken by a majority of the remaining Trustees (or in the case of the removal of a Trustee that is not an “interested person” as defined in the 1940 Act, a majority of the remaining Trustees that are not “interested persons” as defined in the 1940 Act).

Amendment of the Declaration of Trust and Bylaws

The Trustees may, without shareholder vote, amend or otherwise supplement the Declaration of Trust. Shareholders will only have the right to vote: (i) on any amendment to the amendment provision of the Declaration of Trust, (ii) on any amendment that would adversely affect the powers, preferences or special rights of the Common Shares as determined by the Trustees in good faith and (iii) on any amendment submitted to them by the Trustees. In addition, notwithstanding anything to the contrary in the Declaration of Trust, in connection with an exchange listing, the Trustees may, without the approval or vote of the shareholders, amend or supplement the Declaration of Trust in any manner, including, without limitation to divide the Board into multiple classes, to permit annual meetings of shareholders, to impose advance notice provisions for the bringing of shareholder nominations or proposals, to impose super-majority approval for certain types of transactions, to impose “control share” type provisions and to otherwise add provisions that may be deemed adverse to shareholders. A proposed amendment to the Declaration of Trust requires the affirmative vote of a majority of the Board present (a quorum being present) at a meeting for adoption or, without a meeting, written consent to the amendment by the number of Trustees required for approval at a meeting of the Trustees at which all of the Trustees are present and voted. The Declaration of Trust provides that the Board has the exclusive power to adopt, alter or repeal any provision of the Fund’s bylaws and to make new bylaws.

Actions Related to Merger, Conversion, Reorganization or Dissolution

The Board may, without the approval of holders of the outstanding Common Shares, cause the Fund to, among other things, sell, exchange or otherwise dispose of all or substantially all of the Fund’s assets in a single transaction or a series of related transactions, or approve on our behalf the sale, exchange or other disposition of all or substantially all of our assets. The Board also may, without the approval of holders of the outstanding Common Shares, cause and approve a merger, conversion or other reorganization of the Fund. For example, though not currently contemplated, upon consummation of an exchange listing, the Board is able to cause the Fund to reorganize as a Delaware corporation. The Board may also cause the sale of all or substantially all of the Fund’s assets under a foreclosure or other realization without shareholder approval. Shareholders are not entitled to dissenters’ rights of appraisal under the Declaration of Trust or applicable Delaware law in the event of a merger, conversion or consolidation, a sale of all or substantially all of the Fund’s assets or any other similar transaction or event. Notwithstanding the foregoing, shareholders will be given an opportunity to vote on such a transaction if required by the 1940 Act or if such a transaction is otherwise reasonably anticipated to result in a material dilution of the NAV per Share of the Fund.

Derivative Actions

No person who is not a shareholder, other than a Trustee, will be entitled to bring any derivative action, suit or other proceeding on behalf of the Fund. No shareholder may maintain a derivative action on behalf of the Fund unless a certain percentage of the outstanding Common Shares, as disclosed in the Declaration of Trust, join in the bringing of such action.

In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Statute, a shareholder may bring a derivative action on behalf of the Fund only if the following conditions are met: (i) the shareholder or shareholders must make a pre-suit demand upon the Board to bring the subject action unless an effort to cause the Board to bring such an action is not likely to succeed; and a demand on the Board will only be deemed not likely to succeed and therefore excused if a majority of the Board, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Statutory Trust Statute); and (ii) unless a demand is not required under clause (i) above, the Board must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim; and the Board will be entitled to retain counsel and other advisors in considering the merits of the request and may require an undertaking by the shareholders making such request to reimburse the Fund for the expense of any such counsel and advisors in the event that the Board determines not to bring such action. The conditions on a shareholder’s ability to bring a derivative action do not apply to claims arising under the federal securities laws. For purposes of this paragraph, the Board may designate a committee of one or more Trustees to consider a shareholder demand.

In addition to all suits, claims or other actions (collectively, “claims”) that under applicable law must be brought as derivative claims, each shareholder agrees that any claim that affects all shareholders of the Fund or any series or class equally, that is, proportionately based on their number of Common Shares in the Fund or in such series of class, must be brought as a derivative claim subject to the derivative actions section of the Declaration of Trust irrespective of whether such claim involves a violation of the shareholder’s rights under the Declaration of Trust or any other alleged violation of contractual or individual rights that might otherwise give rise to a direct claim.

Exclusive Delaware Jurisdiction

Each Trustee, each officer, each shareholder and each person beneficially owning an interest in a share of the Fund (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Act, (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to the Fund or its business and affairs, the Delaware Statutory Trust Act, the Declaration of Trust or the Bylaws or asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Fund, the Delaware Statutory Trust Act or the Declaration of Trust (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of the Declaration of Trust or the Bylaws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Fund to the shareholders or the Board, or of officers or the Board to the Fund, to the shareholders or each other, or (C) the rights or powers of, or restrictions on, the Fund, the officers, the Board or the shareholders, or (D) any provision of the Delaware Statutory Trust Act or other laws of the State of Delaware pertaining to trusts made applicable to the Fund pursuant to Section 3809 of the Delaware Statutory Trust Act, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Statutory Trust Act, the Declaration of Trust or the Bylaws relating in any way to the Fund (regardless, in every case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law and (v) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding. In the event that any claim, suit, action or proceeding is commenced outside of the Court of Chancery of the State of Delaware in contravention of the foregoing, all reasonable and documented out of pocket fees, costs and expenses, including reasonable attorneys’ fees and court costs, incurred by the prevailing party in such claim, suit, action or proceeding shall be reimbursed by the non-prevailing party. Nothing disclosed in the foregoing will apply to any claims, suits, actions or proceedings asserting a claim brought under federal or state securities laws.

Access to Records

Any shareholder will be permitted access to all of our records to which they are entitled under applicable law at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and business telephone numbers of our shareholders, along with the number of Common Shares held by each of them, will be maintained as part of our books and records and will be available for inspection by any shareholder or the shareholder’s designated agent at our office. The shareholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any shareholder who requests the list within ten days of the request. A shareholder may request a copy of the shareholder list for any proper and legitimate purpose, including, without limitation, in connection with matters relating to voting rights and the exercise of shareholder rights under federal proxy laws. A shareholder requesting a list will be required to pay reasonable costs of postage and duplication. Such copy of the shareholder list shall be printed in alphabetical order, on white paper, and in readily readable type size (no smaller than 10 point font).

A shareholder may also request access to any other corporate records. If a proper request for the shareholder list or any other corporate records is not honored, then the requesting shareholder will be entitled to recover certain costs incurred in compelling the production of the list or other requested corporate records as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a shareholder will not have the right to, and we may require a requesting shareholder to represent that it will not, secure the shareholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting shareholder’s interest in our affairs. We may also require that such shareholder sign a confidentiality agreement in connection with the request.

Conflict with the 1940 Act

Our Declaration of Trust provides that, if and to the extent that any provision of Delaware law, or any provision of our Declaration of Trust conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

See “Item 11. Description of Registrant’s Securities to be Registered — Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses.”

We have also obtained trustees and officers/errors and omissions liability insurance for our Trustees and officers.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

Set forth below is a list of our audited financial statements included in this Registration Statement.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There are not and have not been any disagreements between us and our accountant on any matter of accounting principles, practices or financial statement disclosure.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

(a) List separately all financial statements filed

The financial statements included in this Registration Statement are listed in Item 13 and commence on page F-1

(b) Exhibits

Exhibit Index

3.1	Form of Amended and Restated Declaration of Trust*

3.2	Form of Bylaws*

10.1	Form of Investment Advisory Agreement*

10.2	Form of Administration Agreement*

10.3	Form of Subscription Agreement*

10.4	Form of Custody Agreement*

10.5	Expense Support and Conditional Reimbursement Agreement*

14.1	Code of Ethics of the Fund*

14.2	Code of Ethics of the Adviser (incorporated by reference to Exhibit 14.1 hereto)

*	Attached hereto.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AGL Private Credit Income Fund LP

By:	/s/ Taylor Boswell
Name: Taylor Boswell
Title: Chief Executive Officer

Date: May 31, 2024

AGL Private Credit Income Fund LP

Financial Statements

As of and for the period from January 18, 2024 (Date of Inception) to May 30, 2024

AGL Private Credit Income Fund LP

Index to Financial Statements

As of and for the period from January 18, 2024 (Date of Inception) to May 30, 2024

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholder and the Board of Trustees of AGL Private Credit Income Fund LP

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities of AGL Private Credit Income Fund LP (the “Company”) as of May 30, 2024, and the related statement of operations for the period from January 18, 2024 (date of inception) to May 30, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 30, 2024, and the results of its operations for the period from January 18, 2024 (date of inception) to May 30, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

New York, New York

May 31, 2024

We have served as the Company’s auditor since 2024.

AGL Private Credit Income Fund LP

Statement of Assets and Liabilities

May 30, 2024

Assets
Cash	$10,000
Deferred offering costs (Note 2)	843,410
Receivable from Advisor	3,126,962

Total Assets	$3,980,372

Liabilities:
Payable to affiliates	$1,436,771
Accrued expenses	2,533,601

Total Liabilities	$3,970,372

Commitments and contingencies (Note 3)

Net Assets
Common stock, $0.001 par value, unlimited shares authorized, 400 issued and outstanding as of May 30, 2024	$—	(1)
Paid-in capital	10,000

Total net assets	$10,000

Total liabilities and net assets	$3,980,372

Net asset value per share	$25.00

(1)	Less than $1

The accompanying notes are an integral part of these financial statements.

AGL Private Credit Income Fund LP

Statement of Operations

For the Period from January 18, 2024 (Date of Inception) to May 30, 2024

Investment Income	$—
Expenses:
Organizational costs	2,649,497
Professional fees	253,570
Other administrative expenses	223,895

Total expenses	3,126,962

Less: Expense reimbursement (Note 3)	(3,126,962)

Net investment income (loss)	—

Net increase (decrease) in net assets resulting from operations	$—

The accompanying notes are an integral part of these financial statements.

AGL Private Credit Income Fund LP

Statement of Operations

For the Period from January 18, 2024 (Date of Inception) to May 30, 2024

1.	Organization and Business

AGL Private Credit Income Fund LP, a Delaware limited partnership, was formed on January 18, 2024 (date of inception), and will convert to a Delaware statutory trust to be named AGL Private Credit Income Fund in connection with its election to be regulated as a Business Development Company (“BDC”) and the commencement of its operations. The term “Company” refers to AGL Private Credit Income Fund LP prior to the conversion, and AGL Private Credit Income Fund on and after the conversion. The Company is a newly formed, externally managed, non-diversified, closed-end management investment company that intends to elect to be regulated as a BDC under the 1940 Act. It is managed by AGL US DL Management LLC (the “Adviser”). The Adviser is an affiliate of AGL Credit Management LLC (“AGL”). The Adviser is a limited liability company that is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser oversees the management of the Company’s activities and is responsible for making investment decisions with respect to its portfolio.

The Company also intends to elect to be treated, and intends to qualify annually thereafter, as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends to be a private, perpetual-life BDC, which is a BDC whose common shares are not listed – and are not expected in the future to be listed –on a stock exchange or other securities market. As such, it uses the term “perpetual-life BDC” to describe an investment vehicle of indefinite duration, whose common shares of beneficial interest are intended to be sold by the BDC on a continuous basis at a price equal to its net asset value (“NAV”) per common share.

The Company’s investment objective is to generate attractive risk-adjusted returns, primarily through current investment income and, to a lesser extent, capital appreciation, while limiting volatility. The Company’s investment strategy focuses on creating well-balanced portfolios of directly originated, floating rate senior secured investments in U.S. companies, including primarily first lien senior secured loans. The Company may also invest in second lien loans, unsecured debt, subordinated debt and other investments which may include certain equity investments or investments in more liquid instruments.

The Adviser has entered into a cooperation agreement (the “Barclays Cooperation Agreement”) with Barclays Bank PLC (“Barclays”). Under the Barclays Cooperation Agreement, AGL, the Adviser and Barclays have agreed to make available to Barclays’ existing and prospective client base AGL’s Private Credit solutions, through the Company and other public and private AGL-managed funds and accounts (the “Other AGL Accounts”), alongside Barclays’ large and highly capable investment banking platform offerings.

On May 29, 2024, AGL contributed $10,000 ($25 per share) of capital to the Company in exchange for 400 shares of the Company’s common shares of beneficial interest, par value $0.001 per share, (the “Common Shares”). The initial meeting of the Board of Trustees of the Company (the “Board”) was held on May 29, 2024. As of May 30, 2024, the Company had not commenced operations. For the period from January 18, 2024 (date of inception) to May 30, 2024, the Company’s efforts were limited to organizational and initial operating activities, the cost of which the Adviser has elected to pay subject to conditional reimbursement by the Company pursuant to the Expense Support Agreement described below in Note 3.

2.	Summary of Significant Accounting Policies

Basis of Financial Statement Presentation

The accompanying financial statements have been presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company is an investment company following the accounting and reporting guidance in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 946, “Financial Services – Investment Companies.”

AGL Private Credit Income Fund LP

Statement of Operations

For the Period from January 18, 2024 (Date of Inception) to May 30, 2024

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates and such differences could be material.

Offering and Organizational Expenses

Organizational expenses are recorded as incurred and include, without limitation, the cost of formation, including legal fees related to the creation and organization of the Company and its related documents of organization. As of May 30, 2024, organizational costs incurred to date amount to $2,649,497.

Offering expenses include, without limitation, legal, printing and other offering and marketing costs, including the fees of professional advisors, those associated with the preparation of the Company’s registration statement. Offering expenses of the Company are capitalized as a deferred charge and amortized to expense on a straight-line basis over 12 months from the commencement of operations. As of May 30, 2024, offering costs incurred to date amount to $843,410.

Under the Investment Advisory Agreement and the Administration Agreement (each as defined below), the Company is responsible for bearing its organizational and offering costs as well as other costs and expenses of its operations and transactions. As of May 30, 2024, the Company has incurred organizational costs of $2,649,497, which the Adviser has elected to pay, subject to conditional reimbursement by the Company, pursuant to the Expense Support Agreement described below in Note 3. As of May 30, 2024, the total amount owed to the Company from the Adviser (including expenses payable under the Administration Agreement as defined below and described in Note 3) is included in receivable from Adviser in the Statement of Assets and Liabilities and the total amount owed to affiliates is included in payable to affiliates in the Statement of Assets and Liabilities.

Professional Fees

Professional fees are expensed as incurred and include legal and other professional expenses. As of May 30, 2024, the Company has incurred professional expenses of $253,570, which the Adviser has elected to pay, subject to reimbursement by the Company, pursuant to the Expense Support Agreement described below in Note 3.

Cash

Cash is comprised of cash held at State Street Bank.

Income Taxes

The Company intends to elect to be treated as a RIC. So long as the Company maintains its status as a RIC, it generally will not have to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that is distributes at least annually to its shareholders. Any tax liability related to income earned and distributed by the Company represents the obligations of the Company’s investors and will not be reflected in the financial statements of the Company.

To qualify and be subject to tax as a RIC for U.S. federal income tax purposes, the Company will need to ensure that (among other things) it satisfies certain sources of income and asset diversification requirements and

AGL Private Credit Income Fund LP

Statement of Operations

For the Period from January 18, 2024 (Date of Inception) to May 30, 2024 distributes to its shareholders annually an amount equal to at least 90% of its “investment company taxable income” for that year, which is generally its ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses. The Company will be subject to a nondeductible excise tax for any undistributed income.

The Company evaluates tax positions taken or expected to be taken in the course of preparing its financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof. As of May 30, 2024, no tax expenses and no interest and penalties were incurred.

3.	Agreements and Related Party Transactions

Investment Advisory Agreement

The Company will be externally managed by the Adviser pursuant to an Investment Advisory Agreement between the Company and the Adviser. Subject to the overall supervision of the Board, the Adviser is responsible for the overall management and affairs of the Company and has full discretion to invest the assets of the Company in a manner consistent with the Company’s investment objectives.

Under the Investment Advisory Agreement, the Company pays the Adviser (i) a Management Fee (as defined below) and (ii) an Incentive Fee (as defined below) as compensation for the investment advisory and management services it provides to the Company thereunder. The fees that are payable under the Investment Advisory Agreement for any partial period will be appropriately prorated.

Management Fee

The Management Fee payable under the Investment Advisory Agreement is calculated and payable quarterly in arrears and will be an amount equal to an annual rate of 1.25% of the average value of the Company’s net assets at the end of the two most recently completed calendar quarters and will be paid quarterly in arrears. The Management Fee for any partial quarter will be appropriately prorated and adjusted for any share issuances or repurchases during the relevant calendar months or quarters, as the case may be.

Incentive Fee

The Company will also pay the Adviser an Incentive Fee consisting of two parts, which are described below:

Incentive Fee on Income

The Incentive Fee on Income will be calculated and payable quarterly in arrears based on the Company’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter.

“Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees, other than fees for providing managerial assistance, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the Company’s operating expenses for the quarter (including the Management Fee, expenses payable under the Administration Agreement and any interest expense and dividends

AGL Private Credit Income Fund LP

Statement of Operations

For the Period from January 18, 2024 (Date of Inception) to May 30, 2024 paid on any issued and outstanding preferred shares, but excluding the incentive fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount (“OID”) debt instruments with payment-in-kind (“PIK”) interest and zero-coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. For the purposes of computing the Company’s Pre-Incentive Fee Net Investment Income, the calculation methodology will look through total return swaps as if the Company owned the referenced assets directly.

The incentive fee on income for each quarter will be calculated as follows:

•	No incentive fee on income in any calendar quarter in which Pre-Incentive Fee Net Investment Income does not exceed 1.75%, or 7.00% annualized, on net assets (the “Preferred Return”);

•

100% of Pre-Incentive Fee Net Investment Income, if any, that exceeds the Preferred Return but is less than or equal to 2.00% in any calendar quarter (8.00% annualized), which portion of the incentive fee on income is referred to as the “catch up” and is intended to provide the Adviser with an incentive fee of 12.50% on all of Pre-Incentive Fee Net Investment Income when Pre-Incentive Fee Net Investment Income reaches 2.00% (8.00% annualized) in any calendar quarter; and

•

For any quarter in which Pre-Incentive Fee Net Investment Income exceeds 2.00% (8.00% annualized), the incentive fee on income equals 12.50% of the amount of Pre-Incentive Fee Net Investment Income, as the Preferred Return and catch-up will have been achieved.

Incentive Fee on Capital Gains

The Company shall pay the Adviser an Incentive Fee on Capital Gains calculated and payable in arrears in cash as of the end of each calendar year or upon the termination of the Investment Advisory Agreement in an amount equal to 12.50% of the Company’s realized capital gains, if any, on a cumulative basis from the date of its election to be regulated as a BDC through the end of a given calendar year or upon the termination of the Investment Advisory Agreement, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains.

Administration Agreement

The Company intends to enter into the Administration Agreement with AGL US DL Administrator LLC, a Delaware limited liability company (the “Administrator”). Under the Administration Agreement, the Administrator will provide the Company with certain administrative services necessary for the Company to conduct its business. The Company has agreed to reimburse the Administrator for all reasonable costs and expenses and the Company’s allocable portion of compensation of certain of the Administrator’s personnel and the Administrator’s overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in providing non-advisory services, facilities and personnel and performing its administrative obligations, as provided by the Administration Agreement. In addition, subject to the approval of the Board, the Administrator may delegate its duties under the Administration Agreement to affiliates or third parties, and the Company will reimburse the expenses of these parties incurred directly and/or reimburse such expenses if paid by the Administrator on the Company’s behalf.

AGL Private Credit Income Fund LP

Statement of Operations

For the Period from January 18, 2024 (Date of Inception) to May 30, 2024

Expense Support and Conditional Reimbursement Agreement

The Company has entered into the Expense Support and Conditional Reimbursement Agreement (the “Expense Support Agreement”) with the Adviser, pursuant to which the Adviser shall pay, on a quarterly basis Other Operating Expenses (as defined below) of the Company on the Company’s behalf (each such payment, a “Required Expense Payment” such that Other Operating Expenses of the Company do not exceed 1.50% on annualized basis) of the Company’s net asset value. “Other Operating Expenses” means the Company’s organization and offering expenses, professional fees, trustee fees, administration fees, and other general and administrative expenses (including the Company’s allocable portion of compensation, overhead (including rent, office equipment and utilities)) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, excluding the Company’s Management Fees and Incentive Fees owed to the Adviser, financing fees and costs, brokerage commissions, extraordinary expenses and any interest expenses owed by the Company, all as determined in accordance with GAAP.

The Adviser may elect to pay certain additional expenses of the Company on the Company’s behalf (each such payment, a “Voluntary Expense Payment” and together with a Required Expense Payment, the “Expense Payments”). In making a Voluntary Expense Payment, the Adviser will designate, as it deems necessary or advisable, what type of expense it is paying (including, whether it is paying organizational or offering expenses); provided that no portion of a Voluntary Expense Payment will be used to pay any interest expense or shareholder servicing and/or distribution fees of the Company.

Following any fiscal quarter in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Company’s shareholders based on distributions declared with respect to record dates occurring in such fiscal quarter (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Company shall pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such fiscal quarter have been reimbursed. As a result, no waived amounts will be reimbursed after three years from the date of the respective waiver. Any payments required to be made by the Company shall be referred to herein as a “Reimbursement Payment.” “Available Operating Funds” means the sum of (i) the Company’s net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) the Company’s net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to the Company on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

The amount of the Reimbursement Payment for any fiscal quarter will equal the lesser of (i) the Excess Operating Funds in such quarter and (ii) the aggregate amount of all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such fiscal quarter that have not been previously reimbursed by the Company to the Adviser; provided that the Adviser may waive its right to receive all or a portion of any Reimbursement Payment in any particular fiscal quarter, in which case such waived amount will remain unreimbursed Expense Payments reimbursable in future quarters pursuant to the terms of the Expense Support Agreement.

No Reimbursement Payment for any quarter shall be made if: (i) the Effective Rate of Distributions Per Share declared by the Company at the time of such Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, (ii) the Company’s Operating Expense Ratio at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relate, or (iii) the Company’s Other Operating Expenses at the time of such Reimbursement Payment exceeds

AGL Private Credit Income Fund LP

Statement of Operations

For the Period from January 18, 2024 (Date of Inception) to May 30, 2024

1.50% of the Company’s net asset value. For purposes of the Agreement, “Effective Rate of Distributions Per Share” means the annualized rate (based on a 365 day year) of regular cash distributions per share exclusive of returns of capital, distribution rate reductions due to distribution and shareholder servicing fees, and declared special dividends or special distributions, if any. The “Operating Expense Ratio” is calculated by dividing Operating Expenses, less organizational and offering expenses, base management and incentive fees owed to the Adviser, shareholder servicing and/or distribution fees, and interest expense, by the Company’s net assets. “Operating Expenses” means all of the Company’s operating costs and expenses incurred, as determined in accordance with generally accepted accounting principles for investment companies.

The Company’s obligation to make a Reimbursement Payment shall automatically become a liability of the Company on the last business day of the applicable fiscal quarter, except to the extent the Adviser has waived its right to receive such payment for the applicable quarter.

Resource Sharing Agreement

The Adviser has entered into a Resource Sharing Agreement (the “Resource Sharing Agreement”) with AGL, pursuant to which AGL will provide the Adviser with experienced investment professionals and access to the resources of AGL so as to enable the Adviser to fulfill its obligations under the Investment Advisory Agreement. Through the Resource Sharing Agreement, the Adviser intends to capitalize on the significant deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of AGL’s investment professionals.

Commitments and contingencies

In the normal course of business, the Company may enter into contracts that provide a variety of general indemnifications. Any exposure to the Company under these arrangements could involve future claims that may be made against the Company. Currently, no such claims exist or are expected to arise, and accordingly, the Company has not accrued any liability in connection with such indemnifications.

The Adviser has agreed to reimburse all of the Company’s organizational, professional and other administrative expenses for the period January 18, 2024 (date of inception) through May 30, 2024, amounting to $3,126,962 under the Expense Support Agreement. The Company may be obligated to make a Reimbursement Payment to the Adviser for such expenses through May 30, 2027, in accordance with the Expense Support and Conditional Reimbursement Agreement described in Note 3, however as of May 30, 2024, the Company does not consider the Reimbursement Payment to be probable and estimable.

On April 22, 2024, the Company entered into purchase agreements (the “Purchase Agreements”) with each of Barclays Bank PLC and Cliffwater Corporate Lending Fund (together, the “Financing Providers”) and an affiliate of the Adviser, whereby the Company has agreed, subject to certain conditions, to purchase certain assets from the Financing Providers as described below (collectively, the “Launch Transactions”). The Launch Transactions are designed to provide the Company with a ramp-up period to build diversification and accelerate the ramp in the size of the Company’s investments to match its investment strategy.

Under the Purchase Agreements, the Company has entered into a forward obligation to purchase certain investments (the “Initial Investments”) from the Financing Providers, and each Financing Provider is obligated to settle the sale of such investments to the Company. The obligations of the Company and the Financing Providers under the Purchase Agreements are subject to the following conditions: (a) the Company must receive aggregate subscriptions of at least $1.350 billion and receive cash funding from subscriptions deposited from escrow and

AGL Private Credit Income Fund LP

Statement of Operations

For the Period from January 18, 2024 (Date of Inception) to May 30, 2024 from debt financing in an aggregate amount for all such cash funding of at least $1.0 billion, and (b) that the Board must have approved the purchase of the specific Initial Investments (collectively, the “Purchase Conditions”). Prior to the satisfaction of the Purchase Conditions, no affiliate of the Company or the Adviser is obligated under the Purchase Agreement to purchase assets acquired by the Financing Providers, and the Company’s obligations to the Financing Providers under the Purchase Agreements are not guaranteed by any affiliate of the Adviser. As of May 30, 2024, the Purchase Conditions have not been met.

4.	Net Assets

The Company is initially seeking to raise equity capital through private placements on a continuous basis.

During the first two years following the initial closing of the Company’s private placement (the “Initial Closing”), investors are being asked to provide capital commitments (the “Capital Commitments”) that will be drawn down by the Company from time to time in increments as needed, at the discretion of the Adviser upon not less than ten business days’ written notice (each, a “Drawdown Notice”). Such drawdowns will be used to purchase shares, par value $0.001 per share, at a price per share as determined by the Board in accordance with the limitations of Section 23 under the 1940 Act. Drawdown Notices will set forth the amount, in U.S. dollars (“USD”), of the aggregate purchase price (the “Drawdown Purchase Price”) to be paid by the investor to purchase shares on the drawdown date. Drawdowns of the Capital Commitments will generally be made pro rata, in accordance with the remaining Capital Commitments. However, the Company retains the right to make non-pro rata capital drawdowns for any reason in the Company’s sole discretion, including, without limitation, if the Company determines that it is necessary or advisable in light of applicable legal, tax, regulatory and other considerations.

Subsequent to the second anniversary of the Initial Closing, or such earlier or later time as the Board determines, new investor Capital Commitments will not be called until existing investors’ Capital Commitments have been fully drawn upon by the Company or otherwise terminated. In addition, the timing and structure of draws of new investor Capital Commitments may be modified at such time.

The Company is authorized to issue an unlimited number of Common Shares. As of May 30, 2024, the Company had issued 400 shares and all are outstanding. Also, as of April 2, 2024, the Company has executed subscription agreements with third-party investors for $1,000,000,000 of capital commitments.

5.	Subsequent Events

The Company’s management has evaluated and determined that there have been no subsequent events through May 31, 2024, the date these financial statements were available to be issued, that require recognition or disclosure in such financial statements.